Execution Version

TRUST INDENTURE

between

PRIMERO MINING CORP.

- and -

COMPUTERSHARE TRUST COMPANY OF CANADA

Providing for the Issue of
Debentures

Dated as of February 9, 2015

TABLE OF CONTENTS

ARTICLE 1 INTERPRETATION		1

1.1	Definitions	1
1.2	Meaning of “Outstanding”	10
1.3	Headings	10
1.4	Time of Essence	10
1.5	References	10
1.6	Certain Rules of Interpretation	11
1.7	Day Not a Business Day	11
1.8	Applicable Law	11
1.9	Conflict	11
1.10	Currency	11
1.11	Calculations	11
1.12	Severability	11
1.13	Entire Agreement	12
1.14	Successors and Assigns	12
1.15	Benefits of Indenture	12
1.16	Schedules	12

ARTICLE 2 THE DEBENTURES		12

2.1	Limit of Debentures	12
2.2	Terms of Debentures of Any Series	12
2.3	Form of Debentures	14
2.4	Form and Terms of Initial Debentures	14
2.5	Certification and Delivery of Additional Debentures	22
2.6	Issue of Global Debentures	23
2.7	Execution of Debentures	24
2.8	Certification	24
2.9	Interim Debentures or Certificates	24
2.10	Mutilation, Loss, Theft or Destruction	25
2.11	Concerning Interest	25
2.12	Debentures to Rank Pari Passu	26
2.13	Payments of Amounts Due on Maturity	26
2.14	Payment of Interest	27
2.15	Withholding Tax	28

ARTICLE 3 REGISTRATION, TRANSFER, EXCHANGE AND OWNERSHIP		28

3.1	Fully-Registered Debentures	28
3.2	Global Debentures	29
3.3	Transferee Entitled to Registration	31
3.4	No Notice of Trusts	31
3.5	Registers Open for Inspection	31
3.6	Exchanges of Debentures	31
3.7	Closing of Registers	32
3.8	Charges for Registration, Transfer and Exchange	32
3.9	Ownership of Debentures	33
3.10	Non-Certificated Inventory System	33

- ii -

ARTICLE 4 REDEMPTION AND PURCHASE OF DEBENTURES AND CERTAIN PAYMENTS ON MATURITY		34

4.1	Applicability of Article	34
4.2	Partial Redemption	34
4.3	Notice of Redemption	35
4.4	Debentures Due on Redemption Date	35
4.5	Deposit of Redemption Monies or Shares	36
4.6	Right to Repay Redemption Price in Shares	36
4.7	Failure to Surrender Debentures Called for Redemption	38
4.8	Cancellation of Debentures Redeemed	39
4.9	Purchase of Debentures by the Corporation	39
4.10	Deposit of Maturity Monies	40
4.11	Right to Repay Principal Amount in Shares	40

ARTICLE 5 SUBORDINATION OF DEBENTURES		43

5.1	Applicability of Article	43
5.2	Order of Payment	43
5.3	Obligation to Pay Not Impaired	44
5.4	No Payment if Senior Indebtedness in Default	44
5.5	Payment on Debentures Permitted	45
5.6	Confirmation of Subordination	45
5.7	Knowledge of Debenture Trustee	45
5.8	Debenture Trustee May Hold Senior Indebtedness	46
5.9	Rights of Holders of Senior Indebtedness Not Impaired	46
5.10	Altering the Senior Indebtedness	46
5.11	Additional Indebtedness	46
5.12	Right of Debentureholder to Convert Not Impaired	46
5.13	Invalidated Payments	46
5.14	Obligations Created by Article 5	47
5.15	Amendments to Article 5	47

ARTICLE 6 CONVERSION OF DEBENTURES		47

6.1	Applicability of Article	47
6.2	Notice of Expiry of Conversion Privilege	47
6.3	Revival of Right to Convert	48
6.4	Manner of Exercise of Right to Convert	48
6.5	Adjustment of Conversion Rate	49
6.6	No Requirement to Issue Fractional Shares	53
6.7	Corporation to Reserve Shares	54
6.8	Cancellation of Converted Debentures	54
6.9	Certificate as to Adjustment	54
6.10	Notice of Special Matters	54
6.11	Protection of Debenture Trustee	55
6.12	Payment on Conversion	55

ARTICLE 7 COVENANTS OF THE CORPORATION		56

7.1	To Pay Principal, Premium (if any) and Interest	56
7.2	To Pay Debenture Trustee’s Remuneration	56
7.3	To Give Notice of Default	57
7.4	Preservation of Existence, etc.	57
7.5	Keeping of Books	57

- iii -

7.6	Annual Certificate of Compliance	57
7.7	No Dividend or Distributions on Shares if Event of Default	57
7.8	Performance of Covenants by Debenture Trustee	57
7.9	Maintain Listing	57

ARTICLE 8 DEFAULT		58

8.1	Events of Default	58
8.2	Notice of Events of Default	59
8.3	Waiver of Default	60
8.4	Enforcement by the Debenture Trustee	60
8.5	No Suits by Debentureholders	61
8.6	Application of Monies by Debenture Trustee	62
8.7	Notice of Payment by Debenture Trustee	63
8.8	Debenture Trustee May Demand Production of Debentures	63
8.9	Remedies Cumulative	63
8.10	Judgment Against the Corporation	63
8.11	Immunity of Directors, Officers and Others	63

ARTICLE 9 SATISFACTION AND DISCHARGE		63

9.1	Cancellation and Destruction	63
9.2	Non-Presentation of Debentures	64
9.3	Repayment of Unclaimed Monies or Shares	64
9.4	Discharge	64
9.5	Satisfaction	65
9.6	Continuance of Rights, Duties and Obligations	66

ARTICLE 10 SHARE INTEREST PAYMENT ELECTION		67

10.1	Share Interest Payment Election	67

ARTICLE 11 SUCCESSORS		69

11.1	Restrictions on Amalgamation, Merger and Sale of Certain Assets, etc.	69
11.2	Vesting of Powers in Successor	70

ARTICLE 12 COMPULSORY ACQUISITION		71

12.1	Definitions	71
12.2	Offer for Debentures	71
12.3	Offeror’s Notice to Dissenting Shareholders	71
12.4	Delivery of Debenture Certificates	72
12.5	Payment of Consideration to Debenture Trustee	72
12.6	Consideration to be held in Trust	72
12.7	Completion of Transfer of Debentures to Offeror	72
12.8	Communication of Offer to the Corporation	73

ARTICLE 13 MEETINGS OF DEBENTUREHOLDERS		73

13.1	Right to Convene Meeting	73
13.2	Notice of Meetings	73
13.3	Chairman	75
13.4	Quorum	75
13.5	Power to Adjourn	75
13.6	Show of Hands	75
13.7	Poll	76
13.8	Voting	76

- iv -

13.9	Proxies	76
13.10	Persons Entitled to Attend Meetings	77
13.11	Powers Exercisable by Extraordinary Resolution	77
13.12	Meaning of “Extraordinary Resolution”	79
13.13	Powers Cumulative	79
13.14	Minutes	79
13.15	Instruments in Writing	80
13.16	Binding Effect of Resolutions	80
13.17	Evidence of Rights of Debentureholders	80
13.18	Concerning Serial Meetings	80
13.19	Record Dates	80

ARTICLE 14 NOTICES		81

14.1	Notice to the Corporation	81
14.2	Notice to Debentureholders	81
14.3	Notice to Debenture Trustee	82
14.4	Mail Service Interruption	82

ARTICLE 15 CONCERNING THE DEBENTURE TRUSTEE		82

15.1	Trust Indenture Legislation	82
15.2	No Conflict of Interest	82
15.3	Replacement of Debenture Trustee	83
15.4	Duties of Debenture Trustee	83
15.5	Reliance Upon Declarations, Opinions, etc.	83
15.6	Evidence and Authority to Debenture Trustee, Opinions, etc	84
15.7	Officer’s Certificates Evidence	85
15.8	Experts, Advisers and Agents	85
15.9	Debenture Trustee May Deal in Debentures	85
15.10	Investment of Monies Held by Debenture Trustee	85
15.11	Debenture Trustee Not Ordinarily Bound	86
15.12	Debenture Trustee Not Required to Give Security	86
15.13	Debenture Trustee Not Bound to Act on the Corporation’s Request	86
15.14	Debenture Trustee Protected in Acting	87
15.15	Conditions Precedent to Debenture Trustee’s Obligations to Act Hereunder	87
15.16	Authority to Carry on Business	87
15.17	Compensation and Indemnity	87
15.18	Anti-Money Laundering	88
15.19	Acceptance of Trust	88
15.20	Privacy Laws	88
15.21	Force Majeure	89

ARTICLE 16 SUPPLEMENTAL INDENTURES		89

16.1	Supplemental Indentures	89

ARTICLE 17 RIGHTS OF RESCISSION		90

17.1	Rights of Rescission	90

ARTICLE 18 EXECUTION AND FORMAL DATE		91

18.1	Execution	91
18.2	Contracts of the Corporation	91
18.3	Formal Date	91

TRUST INDENTURE

THIS TRUST INDENTURE is made as of the 9th day of February, 2015.

BETWEEN:	PRIMERO MINING CORP., a corporation governed under the laws of British Columbia (hereinafter referred to as the “ Corporation”)

- and -

COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company incorporated under the federal laws of Canada (hereinafter referred to as the “Debenture Trustee”)

WHEREAS the Corporation deems it necessary for its purposes to create and issue the Debentures to be created and issued in the manner hereinafter appearing;

WHEREAS the Corporation, under the laws relating to it, is duly authorized to create and issue the Initial Debentures as herein provided;

WHEREAS, when certified by the Debenture Trustee and issued as provided in this Indenture, all necessary steps have been duly enacted, passed and/or confirmed and other proceedings taken and conditions complied with, in each case by the Corporation, to make the creation and issue of the Debentures issued hereunder legal, valid and binding on the Corporation in accordance with the laws relating to the Corporation; and

WHEREAS the foregoing recitals are made as representations and statements of fact by the Corporation and not by the Debenture Trustee;

NOW THEREFORE THIS AGREEMENT WITNESSES that for good and valuable consideration mutually given and received, the receipt and sufficiency of which is hereby acknowledged, it is hereby agreed and declared as follows:

ARTICLE 1
INTERPRETATION

1.1	Definitions

In this agreement and the recitals, unless there is something in the subject matter or context inconsistent therewith or unless otherwise expressly provided, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

(a)

“this Debenture Indenture”, “this Indenture”, “hereto”, “herein”, “hereby”, “hereunder”, “hereof” and similar expressions refer to this Indenture and not to any particular Article, Section, subsection, clause, subdivision or other portion hereof and include any and every instrument supplemental or ancillary hereto;

(b)	“90% Redemption Right” has the meaning ascribed thereto in Section 2.4(i)(vii);

(c)	“90% Redemption Right Notice” has the meaning ascribed thereto in Section 2.4(i)(vii);

(d)	“Acceptance Notice” has the meaning ascribed thereto in Section 2.4(i)(iii);

(e)	“Additional Debentures” means Debentures of any one or more series, other than the first series of Debentures, being the Initial Debentures, issued under this Indenture;

(f)	“Affiliate” and “Associate”, when used to indicate a relationship with a person or company, have the respective meanings as ascribed thereto in the Securities Act (Ontario);

(g)

“Applicable Securities Legislation” means applicable securities laws (including published rules, regulations, policies, blanket orders, rulings and instruments) in each of the Provinces of Canada, other than the Province of Québec;

(h)	“Authorized Officer” means authorized officer(s) of the Corporation;

(i)	“Base Share” has the meaning ascribed thereto in Section 2.4(j)(iii);

(j)	“Beneficial Holder” means any person who holds a beneficial interest in a Global Debenture as shown on the books of the Depository or a Depository Participant;

(k)

“Business Day” means any day which is not Saturday or Sunday or a statutory holiday in the Province of Ontario or the Province of British Columbia or any other day on which businesses of the Debenture Trustee and Canadian banks are generally closed;

(l)

“Cash Change of Control” means a Change of Control in which 10% or more of the consideration for the Shares in the transaction or transactions constituting the Change of Control consists of: (i) cash (other than cash payments for fractional Shares and cash payments made in respect of dissenters’ appraisal rights); (ii) trust units, limited partnership units or other participating equity securities of a trust, limited partnership or similar entity; (iii) equity securities or other property that is not traded or intended to be traded immediately following such transaction on a recognized stock exchange; (iv) other property that is not traded or intended to be traded immediately following such transaction or transactions on a recognized stock exchange; or (v) any combination of the consideration described in the foregoing subclauses (i) through (iv);

(m)	“Cash Change of Control Conversion Period” has the meaning ascribed thereto in Section 2.4(j)(i);

(n)	“Cash Offer Price” has the meaning ascribed thereto in Section 2.4(j)(ii);

(o)	“Cash Settlement” has the meaning ascribed thereto in Section 6.12;

(p)	“CDS” means CDS Clearing and Depository Services Inc.;

(q)	“Change of Control” means the occurrence of any of the following events:

(i)

any event as a result of or following which any person or company (each as defined in the Securities Act (Ontario)) or their respective Affiliates, or group of persons and/or companies acting jointly or in concert (within the meaning of the Securities Act (Ontario) as at the date hereof) (any such group, a “Group ”), directly or indirectly acquires the right to cast more than 50% of the votes that may be ordinarily cast at a general meeting of shareholders of the Corporation;

(ii)

any amalgamation, consolidation, merger or arrangement by the Corporation with or into any other person or company or of any person or company into the Corporation (other than pursuant to an internal reorganization solely among wholly-owned subsidiaries), unless immediately following such transaction, the persons who had been the Corporation’s shareholders immediately prior to such transaction hold securities giving them the right to cast more than 50% of the votes attached to all of the then-issued and outstanding shares of the entity resulting from such transaction; or

(iii)

the conveyance, transfer, sale, lease or other disposition, directly or indirectly, of all or substantially all of the Corporation’s assets and properties and those of the Corporation’s Subsidiaries, taken as a whole, to another arm’s length person or company or Group;

(r)	“Change of Control Purchase Date” has the meaning ascribed thereto to it in Section 2.4(i)(v);

(s)	“Combination Settlement” has the meaning ascribed thereto in Section 6.12;

(t)

“Conversion Price” means (i) with respect to the Initial Debentures, an amount equal to $1,000 divided by the then applicable Conversion Rate with respect to the Initial Debenture, and (ii) for any other series of Debentures which by their terms are convertible, the amount set upon their creation, as adjusted in accordance with the provisions of Article 6;

(u)

“Conversion Rate” means (i) with respect to the Initial Debentures, the conversion rate of 152.6718 Shares per $1,000 principal amount of Debentures for the Initial Debentures, as adjusted in accordance with the provisions of Article 6, and (ii) for any other series of Debentures which by their terms are convertible, the amount set upon their creation, as adjusted in accordance with the provisions of Article 6;

(v)	“Corporation” means Primero Mining Corp. and includes any successor to or of the Corporation that shall have complied with the provisions of Article 11;

(w)	“Counsel” means a barrister or solicitor or a firm of barristers or solicitors, who may be counsel for the Corporation, acceptable to the Debenture Trustee, acting reasonably;

(x)

“Credit Facility” means the $75 million revolving credit facility dated May 23, 2014 with a syndicate of lenders, as amended pursuant to a first amending agreement dated December 22, 2014 and the second amending agreement dated February 5, 2015;

(y)

“Current Market Price” for any applicable date means the VWAP of the Shares on the NYSE for the 20 consecutive Trading Days ending five Trading Days preceding the date of the applicable event (utilizing only days on which the Shares actually trade), calculated by determining daily VWAP for each of such 20 consecutive Trading Days and determining the arithmetic average of such 20 daily VWAPs. If the Shares are not listed on the NYSE, reference will be made for the purpose of the foregoing calculation to the principal securities exchange or market on which the Shares are listed or quoted (and converted to US dollars at the Bloomberg end of day rate of exchange for such date) or, if no such prices are available, Current Market Price shall be the fair value of the Shares as reasonably determined by the board of directors of the Corporation;

(z)	“Date of Conversion” has the meaning ascribed thereto in Section 6.4(b);

(aa)

“Debenture Liabilities” means the indebtedness, liabilities and obligations of the Corporation under Debentures issued under this Indenture of any series, including on account of principal, interest or otherwise but excluding the issuance of Shares upon any Conversion pursuant to Article 6, upon any redemption pursuant to Article 4, or at maturity pursuant to Article 4;

(bb)	“Debenture Offer” has the meaning ascribed thereto in Section 2.4(i)(i);

(cc)	“Debenture Trustee” means Computershare Trust Company of Canada or its successor or successors for the time being as trustee hereunder;

(dd)

“Debentureholders” or “holders” means the persons for the time being entered in the register for Debentures as registered holders of Debentures or any transferees of such persons by endorsement or delivery;

(ee)

“Debentures” means the debentures, notes or other evidences of indebtedness of the Corporation issued and certified hereunder, or deemed to be issued and certified hereunder, including, without limitation, the Initial Debentures, and for the time being outstanding, whether in definitive, uncertificated or interim form or in the form of Global Debentures;

(ff)	“deemed year” has the meaning ascribed thereto in Section 2.11(b);

(gg)	“Defeased Debentures” has the meaning ascribed thereto in Section 9.6(b);

(hh)

“Depository” means, with respect to the Debentures of any series issuable or issued in the form of one or more Global Debentures, the person designated as depository by the Corporation pursuant to Section 3.2 until a successor depository shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depository” shall mean each person who is then a depository hereunder, and if at any time there is more than one such person, “Depository” as used with respect to the Debentures of any series shall mean each depository with respect to the Global Debentures of such series and, in the case of the Initial Debentures, the Depository shall initially be CDS;

(ii)

“Depository Participant” means a broker, dealer, bank, other financial institution or other person for whom from time to time, a Depository effects book-entry for a Global Debenture deposited with the Depository;

(jj)

“Directors” means the directors of the Corporation on the date hereof or such directors as may, from time to time, be appointed or elected directors of the Corporation pursuant to the Corporation’s notice of articles and articles, and applicable laws, and “Director” means any one of them, and reference to action by the Directors means action by the Directors as a board;

(kk)	“Effective Date” has the meaning ascribed thereto in Section 2.4(j)(ii);

(ll)	“Event of Default” has the meaning ascribed thereto in Section 8.1;

(mm)	“Expiration Date” has the meaning ascribed thereto in Section 6.5(e);

(nn)	“Expiration Time” has the meaning ascribed thereto in Section 6.5(e);

(oo)	“Expiry Date” has the meaning ascribed thereto in Section 2.4(i)(ii);

(pp)	“Expiry Time” has the meaning ascribed thereto in Section 2.4(i)(ii);

(qq)	“Extraordinary Resolution” has the meaning ascribed thereto in Section 13.12;

(rr)

“Freely-Tradeable” means, in respect of any Shares or any other securities of the Corporation or any other person, as the case may be, that they (i) may be issued without the necessity of filing a prospectus or any other similar offering document (other than such prospectus or similar offering document that has already been filed) under Applicable Securities Legislation and such issue does not constitute a distribution (other than a distribution already qualified by prospectus or similar offering document or that is otherwise exempt from prospectus requirements) under Applicable Securities Legislation; and (ii) can be traded in Canada by the holder thereof without any restriction under Applicable Securities Legislation, such as hold periods, except in the case of a control distribution (as defined in the Applicable Securities Legislation) or any other trade prohibited under insider trading rules of Applicable Securities Legislation;

(ss)	“Fully-Registered Debentures ” means the Debentures registered as to both principal, premium, if any, and interest;

(tt)

“generally accepted accounting principles” means generally accepted accounting principles in Canada, as amended from time to time, as applicable to the Corporation and for greater certainty includes International Financial Reporting Standards as and to the extent applicable to the Corporation;

(uu)

“Global Debenture” means a Debenture that is issued to and registered in the name of the Depository, or its nominee, pursuant to Section 2.6 for purposes of being held by or on behalf of the Depository as custodian for participants in the Depository’s book-entry only registration system or non-certificated inventory system;

(vv)	“Government Obligations” means securities issued or guaranteed by the United States Government or the Government of Canada or any province thereof;

(ww)	“Group” shall have the meaning ascribed thereto in the definition of “Change of Control”;

(xx)	“Indenture Legislation” has the meaning ascribed to it in Section 15.1(a);

(yy)	“Initial Debentures” means the Debentures designated as “5.75% Convertible Unsecured Subordinated Debentures” and described in Section 2.4;

(zz)	“Interest Account” has the meaning ascribed thereto in Section 10.1(h);

(aaa)	“Interest Obligation” means the obligation of the Corporation to pay interest on the Debentures, as and when the same becomes due;

(bbb)

“Interest Payment Date” means a date specified for a series of Debentures as the date on which an installment of interest on such Debentures shall be due and payable and which, for the Initial Debentures shall be semi-annually on February 28 and August 28 in each year, commencing on August 28, 2015, computed on the basis of a 360-day year composed of twelve 30-day months;

(ccc)	“Make-Whole Premium” has the meaning ascribed to it in Section 2.4(j)(i);

(ddd)	“Make-Whole Premium Shares” has the meaning ascribed thereto in Section 2.4(j)(ii);

(eee)

“Material Subsidiary” means a Subsidiary of the Corporation for which: (A) such Subsidiary’s share of the Corporation’s consolidated assets exceeds 20% of the consolidated assets of the Corporation calculated using the audited annual financial statements of the Corporation for the most recently completed financial year; or (B) the Corporation’s consolidated investments in and advances to such Subsidiary, as at the relevant date for the purposes of Section 8.1, exceeds 20% of the consolidated assets of the Corporation as at the last day of the most recently completed financial year of the Corporation; or (C) such Subsidiary’s proportionate share of the consolidated specified profit or loss of the Corporation exceeds 20% of the consolidated specified profit or loss of the Corporation calculated using the audited annual financial statements of the Corporation for the most recently completed financial year;

(fff)

“Maturity Account” means an account or accounts required to be established by the Corporation (and which shall be maintained by and subject to the control of the Debenture Trustee) for each series of Debentures pursuant to and in accordance with this Indenture;

(ggg)	“Maturity Date” means February 28, 2020 in respect of the Initial Debentures;

(hhh)	“Maturity Notice” has the meaning ascribed thereto in Section 2.4(f);

(iii)	“NCI Letter of Instruction” means the NCI System letter of instruction provided by the Depository to the Debenture Trustee in connection with the conversion of the Debentures;

(jjj)	“NCI System” means a non-certificated inventory system for Debentures maintained by the Depository, as may be changed, supplemented, replaced or otherwise modified from time to time;

(kkk)	“NYSE” means the New York Stock Exchange or its successor or successors;

(lll)	“Offer Price” has the meaning ascribed thereto in Section 2.4(i)(i);

(mmm)

“Offering” means the public offering by way of short form prospectus of the Corporation dated February 3, 2015 of $75 million aggregate principal amount of Initial Debentures ($86.25 million if the Over-Allotment Option is exercised in full);

(nnn)

“Officer’s Certificate” means a certificate of the Corporation signed by any one of the Directors or any one Authorized Officer, on behalf of the Corporation, in such capacity, and not in his or her personal capacity;

(ooo)	“Original Purchaser” has the meaning ascribed thereto in Section 17.1;

(ppp)	“Over-Allotment Option” means the option of the underwriters under the Offering to purchase up to an additional $11.25 million of Initial Debentures until 30 days after the closing of the Offering;

(qqq)

“Periodic Offering” means an offering of Debentures of a series from time to time, the specific terms of which Debentures, including, without limitation, the rate or rates of interest, if any, thereon, the stated maturity or maturities thereof and the redemption and conversion provisions, if any, with respect thereto, are to be determined by the Corporation upon the issuance of such Debentures from time to time pursuant to a supplemental indenture;

(rrr)

“Person” means and includes individuals, corporations, limited partnerships, general partnerships, joint stock companies, limited liability companies, joint ventures, associations, companies, trusts, banks, trust companies, pension funds, business trusts or other organizations, whether or not legal entities and governments, governmental agencies and political subdivisions thereof;

(sss)	“Physical Settlement” has the meaning ascribed thereto in Section 6.12;

(ttt)	“Primero Group” means the Corporation together with its Subsidiaries;

(uuu)	“Privacy Laws” has the meaning ascribed thereto in Section 15.20;

(vvv)	“Prospectus” means the (final) short form prospectus of the Corporation dated February 3, 2015 in respect of the Offering;

(www)	“Purchased Shares” has the meaning ascribed thereto in Section 6.5(e);

(xxx)	“Rescission Period” has the meaning ascribed thereto in Section 17.1;

(yyy)	“Redemption Date” has the meaning ascribed thereto in Section 4.3;

(zzz)	“Redemption Notice” has the meaning ascribed thereto in Section 4.3;

(aaaa)

“Redemption Price” means, in respect of a Debenture, the amount, excluding interest, payable on the Redemption Date fixed for such Debenture, which amount may be payable by the issuance of Freely-Tradeable Shares as provided for in Section 4.6;

(bbbb)	“Senior Creditor” means a holder or holders of Senior Indebtedness and includes any agent or agents, representative or representatives, or trustee or trustees of any such holder or holders;

(cccc)

“Senior Indebtedness” means the principal of, premium, if any, and interest on and other amounts in respect of, all unsubordinated indebtedness of the Corporation (including indebtedness under the Credit Facility) and indebtedness preferred by mandatory provisions of law (whether outstanding as at the date hereof or thereafter incurred), other than (i) indebtedness evidenced by the Debentures and (ii) all other existing and future debentures or other instruments of the Corporation which, by the terms of the instrument creating or evidencing the indebtedness, is expressed to be pari passu with, or subordinate in right of payment to, the Debentures or other indebtedness ranking pari passu with the Debentures;

(dddd)

“Senior Security” means all mortgages, hypothecs, liens, pledges, charges (whether fixed or floating), security interests or other encumbrances of any kind, contingent or absolute, held by or on behalf of any Senior Creditor and in any manner securing any Senior Indebtedness;

(eeee)	“Settlement Method” has the meaning ascribed thereto in Section 6.12;

(ffff)

“Share Bid Request” means a request for bids to purchase Shares (to be issued by the Corporation on the Share Delivery Date) made by the Debenture Trustee in accordance with the Share Interest Payment Election Notice and that shall make the acceptance of any bid conditional upon the acceptance of sufficient bids to result in aggregate proceeds from such issue and sale of Shares that, together with the cash payments by the Corporation in lieu of fractional Shares, if any, equal the Interest Obligation;

(gggg)

“Share Delivery Date” means a date, not more than 90 days and not less than one Business Day prior to the applicable Interest Payment Date, upon which Shares are issued by the Corporation and delivered to the Debenture Trustee for sale on behalf of the Corporation pursuant to Share Purchase Agreements (together with the cash payments by the Corporation, if any, required to be made in order to pay in full the applicable Interest Obligation);

(hhhh)	“Share Interest Payment Election” means an election to satisfy an Interest Obligation on the applicable Interest Payment Date in the manner described in the Share Interest Payment Election Notice;

(iiii)

“Share Interest Payment Election Amount” means the sum of the amount of the aggregate proceeds resulting from the sale of Shares on the Share Delivery Date pursuant to acceptable bids obtained pursuant to the Share Bid Requests, together with any amount paid by the Corporation in respect of fractional Shares pursuant to Section 10.1(g), that is equal to the aggregate amount of the Interest Obligation in respect of which the Share Interest Payment Election Notice was delivered;

(jjjj)	“Share Interest Payment Election Notice” means a written notice made by the Corporation to the Debenture Trustee specifying:

(i)	the Interest Obligation to which the election relates;

(ii)	the Share Interest Payment Election Amount;

(iii)

the investment banks, brokers or dealers through which the Debenture Trustee shall seek bids to purchase the Shares and the conditions of such bids, which may include the minimum number of Shares, minimum price per Share, timing for closing for bids and such other matters as the Corporation may specify; and

(iv)	that the Debenture Trustee shall accept through the investment banks, brokers or dealers selected by the Corporation only those bids which comply with such notice;

(kkkk)	“Share Proceeds Investment” has the meaning ascribed thereto in Section 10.1(h);

(llll)

“Share Purchase Agreement” means an agreement in customary form among the Corporation, the Debenture Trustee and the persons making acceptable bids pursuant to a Share Bid Request, which complies with all applicable laws, including the Applicable Securities Legislation and the rules and regulations of any stock exchange on which the Debentures or Shares are then listed;

(mmmm)	“Share Redemption Right” has the meaning ascribed thereto in Section 4.6(a);

(nnnn)	“Share Repayment Right” has the meaning ascribed thereto in Section 4.11(a);

(oooo)	“Share Settlement Portion” has the meaning ascribed thereto in Section 6.12(d)(iii);

(pppp)

“Shares” means common shares of the Corporation, as such common shares are constituted on the date of execution and delivery of this Indenture; provided that in the event of a change or a subdivision, redivision, reduction, combination or consolidation thereof, any reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, sale or conveyance or liquidation, dissolution or winding-up, or such successive changes, subdivisions, redivisions, reductions, combinations or consolidations, reclassifications, capital reorganizations, consolidations, amalgamations, arrangements, mergers, sales or conveyances or liquidations, dissolutions or windings-up, then, subject to adjustments, if any, having been made in accordance with the provisions of Section 6.5, “Shares” shall mean the shares or other securities or property resulting from such change, subdivision, redivision, reduction, combination or consolidation, reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, sale or conveyance or liquidation, dissolution or winding- up;

(qqqq)	“Subsidiary” when used to indicate a relationship with a person or company, has the same meaning as set out in Section 2(2) of the Business Corporations Act (British Columbia);

(rrrr)	“Successor” has the meaning ascribed thereto in Section 11.1(a);

(ssss)	“Tax Act” means the Income Tax Act (Canada) as amended from time to time;

(tttt)

“Time of Expiry” means the time of expiry of certain rights (as set out in Section 2.4(e)) with respect to the conversion of Debentures under Article 6, which is to be set out for each series of Debentures which by their terms are to be convertible;

(uuuu)	“Trading Day” means, with respect to the NYSE, the TSX or other market for securities, any day on which such exchange or market is open for trading or quotation;

(vvvv)

“Trailing Market Price” for any applicable date means the VWAP of the Shares on the NYSE for the 20 consecutive Trading Days commencing on the day immediately following such date (utilizing only days on which the Shares actually trade), calculated by determining daily VWAP for each of such 20 consecutive Trading Days and determining the arithmetic average of such 20 daily VWAPs. If the Shares are not listed on the NYSE, reference will be made for the purpose of the foregoing calculation to the principal securities exchange or market on which the Shares are listed or quoted (and converted to US dollars at the Bloomberg end of day rate of exchange for such date) or, if no such prices are available, Trailing Market Price shall be the fair value of the Shares as reasonably determined by the board of directors of the Corporation;

(wwww)	“TSX” means the Toronto Stock Exchange or its successor or successors;

(xxxx)	“United States” means the United States of America, its territories and possessions, any state of the United States and the District of Columbia;

(yyyy)	“VWAP” means the volume-weighted average trading price of the Shares for the applicable day or period; and

(zzzz)	“Written Direction of the Corporation” means an instrument in writing signed by any Director of the Corporation or any Authorized Officer of the Corporation on behalf of the Corporation.

1.2	Meaning of “Outstanding”

Every Debenture certified and delivered by the Debenture Trustee, or issued as an electronic position on the register of Debentureholders to be maintained by the Debenture Trustee, hereunder shall be deemed to be outstanding until it is cancelled, converted, repurchased, redeemed or delivered to the Debenture Trustee for cancellation, repurchase, conversion or redemption and monies and/or Shares, as the case may be, for the payment thereof shall have been set aside under Article 9, provided that:

(a)

Debentures which have been partially redeemed, purchased or converted shall be deemed to be outstanding only to the extent of the unredeemed, unpurchased or unconverted part of the principal amount thereof;

(b)

when a new Debenture has been issued in substitution for a Debenture which has been lost, stolen or destroyed, only one of such Debenture shall be counted for the purpose of determining the aggregate principal amount of Debentures outstanding; and

(c)

for the purposes of any provision of this Indenture entitling holders of outstanding Debentures to vote, sign consents, requisitions or other instruments or take any other action under this Indenture, or to constitute a quorum of any meeting of Debentureholders, Debentures owned directly or indirectly, by the Corporation or a Subsidiary of the Corporation shall be disregarded except that:

(i)

for the purpose of determining whether the Debenture Trustee shall be protected in relying on any such vote, consent, requisition or other instrument or action, or on the holders of Debentures present or represented at any meeting of Debentureholders, only the Debentures which the Debenture Trustee knows are so owned shall be so disregarded;

(ii)

Debentures so owned which have been pledged in good faith other than to the Corporation or a Subsidiary of the Corporation shall not be so disregarded if the pledgee shall establish to the satisfaction of the Debenture Trustee the pledgee’s right to vote such Debentures, sign consents, requisitions or other instruments or take such other actions in his discretion free from the control of the Corporation or a Subsidiary of the Corporation; and

(iii)	Debentures so owned shall not be disregarded if they are the only Debentures outstanding.

1.3	Headings

The headings, the table of contents and the division of this Indenture into Articles and Sections are for convenience of reference only and shall not affect the interpretation of this Indenture.

1.4	Time of Essence

Time shall be of the essence of this Indenture.

1.5	References

Unless otherwise specified in this Indenture:

(a)	references to Articles, Sections and Schedules are to Articles, Sections and Schedules in this Indenture; and

(b)	“hereto” “herein”“hereby” “hereunder”“hereof”and similar expressions, without reference to a particular provision, refer to this Indenture.

1.6	Certain Rules of Interpretation

Unless otherwise specified in this Indenture:

(a)	the singular includes the plural and vice versa; and

(b)	references to any gender shall include references to all genders.

1.7	Day Not a Business Day

In the event that any day on or before which any action is required to be taken hereunder is not a Business Day, then such action shall be required to be taken at or before the requisite time on the next succeeding day that is a Business Day.

1.8	Applicable Law

This Indenture and the Debentures shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. For the purpose of all legal proceedings, this Indenture will be deemed to have been performed in the Province of Ontario and the courts of the Province of Ontario will have jurisdiction to entertain any action arising under this Agreement. The Corporation and the Debenture Trustee attorn to the jurisdiction of the courts of Province of Ontario.

1.9	Conflict

In the event of a conflict or inconsistency between a provision in the body of this Indenture and in the Debentures issued hereunder, the provision in the body of this Indenture shall prevail to the extent of the inconsistency.

1.10	Currency

Unless otherwise indicated, all dollar amounts expressed in this Indenture and in the Debentures are in lawful money of the United States and all payments required to be made hereunder and thereunder shall be made in United States dollars.

1.11	Calculations

The Corporation shall be responsible for making all calculations called for hereunder including, without limitation, calculations of Current Market Price, Trailing Market Price and calculations made pursuant to Sections 2.4(i) and (j). The Corporation shall make such calculations in good faith and, absent manifest error, the Corporation’s calculations shall be final and binding on holders and the Debenture Trustee. The Corporation will provide a schedule of its calculations to the Debenture Trustee and the Debenture Trustee shall be entitled to rely conclusively on the accuracy of such calculations without independent verification.

1.12	Severability

Each of the provisions in this Indenture is distinct and severable and a declaration of invalidity or unenforceability of any such provision or part thereof by a court of competent jurisdiction shall not affect the validity or enforceability of any of the other provisions hereof.

1.13	Entire Agreement

This Indenture and all supplemental indentures and schedules hereto and thereto, and the Debentures issued hereunder and thereunder, together constitute the entire agreement between the parties hereto with respect to the indebtedness created hereunder and thereunder and under the Debentures and supersedes as of the date hereof all prior memoranda, agreements, negotiations, discussions and term sheets, whether oral or written, with respect to the indebtedness created hereunder or thereunder and under the Debentures.

1.14	Successors and Assigns

All covenants and agreements in this Indenture by the Corporation shall bind its successors, whether expressed or not. All covenants and agreements of the Debenture Trustee in this Indenture shall bind its successors.

1.15	Benefits of Indenture

Nothing in this Indenture or in the Debentures, express or implied, shall give to any person, other than the parties hereto and their successors hereunder, any paying agent, the holders of Debentures, the Senior Creditors, the Directors and (to the extent provided in Sections 8.11 and 18.2) the holders of Shares, any benefit or any right, remedy or claim under this Indenture.

1.16	Schedules

The following Schedules are incorporated into and form a part of the Indenture: Schedule “A” Form of Global Debenture Schedule “B” Form of Redemption Notice Schedule “C” Form of Maturity Notice Schedule “D” Form of Notice of Conversion

In the event of any inconsistency in such Schedules and the body of this Indenture, the latter shall prevail to the extent of the inconsistency.

ARTICLE 2
THE DEBENTURES

2.1	Limit of Debentures

Subject to the limitation in respect of the Initial Debentures set out in Section 2.4(a), the aggregate principal amount of Debentures authorized to be issued under this Indenture is unlimited, but Debentures may be issued only upon and subject to the conditions and limitations herein set out and as authorized by resolution of the Directors.

2.2	Terms of Debentures of Any Series

The Debentures may be issued in one or more series. There shall be established herein or in or pursuant to one or more indentures supplemental hereto, prior to the initial issuance of Debentures of any particular series (other than the Initial Debentures, which are provided for in Section 2.4):

(a)	the designation of the Debentures of the series, which shall distinguish the Debentures of the series from the Debentures of all other series;

(b)

any limit upon the aggregate principal amount of the Debentures of the series that may be certified and delivered under this Indenture (except for Debentures certified and delivered upon registration of, transfer of, amendment of, or in exchange for, or in lieu of, other Debentures of the series pursuant to Sections 2.9, 2.10, 3.2, 3.3 and 3.6);

(c)	the date or dates on which the principal of the Debentures of the series is payable;

(d)

the rate or rates at which the Debentures of the series shall bear interest, if any, the date or dates from which such interest shall accrue, on which such interest shall be payable and on which a record, if any, shall be taken for the determination of holders to whom such interest shall be payable and/or the method or methods by which such rate or rates or date or dates shall be determined;

(e)

the place or places where the principal of and any interest on Debentures of the series shall be payable or where any Debentures of the series may be surrendered for registration of transfer or exchange;

(f)

the right, if any, of the Corporation to redeem Debentures of the series, in whole or in part, at its option and the period or periods within which, the price or prices at which and any terms and conditions upon which, Debentures of the series may be so redeemed, pursuant to any sinking fund or otherwise;

(g)

the obligation, if any, of the Corporation to redeem, purchase or repay Debentures of the series pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option of a holder thereof and the price or prices at which, the period or periods within which, the date or dates on which, and any terms and conditions upon which, Debentures of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligations;

(h)	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which Debentures of the series shall be issuable;

(i)

subject to the provisions of this Indenture, any trustees, Depositories, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the Debentures of the series;

(j)	any other events of default or covenants with respect to the Debentures of the series;

(k)	whether and under what circumstances the Debentures of the series will be convertible into or exchangeable for securities of any Person;

(l)	whether the Debentures of the series will be guaranteed by any Person and the terms of any such guarantee;

(m)	the form and terms of the Debentures of the series;

(n)

if applicable, that the Debentures of the series shall be issuable in whole or in part as one or more Global Debentures and, in such case, the Depository or Depositories for such Global Debentures in whose name, or whose nominee’s name, the Global Debentures will be registered, and any circumstances other than or in addition to those set out in Section 2.9 or 3.2 or those applicable with respect to any specific series of Debentures, as the case may be, in which any such Global Debenture may be exchanged for Fully-Registered Debentures, or transferred to and registered in the name of a person other than the Depository for such Global Debentures or a nominee thereof;

(o)	if other than United States currency, the currency in which the Debentures of the series are issuable; and

(p)	any other terms of the Debentures of the series (which terms shall not be inconsistent with the provisions of this Indenture).

All Debentures of any one series shall be substantially identical, except as may otherwise be established herein or by or pursuant to a resolution of the Directors, Officer’s Certificate or in an indenture supplemental hereto. All Debentures of any one series need not be issued at the same time and may be issued from time to time, including pursuant to a Periodic Offering, consistent with the terms of this Indenture, if so provided herein, by or pursuant to such resolution of the Directors, Officer’s Certificate or in an indenture supplemental hereto.

2.3	Form of Debentures

Except in respect of the Initial Debentures, the form of which is provided for herein, the Debentures of each series shall be substantially in such form or forms (not inconsistent with this Indenture) as shall be established herein or by or pursuant to one or more resolutions of the Directors (as set out in a resolution of the Directors or to the extent established pursuant to, rather than set out in, a resolution of the Directors, in an Officer’s Certificate detailing such establishment) or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have imprinted or otherwise reproduced thereon such legend or legends or endorsements, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto or with any rules or regulations of any securities exchange or securities regulatory authority or to conform to general usage, all as may be determined by the Directors or Authorized Officer executing such Debentures on behalf of the Corporation, as conclusively evidenced by his or her execution of such Debentures.

2.4	Form and Terms of Initial Debentures

(a)

The first series of Debentures (the “Initial Debentures”) authorized for issuance on the date hereof is limited to an aggregate principal amount of not more than $86.25 million (including the Over-Allotment Option) and shall be designated as “5.75% Convertible Unsecured Subordinated Debentures due February 28, 2020”.

(b)

The Initial Debentures, including any issued pursuant to the Over-Allotment Option, if applicable, shall be dated February 9, 2015. The Initial Debentures shall mature on the Maturity Date. The Initial Debentures shall bear interest from and including February 9, 2015 at the rate of 5.75% per annum, payable in US dollars semi-annually in arrears on February 28 and August 28 in each year computed on the basis of a 360-day year composed of twelve 30-day months. The first such payment will fall due on August 28, 2015 and the last such payment (representing interest payable from and including the last Interest Payment Date to, but excluding, the Maturity Date or the earlier date of redemption, repayment or conversion of the Initial Debentures) will fall due on the Maturity Date or the earlier date of redemption, repayment or conversion, payable after as well as before maturity and after as well as before default, with interest on amounts after maturity or in default at the same rate, compounded semi-annually, computed on the basis of a 360 -day year composed of twelve 30-day months. For certainty, the first interest payment will include interest accrued and unpaid from and including February 9, 2015 to, but excluding, August 28, 2015 which will be equal to $31.78 for each $1,000 principal amount of the Initial Debentures. The Debenture Trustee shall be entitled to rely on the calculations of the Corporation, which shall be provided by the Corporation ten Business Days prior to any Interest Payment Date.

(c)

The Initial Debentures are redeemable by the Corporation in accordance with the terms of Article 4 of the Indenture, provided that the Initial Debentures will not be redeemable before February 28, 2018 (except in limited circumstances following a Change of Control as provided herein). On and after February 28, 2018 and prior to February 28, 2020, the Initial Debentures may be redeemed in whole or in part from time to time at the option of the Corporation on notice as provided for in Section 4.3 and at a price equal to the principal amount thereof plus accrued and unpaid interest thereon, if any, up to but excluding the Redemption Date, provided that the Current Market Price on the date on which such notice of redemption is given is at least 125% of the Conversion Price in respect of the Initial Debentures and the Corporation shall have provided to the Debenture Trustee an Officer’s Certificate confirming such Current Market Price. The Redemption Notice for the Initial Debentures shall be in the form of Schedule B to this Indenture.

(d)

The Initial Debentures are hereby subordinated to the Senior Indebtedness of the Corporation in accordance with the provisions of Article 5 of the Indenture. The Initial Debentures rank pari passu with each other Debenture issued under this Indenture or under indentures supplemental to this Indenture (regardless of their actual date or terms of issue) and, except as prescribed by law, with all other present and future subordinated and unsecured indebtedness of the Corporation, other than Senior Indebtedness.

(e)

Upon and subject to the provisions and conditions of Article 6 of the Indenture, the holder of each Initial Debenture shall have the right at such holder’s option, at any time prior to the close of business on the earliest of (i) the Business Day immediately preceding the Maturity Date, (ii) the Business Day immediately preceding the Redemption Date specified by the Corporation for redemption of the Initial Debentures by notice to the holders of Initial Debentures in accordance with Sections 2.4(c) and 4.3 of this Indenture and (iii) the Business Day immediately preceding the payment date in the event the Corporation is required to offer to repurchase the Debentures in the event of a Change of Control in accordance with Section 2.4(i) of this Indenture (the earliest of which will be the “Time of Expiry” for the purposes of Article 6 of the Indenture in respect of the Initial Debentures), to convert the whole or, in the case of an Initial Debenture of a denomination in excess of $1,000, any part which is $1,000 or an integral multiple thereof, of the principal amount of such Initial Debenture into fully-paid and non- assessable Freely Tradeable Shares at the Conversion Rate in respect of the Initial Debentures in effect on the Date of Conversion. Notwithstanding the foregoing, no Initial Debentures may be converted during the five Business Days preceding any applicable Interest Payment Date. Other than in the case of maturity, a conversion notice received during such period will be deemed received as of the date the registers are next opened.

The Conversion Rate in effect on the date hereof for the number of Shares to be issued upon the conversion of Initial Debentures shall be equal to 152.6718 Shares to be issued for each $1,000 principal amount of Initial Debentures so converted, resulting in a Conversion Price equal to approximately $6.55 for each Share to be issued upon the conversion of Initial Debentures, subject to the terms of Section 6.6. Holders converting their Initial Debentures will receive interest that has accrued but not been paid from the issuance date of the Initial Debentures or the most recently completed Interest Payment Date (as applicable) to but excluding the Date of Conversion. Holders converting their Initial Debentures on an Interest Payment Date will receive the applicable interest payment. The Conversion Rate applicable to the Shares, securities or other property receivable on the conversion of the Initial Debentures is subject to adjustment pursuant to the provisions of Section 6.5.

(f)

On redemption or on maturity of the Initial Debentures, the Corporation may, at its option and subject to the provisions of Sections 4.6 and 4.11 of the Indenture as applicable, and subject to regulatory approval and Applicable Securities Legislation, elect to satisfy its obligation to pay all or a portion of the principal amount of the Initial Debentures by issuing and delivering to the holders of Initial Debentures Freely-Tradeable Shares. If the Corporation elects to exercise such option, it shall deliver a maturity notice (the “Maturity Notice”) to the holders of the Initial Debentures in the form of Schedule C.

(g)

The initial Debentures shall be issued in denominations of $1,000 and integral multiples of $1,000 and the Debenture Trustee is hereby appointed as registrar and transfer agent for the Initial Debentures. Each Initial Debenture and the certificate of the Debenture Trustee endorsed thereon shall be issued in substantially the form set out in Schedule A to this Indenture, and may have imprinted or otherwise reproduced thereon such legend or legends or endorsements, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto or with any rules or regulations of any securities exchange or securities regulatory authority or to conform with general usage, all as may be determined by Directors or an Authorized Officer executing such Initial Debenture in accordance with Section 2.7 hereof, as conclusively evidenced by his or her execution of an Initial Debenture. Each Initial Debenture shall additionally bear such distinguishing letters and numbers as the Debenture Trustee shall approve. Notwithstanding the foregoing, an Initial Debenture may be in such other form or forms as may, from time to time, be approved by a resolution of the Directors or as specified in an Officer’s Certificate. The Initial Debentures may be engraved, lithographed, printed, mimeographed or typewritten or partly in one form and partly in another, including non-certificated electronic form.

The Initial Debentures shall be issued as one or more Global Debentures, which may be held as an electronic position on the register of Debentureholders in the NCI System, and the Depository for the Initial Debentures shall be CDS. The Global Debentures and electronic position, as applicable, shall be registered in the name of the Depository (or any nominee of the Depository). No Beneficial Holder will receive definitive certificates representing their interest in Initial Debentures except as provided in Section 3.2 of the Indenture. A Global Debenture may be exchanged for Initial Debentures in registered form that are not Global Debentures, or transferred to and registered in the name of a person other than the Depository for such Global Debentures or a nominee thereof as provided in Section 3.2 .

(h)

Upon and subject to the provisions and conditions of Article 10 and provided no Event of Default has occurred and is continuing, the Corporation may elect, from time to time, subject to applicable regulatory approval and Applicable Securities Legislation, to raise funds to satisfy all or part of the Interest Obligation on the Initial Debentures on any Interest Payment Date (including, for greater certainty, following conversion or upon maturity or redemption) by delivering Shares to the Debenture Trustee for sale by the Debenture Trustee on behalf of the Corporation through the facilities of a registered broker/dealer. The Debenture Trustee will only deliver such Shares to the buyers selected by the Corporation and at the price determined by the Corporation as instructed in writing by the Corporation.

(i)

Within 30 days following the occurrence of a Change of Control, the Corporation shall be obligated to offer to purchase in cash all Initial Debentures then outstanding. The terms and conditions of such obligation (in addition to complying with Applicable Securities Legislation) are set out below:

(i)

Within 30 days following the occurrence of a Change of Control, the Corporation shall deliver to the Debenture Trustee a notice in writing stating that there has been a Change of Control and specifying the date on which such Change of Control occurred and the circumstances or events giving rise to such Change of Control together with an offer in writing (the “Debenture Offer”) to purchase all of the Initial Debentures then outstanding from the holders thereof at a price per Initial Debenture equal to 100% of the principal amount thereof together with accrued and unpaid interest thereon in cash up to but excluding the Change of Control Purchase Date (the “Offer Price”). The Debenture Trustee will promptly thereafter deliver, by prepaid courier or mail, the Debenture Offer to the holders of all Initial Debentures then outstanding, at their addresses appearing in the registers of holders of Initial Debentures maintained by the Debenture Trustee.

(ii)

The Debenture Offer shall specify the date (the “Expiry Date”) and time (the “Expiry Time”) on which the Debenture Offer shall expire which date and time shall not, unless otherwise required by Applicable Securities Legislation, be earlier than the close of business on the 35th day and not later than the close of business on the 60th day following the date on which such Debenture Offer is made.

(iii)

The Debenture Offer shall specify that the Debenture Offer may be accepted by the holders of Initial Debentures by tendering the Initial Debentures so held by them to the Debenture Trustee at its offices in Toronto, Ontario at or before the Expiry Time together with an acceptance notice (the “Acceptance Notice”) in form and substance acceptable to the Debenture Trustee.

(iv)

The Debenture Offer shall state that holders of Initial Debentures may accept the Debenture Offer in respect of all or a portion (in a minimum amount of $1,000 principal amount and multiples thereof) of their Initial Debentures.

(v)

The Debenture Offer shall specify a date (the “Change of Control Purchase Date”) no later than the third Business Day following the Expiry Date on which the Corporation shall take up and pay for all Initial Debentures duly tendered in acceptance of the Debenture Offer.

(vi)

The Corporation shall on or before 11:00 a.m. (Toronto time) on the Business Day immediately prior to the Change of Control Purchase Date pay to the Debenture Trustee by wire transfer or such other means as may be acceptable to the Debenture Trustee, an amount of money sufficient to pay the aggregate Offer Price in respect of all Initial Debentures duly tendered to the Debenture Offer (less any tax required by law to be deducted). The Debenture Trustee, on behalf of the Corporation, will pay the Offer Price to the holders of Initial Debentures in the respective amounts to which they are entitled in accordance with the Debenture Offer as aforesaid.

(vii)

If holders of 90% or more of the aggregate principal amount of Initial Debentures outstanding on the date the Corporation delivers the Debenture Offer to the Debenture Trustee accept the Debenture Offer, the Corporation shall have the right (the “90% Redemption Right”), upon written notice (the “90% Redemption Right Notice”) provided to the Debenture Trustee within ten Business Days following the Expiry Date, to redeem on the purchase date specified in the 90% Redemption Right Notice all the Initial Debentures remaining outstanding at the Offer Price and on the other terms and conditions provided herein. Upon receipt of such notice by the Debenture Trustee, the Debenture Trustee shall promptly provide written notice to each holder of outstanding Initial Debentures (other than those that have accepted the Debenture Offer) that:

(A)	the Corporation has exercised the 90% Redemption Right and is purchasing all outstanding Initial Debentures effective as at the Change of Control Purchase Date at the Offer Price;

(B)

such holder must surrender its Initial Debentures to the Debenture Trustee within ten days after the sending of such notice; provided that with respect to a Global Debenture, the obligation to surrender an Initial Debenture to the Debenture Trustee shall be satisfied if the Debenture Trustee makes a notation on the adjustment table to the Global Debenture of the principal amount thereof so transferred; and

(C)

the rights of such holder under the terms of the Initial Debentures and this Indenture shall cease effective as of the Change of Control Purchase Date provided the Corporation has, on or before the date on which the Corporation delivers the 90% Redemption Notice to the Debenture Trustee, paid the aggregate Offer Price to, or to the order of, the Debenture Trustee and thereafter such holder’s Initial Debentures shall not be considered to be outstanding and such holder shall not have any rights hereunder except to receive such Offer Price to which such holder is entitled upon surrender and delivery of such holder’s Initial Debentures in accordance with the Indenture.

(viii)

The Corporation shall on or before 11:00 a.m. (Toronto time) on the Business Day immediately prior to date on which the Corporation delivers the 90% Redemption Right Notice pay to the Debenture Trustee by wire transfer or such other means as may be acceptable to the Debenture Trustee an amount of money sufficient to pay the aggregate Offer Price in respect of all Initial Debentures to be redeemed pursuant to the 90% Redemption Right (less any tax required by law to be deducted). The Debenture Trustee, on behalf of the Corporation, will pay the Offer Price to the holders of Initial Debentures in the respective amounts to which they are entitled in accordance with the exercise of the 90% Redemption Right as aforesaid upon surrender and delivery of such holders’ Initial Debentures.

(ix)

The Initial Debentures in respect of which the Corporation has made payment to the Debenture Trustee in accordance with the terms of this Section 2.4(i) (or the portion thereof tendered in acceptance of the Debenture Offer) shall thereafter no longer be considered to be outstanding under this Indenture. All Initial Debentures in respect of which payment of the Offer Price has been so made shall be cancelled by the Debenture Trustee.

(x)

In the event a portion of the principal amount only of an Initial Debenture is tendered by a holder thereof in acceptance of the Debenture Offer, the Corporation shall execute and deliver to the Debenture Trustee and the Debenture Trustee shall certify and deliver to the holder, without charge to such holder, a certificate (if applicable) or such other evidence of ownership representing the principal amount of the Initial Debenture not so tendered in acceptance of the Debenture Offer.

(j)

In addition to the requirements of Section 2.4(i) in respect of a Change of Control, the following provisions shall apply in respect of the occurrence of a Cash Change of Control occurring on or before the Maturity Date:

(i)

During the period beginning on the occurrence of a Cash Change of Control and ending immediately prior to the expiry of the Debenture Offer (the “Cash Change of Control Conversion Period”), holders of Initial Debentures will be entitled to convert their Initial Debentures, in whole or in part, and receive, in addition to the number of Shares they would otherwise be entitled to receive in accordance with the provisions and conditions of Section 2.4(e) and Article 6, an additional number of Shares (or cash or other property or securities in substitution therefor) per $1,000 principal amount of Initial Debentures as set out in subsections (ii), (iii), (iv), (v), (vi) and (vii) of this Section 2.4(j) (the “Make-Whole Premium”).

(ii)

The number of additional Shares per $1,000 principal amount of Initial Debentures constituting the Make-Whole Premium (the “ Make-Whole Premium Shares”) will be determined by reference to the table following subsection (iii) below and is based on the date on which the Cash Change of Control becomes effective (the “Effective Date”) and the price paid per Share in the transaction constituting the Change of Control (the “Cash Offer Price”), converted (if applicable) to US dollars at the Bloomberg end of day rate of exchange on the Effective Date. If holders of Shares receive (or are entitled and able in all circumstances to receive) only cash in the transaction constituting the Change of Control, the Cash Offer Price shall be the cash amount paid per Share, converted (if applicable) to US dollars at the Bloomberg end of day rate of exchange on the Effective Date. Otherwise, the Cash Offer Price shall be equal to the Current Market Price of the Shares on the day immediately preceding the Effective Date of such transaction.

(iii)

The following table shows the number of Make-Whole Premium Shares for each hypothetical Cash Offer Price and Effective Date set out below, expressed as additional Shares per $1,000 principal amount of Initial Debentures. For the avoidance of doubt, the Corporation shall not be obliged to pay the Make-Whole Premium otherwise than by issuance of the applicable number of Shares in excess of the number of Shares to which holders would otherwise have been entitled at the Conversion Price (the “Base Shares”) upon conversion of the Initial Debentures in accordance with the provisions and conditions of Sections 2.4(e) and Article 6.

Cash Offer
Price	February	February	February	February	February	February
($)	9, 2015	28, 2016	28, 2017	28, 2018	28, 2019	28, 2020

$4.84	60.0785	56.2624	53.9398	53.9398	53.9398	53.9398

$5.00	56.6440	52.6100	49.8540	48.9240	48.7020	47.3282

$5.25	51.8419	47.5162	44.2610	42.7733	41.4990	37.8044

Cash Offer
Price	February	February	February	February	February	February
($)	9, 2015	28, 2016	28, 2017	28, 2018	28, 2019	28, 2020

$5.50	47.6364	43.0709	39.3709	37.4036	35.3055	35.2855

$5.75	43.9374	39.1757	35.0852	32.6939	29.9913	27.3809

$6.00	40.6717	35.7567	31.3183	28.5400	25.4417	20.1333

$6.25	37.7776	32.7440	28.0048	24.8544	21.5536	13.4672

$6.50	35.2031	30.0831	25.0862	21.5662	18.2277	7.3138

$6.75	32.9067	27.7304	22.5141	18.6178	15.3793	1.6148

$7.00	30.8514	25.6414	20.2471	15.9557	12.9257	-

$7.50	27.3467	22.1333	16.4907	11.3480	8.9573	-

$8.00	24.4913	19.3388	13.5813	7.5125	5.8850	-

$8.50	22.1400	17.0941	11.3341	4.3259	3.4318	-

$9.00	20.1822	15.2756	9.6033	1.7467	1.4500	-

$9.50	18.5389	13.7916	8.2716	0.2853	0.2842	-

$10.00	17.1440	12.5670	7.2430	0.1030	0.1020	-

$12.50	12.5432	8.8136	4.6096	-	-	-

$15.00	10.0147	6.9540	3.6013	-	-	-

$17.50	8.4074	5.8314	3.0366	-	-	-

$20.00	7.2785	5.0565	2.6460	-	-	-

(iv)	The actual Cash Offer Price and Effective Date may not be set out on the table above, in which case:

(A)

if the actual Cash Offer Price on the Effective Date is between two Cash Offer Prices on the table and/or the actual Effective Date is between two Effective Dates on the table, the number of Make-Whole Premium Shares will be determined by a straight-line interpolation between the Make-Whole Premium set out for the two Cash Offer Prices and/or the two Effective Dates on the table based on a 365-day year, as applicable;

(B)

if the Cash Offer Price on the Effective Date exceeds $20.00 per Share, subject to adjustment as described below, the Make-Whole Premium and the number of Make-Whole Premium Shares to be issued will be zero; and

(C)

if the Cash Offer Price on the Effective Date is less than $4.84 per Share, subject to adjustment as described below, the Make-Whole Premium and the number of Make-Whole Premium Shares to be issued will be zero.

(v)

The Cash Offer Prices set out in the table above will be adjusted as of any date on which the Conversion Rate of the Initial Debentures is adjusted. The adjusted Cash Offer Prices will equal the Cash Offer Prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Cash Offer Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Make-Whole Premium Shares set out in the table above will be adjusted in the same manner as the Conversion Rate as set out under Section 6.5, other than as a result of an adjustment to the Conversion Rate by adding the Make-Whole Premium as described above. The provisions of Section 6.11 shall be applicable in connection with determinations under this Section 2.4(j) .

(vi)

Notwithstanding the foregoing, if the Date of Conversion of any Initial Debentures occurs during the period beginning on the tenth Trading Day on the principal exchange on which the Shares are then listed prior to the Effective Date and ending at the close of business on the Effective Date, the holders of such Initial Debentures shall, on conversion of their Initial Debentures, be entitled to receive the relevant number of Make-Whole Premium Shares (as may be adjusted pursuant to Section 6.5) only on the Business Day immediately following the Effective Date and, for greater certainty, only if the Change of Control occurs. The Base Shares shall be issued in accordance with the terms of this Indenture applicable to a conversion of Initial Debentures otherwise than during the Cash Change of Control Conversion Period, including at the then-applicable Conversion Price.

(vii)

The Make-Whole Premium Shares shall be deemed to have been issued upon conversion of Initial Debentures on the Business Day immediately following the Effective Date. Section 6.5 shall apply to such conversion and, for greater certainty, the former holders of Initial Debentures in respect of which the Make- Whole Premium Shares are issuable shall be entitled to receive and shall accept, in lieu of the Make-Whole Premium Shares, the number of shares or other securities or property of the Corporation or of the person or other entity resulting from the transaction that constitutes the Cash Change of Control that such holders would have been entitled to receive if such holders had been the registered holders of the applicable number of Make-Whole Premium Shares on the Effective Date.

(viii)

Except as otherwise provided in this Section 2.4(j), all other provisions of this Indenture applicable to a conversion of Initial Debentures shall apply to a conversion of Initial Debentures during the Cash Change of Control Conversion Period.

(k)

The Debenture Trustee shall be provided with the documents and instruments referred to in Sections 2.5(b), (c) and (d) with respect to the Initial Debentures prior to the issuance of the Initial Debentures.

(l)

Notwithstanding any other provision in this Indenture, if prior to the last date that is five (5) years plus one day from the last date of original issuance of the Initial Debentures, holders of Initial Debentures would otherwise be entitled to receive upon conversion of the Initial Debentures, any property (including cash) or securities that would not constitute “prescribed securities” for the purposes of clause 212(1)(b)(vii)(E) of the Tax Act as it applied immediately before January 1, 2008 (referred to herein as “ineligible consideration”), such holders of Initial Debentures shall not be entitled to receive such ineligible consideration but the Corporation or its successor or acquiror, as the case may be, shall have the right (at the sole option of the Corporation or such successor or acquiror, as the case may be) to deliver either such ineligible consideration or “prescribed securities” for the purposes of clauses 212(1)(b)(vii)(E) of the Tax Act as it applied immediately before January 1, 2008, with a market value (as conclusively determined by the board of directors of the Corporation) equal to the market value of such ineligible consideration.

(m)	The Debenture Trustee shall be entitled to rely on calculations of the Corporation with regards to any calculations pursuant to this Section 2.4.

2.5	Certification and Delivery of Additional Debentures

The Corporation may from time to time request the Debenture Trustee to certify and deliver Additional Debentures of any series by delivering to the Debenture Trustee the documents referred to below in this Section 2.5 whereupon the Debenture Trustee shall certify such Additional Debentures and cause the same to be delivered in accordance with the Written Direction of the Corporation referred to below or pursuant to such procedures acceptable to the Debenture Trustee as may be specified from time to time by a Written Direction of the Corporation. The maturity date, issue date, interest rate (if any) and any other terms of the Additional Debentures of such series shall be set out in a supplemental indenture or determined by or pursuant to such Written Direction of the Corporation and procedures. In certifying such Additional Debentures, the Debenture Trustee shall be entitled to receive and shall be fully protected in relying upon, unless and until such documents have been superseded or revoked:

(a)	an Officer’s Certificate and/or executed supplemental indenture by or pursuant to which the form and terms of such Additional Debentures were established;

(b)

a Written Direction of the Corporation addressed to the Debenture Trustee requesting certification and delivery of such Additional Debentures and setting forth delivery instructions, provided that, with respect to Debentures of a series subject to a Periodic Offering:

(i)

such Written Direction of the Corporation may be delivered by the Corporation to the Debenture Trustee prior to the delivery to the Debenture Trustee of such Additional Debentures of such series for certification and delivery;

(ii)

the Debenture Trustee shall certify and deliver Additional Debentures of such series for original issue from time to time, in an aggregate principal amount not exceeding the aggregate principal amount, if any, established for such series, pursuant to a Written Direction of the Corporation or pursuant to procedures acceptable to the Debenture Trustee as may be specified from time to time by a Written Direction of the Corporation; and

(iii)

the maturity date or dates, issue date or dates, interest rate or rates (if any) and any other terms of Additional Debentures of such series shall be determined by an executed supplemental indenture or by Written Direction of the Corporation or pursuant to such procedures;

(c)

an opinion of Counsel, in form and substance satisfactory to the Debenture Trustee, acting reasonably, to the effect that all requirements imposed by this Indenture or by law in connection with the proposed issue of Additional Debentures have been complied with, subject to the delivery of certain documents or instruments specified in such opinion; and

(d)

an Officer’s Certificate addressed to the Debenture Trustee certifying that the Corporation is not in default under this Indenture, that the terms and conditions for the certification and delivery of Additional Debentures (including those set out in Section 15.6), have been complied with subject to the delivery of any documents or instruments specified in such Officer’s Certificate and that no Event of Default exists or will exist upon such certification and delivery.

2.6	Issue of Global Debentures

(a)

The Corporation may specify that the Debentures of a series are to be issued in whole or in part as one or more Global Debentures registered in the name of a Depository, or its nominee, designated by the Corporation in the Written Direction of the Corporation delivered to the Debenture Trustee at the time of issue of such Debentures, and in such event the Corporation shall execute and the Debenture Trustee shall certify and deliver one or more Global Debentures that shall:

(i)	represent an aggregate amount equal to the principal amount of the outstanding Debentures of such series to be represented by one or more Global Debentures;

(ii)	be released by the Debenture Trustee as instructed by the Corporation for further delivery to such Depository or pursuant to such Depository’s instructions; and

(iii)	bear a legend substantially to the following effect:

“THIS DEBENTURE IS A GLOBAL DEBENTURE WITHIN THE MEANING OF THE INDENTURE HEREIN REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. THIS DEBENTURE MAY NOT BE TRANSFERRED TO OR EXCHANGED FOR DEBENTURES REGISTERED IN THE NAME OF ANY PERSON OTHER THAN THE DEPOSITORY OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE TRUST INDENTURE DATED AS OF THE 9th DAY OF FEBRUARY, 2015 BETWEEN PRIMERO MINING CORP. AND COMPUTERSHARE TRUST COMPANY OF CANADA (THE “INDENTURE ”). EVERY DEBENTURE AUTHENTICATED AND DELIVERED UPON REGISTRATION OF, TRANSFER OF, OR IN EXCHANGE FOR, OR IN LIEU OF, THIS DEBENTURE SHALL BE A GLOBAL DEBENTURE SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF CDS CLEARING AND DEPOSITORY SERVICES INC. (“ CDS”) TO PRIMERO MINING CORP. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF CDS & CO., OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS (AND ANY PAYMENT IS MADE TO CDS & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED HOLDER HEREOF, CDS & CO., HAS A PROPERTY INTEREST IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE HEREIN AND IT IS A VIOLATION OF ITS RIGHTS FOR ANOTHER PERSON TO HOLD, TRANSFER OR DEAL WITH THIS CERTIFICATE.”

(b)

Each Depository designated for a Global Debenture must, at the time of its designation and at all times while it serves as such Depository, be a clearing agency registered or designated under the securities legislation of the jurisdiction where the Depository has its principal offices.

2.7	Execution of Debentures

All Debentures shall be signed (either manually or by facsimile or scanned signature) by any one Director or Authorized Officer, on behalf of the Corporation, holding office at the time of signing. A facsimile or scanned signature upon a Debenture shall for all purposes of this Indenture be deemed to be the signature of the person whose signature it purports to be. Notwithstanding that any person whose signature, either manual or in facsimile or scan, appears on a Debenture as Director or Authorized Officer on behalf of the Corporation, may no longer hold such office at the date of the Debenture or at the date of the certification and delivery thereof, such Debenture shall be valid and binding upon the Corporation and entitled to the benefits of this Indenture.

2.8	Certification

No Debenture shall be issued or, if issued, shall be obligatory on the Corporation or shall entitle the holder to the benefits of this Indenture, until it has been manually certified by or on behalf of the Debenture Trustee substantially in the form set out in this Indenture, in the relevant supplemental indenture, or in some other form approved by the Debenture Trustee. Such certification on any Debenture shall be conclusive evidence that such Debenture is duly issued, is a valid obligation of the Corporation and the holder is entitled to the benefits hereof.

The certificate of the Debenture Trustee signed on the Debentures, or interim Debentures hereinafter mentioned, shall not be construed as a representation or warranty by the Debenture Trustee as to the validity of this Indenture or of the Debentures or interim Debentures or as to the issuance of the Debentures or interim Debentures and the Debenture Trustee shall in no respect be liable or answerable for the use made of the Debentures or interim Debentures or any of them or the proceeds thereof. The certificate of the Debenture Trustee signed on the Debentures or interim Debentures shall, however, be a representation and warranty by the Debenture Trustee that the Debentures or interim Debentures have been duly certified by or on behalf of the Debenture Trustee pursuant to the provisions of this Indenture.

2.9	Interim Debentures or Certificates

Pending the delivery of definitive Debentures of any series to the Debenture Trustee, the Corporation may issue and the Debenture Trustee may certify in lieu thereof interim Debentures in such forms and in such denominations and signed in such manner as provided herein, entitling the holders thereof to definitive Debentures of the series when the same are ready for delivery; or the Corporation may execute and the Debenture Trustee may certify a temporary Debenture for the whole principal amount of Debentures of the series then authorized to be issued hereunder in such amounts not exceeding in the aggregate the principal amount of the temporary Debenture so delivered to it, as the Corporation, and the Debenture Trustee may approve entitling the holders thereof to definitive Debentures of the series when the same are ready for delivery; and, when so issued and certified, such interim or temporary Debentures or interim certificates shall, for all purposes but without duplication, rank in respect of this Indenture equally with Debentures duly issued hereunder and, pending the exchange thereof for definitive Debentures, the holders of the interim or temporary Debentures or interim certificates shall be deemed without duplication to be Debentureholders and entitled to the benefit of this Indenture to the same extent and in the same manner as though the said exchange had actually been made. Forthwith after the Corporation shall have delivered the definitive Debentures to the Debenture Trustee, the Debenture Trustee shall cancel such temporary Debentures, if any, and shall call in for exchange all interim Debentures or certificates that shall have been issued and forthwith after such exchange shall cancel the same. No charge shall be made by the Corporation or the Debenture Trustee to the holders of such interim or temporary Debentures or interim certificates for the exchange thereof.

2.10	Mutilation, Loss, Theft or Destruction

In case any of the Debentures issued hereunder shall become mutilated or be lost, stolen or destroyed, the Corporation, in its discretion, may issue, and thereupon the Debenture Trustee shall certify and deliver, a new Debenture upon surrender and cancellation of the mutilated Debenture, or in the case of a lost, stolen or destroyed Debenture, in lieu of and in substitution for the same, and the substituted Debenture shall be in a form approved by the Debenture Trustee and shall be entitled to the benefits of this Indenture and rank equally in accordance with its terms with all other Debentures issued or to be issued hereunder. The new or substituted Debenture may have endorsed upon it the fact that it is in replacement of a previous Debenture. In case of loss, theft or destruction the applicant for a substituted Debenture shall furnish to the Corporation and to the Debenture Trustee such evidence of the loss, theft or destruction of the Debenture and such other documents as shall be satisfactory to them in their discretion and shall also furnish a surety bond and an indemnity satisfactory to them in their discretion. The applicant shall pay all reasonable expenses incidental to the issuance of any substituted Debenture.

2.11	Concerning Interest

(a)

Except as may otherwise be provided in this Indenture or in any supplemental indenture or in a Written Direction of the Corporation in respect of a series of Debentures and subject to Section 2.4(b) with respect to the calculation of interest in respect of the initial interest payment to be paid on the Initial Debentures, all Debentures issued hereunder, whether originally or upon exchange or in substitution for previously issued Debentures which are interest bearing, shall bear interest (i) from and including their issue date provided that all the Initial Debentures (including the Initial Debentures that may be issued after the date hereof if the Over-Allotment Option is exercised) shall bear interest from and including the date hereof, or (ii) from and including the last Interest Payment Date in respect of which interest shall have been paid or made available for payment on the outstanding Debentures of that series, whichever shall be the later, or, in respect of Debentures subject to a Periodic Offering, from and including their issue date or from and including the last Interest Payment Date to which interest shall have been paid or made available for payment on such Debentures, in all cases, to but excluding the next Interest Payment Date. All interest shall accrue from day to day and shall be payable in arrears. Interest payable in a calendar year shall be payable semi -annually in arrears. Interest on all Debentures issued hereunder shall accrue up to, but not including the maturity date specified in the relevant Debenture (and in the case of the Initial Debentures, the Maturity Date), the Redemption Date or the Date of Conversion, as applicable, for such Debentures, unless, upon due presentation, payment of principal or delivery of amounts, securities or other property payable or deliverable hereunder and payment of any accrued and unpaid interest or other amounts payable hereunder is improperly withheld or refused.

(b)

Unless otherwise specifically provided in the terms of the Debentures of any series, interest shall be computed on the basis of a 360-day year composed of twelve 30-day months. Subject to Section 2.4(b) in respect of the method for calculating the amount of interest to be paid on the Initial Debentures on the first Interest Payment Date in respect thereof, with respect to any series of Debentures, whenever interest is computed on a basis of a year (the “deemed year”) which contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest shall be expressed as a yearly rate for purposes of the Interest Act (Canada) by multiplying such rate of interest by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year.

(c)

For the purposes solely of disclosure under the Interest Act (Canada), whenever interest to be paid on the Debentures is to be calculated on the basis of a year of 360 days consisting of twelve 30-day months, the yearly rate of interest to which the rate used in such calculation is equivalent during any particular period is the rate so used multiplied by a fraction of which:

(i)	the numerator is the product of:

(A)	the actual number of days in the calendar year in which such period ends, and

(B)	the sum of (I) the product of 30 and the number of complete months elapsed in the relevant period and (II) the number of days elapsed in any incomplete month in the relevant period, and

(ii)	the denominator is the product of (i) 360 and (ii) the actual number of days in the relevant period.

2.12	Debentures to Rank Pari Passu

The Debentures will be direct unsecured subordinated obligations of the Corporation. Each Debenture will rank pari passu with each other Debenture (regardless of their actual date or terms of issue) and, subject to statutory preferred exceptions, with all other present and future subordinated and unsecured indebtedness of the Corporation (other than Senior Indebtedness).

2.13	Payments of Amounts Due on Maturity

Except as may otherwise be provided herein or in any supplemental indenture in respect of any series of Debentures and subject to Section 4.11, payments of amounts due upon maturity of the Debentures will be made in the following manner. The Corporation will establish and maintain with the Debenture Trustee a Maturity Account for each series of Debentures. Each such Maturity Account shall be maintained by and be subject to the control of the Debenture Trustee for the purposes of this Indenture. On or before 11:00 a.m. (Toronto time) on the Business Day immediately prior to each maturity date for Debentures outstanding from time to time under this Indenture, the Corporation will deposit in the applicable Maturity Account in US dollars an amount sufficient to pay the cash amount payable in respect of such Debentures (including the principal amount together with any accrued and unpaid interest thereon less any tax required by law to be deducted or withheld), provided the Corporation may elect to satisfy this requirement by providing the Debenture Trustee with one or more certified cheques, or with funds by electronic transfer, for such amounts required under this Section 2.13 post-dated to the applicable maturity date. The Debenture Trustee, on behalf of the Corporation, will pay to each holder entitled to receive payment the principal amount of and premium (if any) and accrued and unpaid interest on the Debenture, upon surrender of the Debenture at any branch of the Debenture Trustee designated for such purpose from time to time by the Corporation and the Debenture Trustee. The delivery of such funds to the Debenture Trustee for deposit to the applicable Maturity Account will satisfy and discharge the liability of the Corporation for the Debentures to which the delivery of funds relates to the extent of the amount delivered (plus the amount of any tax deducted as aforesaid and remitted to the appropriate governmental authority) and such Debentures will thereafter to that extent not be considered as outstanding under this Indenture and such holder will have no other right in regard thereto other than to receive out of the money so deposited or made available the amount to which such holder is entitled.

2.14	Payment of Interest

The following provisions shall apply to the Debentures, except as otherwise provided in Section 2.4(b) or permitted by Article 5 and Article 10 or specified in a resolution of the Directors, an Officer’s Certificate or a supplemental indenture relating to a particular series of Additional Debentures:

(a)

As interest becomes due on each Debenture (except at maturity, on conversion or on redemption, when interest shall be paid upon surrender of such Debenture) the Corporation, either directly or through the Debenture Trustee or any agent of the Debenture Trustee, shall send or forward a cheque dated the Interest Payment Date by prepaid ordinary mail, or if agreed to by the Debentureholders, electronic transfer of funds, or such other means as may be agreed to by the Debenture Trustee and the Debentureholders, payment of such interest (less any tax required to be withheld therefrom) to the order of the registered holder of such Debenture appearing on the registers maintained by the Debenture Trustee at the close of business on the fifth Business Day prior to the applicable Interest Payment Date and addressed to the holder at the holder’s last address appearing on the register, unless such holder otherwise directs. If payment is made by cheque, such cheque shall be forwarded at least three Business Days prior to each date on which interest becomes due and if payment is made by other means (such as electronic transfer of funds, provided the Debenture Trustee must receive confirmation of receipt of funds prior to being able to wire funds to holders), such payment shall be made in a manner whereby the holder receives credit for such payment on the date such interest on such Debenture becomes due. The mailing of such cheque or the making of such payment by other means shall, to the extent of the sum represented thereby, plus the amount of any tax withheld as aforesaid and remitted to the appropriate governmental authority, satisfy and discharge all liability for interest on such Debenture, unless in the case of payment by cheque, such cheque is not paid at par on presentation. In the event of non-receipt of any cheque for interest by the person to whom it is so sent as aforesaid, the Corporation or the Debenture Trustee will issue to such person a replacement cheque for a like amount upon being furnished with such evidence of non- receipt as it shall reasonably require and upon being indemnified to its satisfaction. Notwithstanding the foregoing, if the Corporation is prevented by circumstances beyond its control (including, without limitation, any interruption in mail service) from making payment of any interest due on each Debenture in the manner provided above, the Corporation may make payment of such interest or make such interest available for payment in any other manner acceptable to the Debenture Trustee with the same effect as though payment had been made in the manner provided above.

(b)

Notwithstanding Section 2.14(a), if a series of Debentures is represented by one or more Global Debentures, then all payments of interest on the Global Debentures shall be made by electronic funds transfer or cheque made payable to the Depository or its nominee on the day interest is payable for subsequent payment to Beneficial Holders of interests in the applicable Global Debenture, unless the Corporation and the Depository otherwise agree. None of the Corporation, the Debenture Trustee or any agent of the Debenture Trustee for any Debenture issued as a Global Debenture will be liable or responsible to any person for any aspect of the records related to or payments made on account of beneficial interests in any Global Debenture or for maintaining, reviewing, or supervising any records relating to such beneficial interests.

2.15	Withholding Tax

The Corporation will be entitled to deduct and withhold any applicable taxes or similar charges imposed or levied by or on behalf of the Canadian government or of any Province or territory thereof or any authority or agency therein or thereof having power to tax, including pursuant to the Tax Act, from any payment to be made on or in connection with the Debentures and, provided that the Corporation forthwith remits such withheld amount to such government, authority or agency and files all required forms in respect thereof and, at the same time, provides copies of such remittance and filing to the Debenture Trustee, for forwarding to the relevant Debentureholder, the amount of any such deduction or withholding will be considered an amount paid in satisfaction of the Corporation’s obligations under the Debentures and there is no obligation on the Corporation to gross-up amounts paid to a holder in respect of such deductions or withholdings. The Corporation shall provide the Debenture Trustee, for forwarding to the relevant Debentureholder, with copies of receipts or other communications relating to the remittance of such withheld amount or the filing of such forms received from such government, authority or agency promptly after receipt thereof.

The Debenture Trustee shall have no obligation to verify any payments under the Tax Act or any provision of provincial, state, local or foreign tax law. The Debenture Trustee shall at all times be indemnified and held harmless by the Corporation from and against any personal liabilities of the Debenture Trustee incurred in connection with the failure of the Corporation or its agents, to report, remit or withhold taxes as required by the Tax Act or otherwise failing to comply with the Tax Act. This indemnification shall survive the resignation or removal of the Debenture Trustee and the termination of this Indenture solely to the extent that such liabilities have been incurred in connection with taxation years occurring during the term of this Indenture.

ARTICLE 3
REGISTRATION, TRANSFER, EXCHANGE AND OWNERSHIP

3.1	Fully-Registered Debentures

(a)

With respect to each series of Debentures issuable as Fully-Registered Debentures, the Corporation shall cause to be kept by and at the principal offices of the Debenture Trustee in Toronto, Ontario and by the Debenture Trustee or such other registrar as the Corporation, with the approval of the Debenture Trustee, may appoint at such other place or places, if any, as may be specified in the Debentures of such series or as the Corporation may designate with the approval of the Debenture Trustee, a register in which shall be entered the names and addresses of the holders of Fully-Registered Debentures and particulars of the Debentures held by them respectively and of all transfers of Fully-Registered Debentures. Such registration shall be noted on the Debentures by the Debenture Trustee or other registrar unless a new Debenture shall be issued upon such transfer.

(b)

No transfer of a Fully-Registered Debenture shall be valid unless made on such register referred to in Section 3.1(a) by the registered holder or such holder’s executors, administrators or other legal representatives or an attorney duly appointed by an instrument in writing in form and execution satisfactory to the Debenture Trustee or other registrar upon surrender of the Debenture together with a duly-executed form of transfer acceptable to the Debenture Trustee and upon compliance with such other reasonable requirements as the Debenture Trustee or other registrar may prescribe, nor unless the name of the transferee shall have been noted on the Debenture by the Debenture Trustee or other registrar, whereupon new Debentures will be issued in authorized denominations in the same aggregate principal amount as the Debentures so transferred, registered in the names of the transferees.

3.2	Global Debentures

(a)

With respect to each series of Debentures issuable in whole or in part as one or more Global Debentures, the Corporation shall cause to be kept by and at the principal offices of the Debenture Trustee in Toronto, Ontario and by the Debenture Trustee or such other registrar as the Corporation, with the approval of the Debenture Trustee, may appoint at such other place or places, if any, as the Corporation may designate with the approval of the Debenture Trustee, a register in which shall be entered the name and address of the holder of each such Global Debenture (being the Depository, or its nominee, for such Global Debenture) as holder thereof and particulars of the Global Debenture held by it, and of all transfers thereof. If any Debentures of such series are at any time not Global Debentures, the provisions of Section 3.1 shall govern with respect to registrations and transfers of such Debentures.

(b)

Notwithstanding any other provision of this Indenture, a Global Debenture may not be transferred by the registered holder thereof and accordingly, no definitive certificates shall be issued to Beneficial Holders except in the following circumstances or as otherwise specified in a resolution of the Directors, an Officer’s Certificate or a supplemental indenture relating to a particular series of Additional Debentures:

(i)

Global Debentures may be transferred by a Depository to a nominee of such Depository or by a nominee of a Depository to such Depository or to another nominee of such Depository or by a Depository or its nominee to a successor Depository or its nominee;

(ii)

Global Debentures may be transferred at any time after (i) the Depository for such Global Debentures or the Corporation has notified the Debenture Trustee that the Depository is unwilling or unable to continue as Depository for such Global Debentures, or (ii) the Depository ceases to be a clearing agency or otherwise ceases to be eligible to be a Depository under Section 2.6(b), provided in each case that at the time of such transfer the Debenture Trustee and the Corporation are unable to locate a qualified successor Depository for such Global Debentures;

(iii)

Global Debentures may be transferred at any time after the Corporation has determined, in its sole discretion, with the consent of the Debenture Trustee to terminate the book-entry only registration system in respect of such Global Debentures and has communicated such determination to the Debenture Trustee in writing;

(iv)

Global Debentures may be transferred at any time after the Debenture Trustee has determined that an Event of Default has occurred and is continuing with respect to the Debentures of the series issued as a Global Debenture, provided that Beneficial Holders of the Debentures representing, in the aggregate, more than 25% of the aggregate principal amount of the Debentures of such series advise the Depository in writing, through the Depository Participants, that the continuation of the book- entry only registration system for such series of Debentures is no longer in their best interest and also provided that at the time of such transfer the Debenture Trustee has not waived the Event of Default pursuant to Section 8.3;

(v)	Global Debentures may be transferred if required by applicable law; or

(vi)	Global Debentures may be transferred if the book-entry only registration system ceases to exist.

(c)	With respect to the Global Debentures, unless and until definitive certificates have been issued to Beneficial Holders of the Debentures pursuant to subsection 3.2(b):

(i)

the Corporation and the Debenture Trustee may deal with the Depository for all purposes (including paying interest on the Debentures) as the sole holder of such series of Debentures and the authorized representative of the Beneficial Holders;

(ii)

the rights of the Beneficial Holders of the Debentures shall be exercised only through the Depository and shall be limited to those established by law and agreements between such Beneficial Holders and the Depository or the Depository Participants;

(iii)	the Depository will make book-entry transfers among the Depository Participants; and

(iv)

whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Debentureholders evidencing a specified percentage of the outstanding Debentures, the Depository shall be deemed to be counted in that percentage only to the extent that it has received instructions to such effect from the Beneficial Holders of the Debentures or the Depository Participants, and has delivered such instructions to the Debenture Trustee.

(d)

Whenever a notice or other communication is required to be provided to Debentureholders, unless and until definitive certificate(s) have been issued to Beneficial Holders of the Debentures pursuant to this Section 3.2, the Debenture Trustee shall provide all such notices and communications to the Depository for forwarding by the Depository to such Beneficial Holders in accordance with Applicable Securities Legislation. Upon the termination of the book-entry only registration system on the occurrence of one of the conditions specified in Section 3.2(b) with respect to a series of Debentures issued hereunder, the Debenture Trustee shall notify all applicable Depository Participants and Beneficial Holders, through the Depository, of the availability of definitive Debenture certificates. Upon surrender by the Depository of the certificate(s) representing the Global Debentures and receipt of new registration instructions from the Depository, the Debenture Trustee shall deliver the definitive Debenture certificates for such Debentures to the holders thereof in accordance with the new registration instructions and thereafter, the registration and transfer of such Debentures will be governed by Section 3.1 and the remaining Sections of this Article 3, as applicable.

(e)

Notwithstanding any other provisions of this Indenture or the Debentures, transfers and exchanges of Debentures and beneficial interests in Global Debentures shall be made in accordance the applicable rules and guidelines of the Securities Transfer Association of Canada.

3.3	Transferee Entitled to Registration

The transferee of a Debenture shall be entitled, after the appropriate form of transfer is lodged with the Debenture Trustee or other registrar and upon compliance with all other conditions in that behalf required by this Indenture or by law, to be entered on the register as the owner of such Debenture free from all equities or rights of compensation or counterclaim between the Corporation and the transferor or any previous holder of such Debenture, save in respect of equities of which the Corporation is required to take notice by statute or by order of a court of competent jurisdiction.

3.4	No Notice of Trusts

Neither the Corporation nor the Debenture Trustee nor any registrar shall be bound to take notice of or see to the execution of any trust whether express, implied or constructive, in respect of any Debenture, and may transfer the same on the direction of the person registered as the holder thereof, whether named as trustee or otherwise, as though that person were the beneficial owner thereof.

3.5	Registers Open for Inspection

The registers referred to in Sections 3.1 and 3.2 shall, during regular business hours of the Debenture Trustee, be open for inspection by the Corporation, the Debenture Trustee or any Debentureholder. Every registrar, including the Debenture Trustee, shall from time to time when requested so to do by the Corporation or by the Debenture Trustee, in writing, furnish the Corporation or the Debenture Trustee, as the case may be, with a list of names and addresses of holders of registered Debentures entered on the register kept by them and showing the principal amount and serial numbers of the Debentures held by each such holder, provided the Debenture Trustee shall be entitled to charge a reasonable fee to provide such a list.

3.6	Exchanges of Debentures

(a)

Subject to Section 3.7, Debentures in any authorized form or denomination, other than Global Debentures, may be exchanged for Debentures in any other authorized form or denomination, of the same series and date of maturity, bearing the same interest rate and of the same aggregate principal amount as the Debentures so exchanged.

(b)

In respect of exchanges of Debentures permitted by Section 3.6(a), Debentures of any series may be exchanged only at the principal offices of the Debenture Trustee in Toronto, Ontario or at such other place or places, if any, as may be specified in the Debentures of such series and at such other place or places as may from time to time be designated by the Corporation with the approval of the Debenture Trustee. Any Debentures tendered for exchange shall be surrendered to the Debenture Trustee. The Corporation shall execute and the Debenture Trustee shall certify all Debentures necessary to carry out exchanges as aforesaid. All Debentures surrendered for exchange shall be cancelled.

(c)

Debentures issued in exchange for Debentures which at the time of such issue have been selected or called for redemption at a later date shall be deemed to have been selected or called for redemption in the same manner and shall have noted thereon a statement to that effect.

3.7	Closing of Registers

(a)	Neither the Corporation nor the Debenture Trustee nor any registrar shall be required to:

(i)	make transfers or exchanges of Fully-Registered Debentures on any Interest Payment Date or during the five preceding Business Days;

(ii)	make conversions of Fully-Registered Debentures on any Interest Payment Date or during the five preceding Business Days;

(iii)

make conversions of Fully-Registered Debentures on any applicable maturity date for such Debentures or during such greater period prior to an applicable maturity date as directed in writing by the Corporation (which period shall not exceed the five Business Days preceding the applicable date of maturity);

(iv)	make transfers or exchanges of any Debentures on the day of any selection by the Debenture Trustee of Debentures to be redeemed or during the five preceding Business Days; or

(v)	make transfers or exchanges of any Debentures which will have been selected or called for redemption unless upon due presentation thereof for redemption such Debentures shall not be redeemed.

(b)

Subject to any restriction herein provided, the Corporation with the approval of the Debenture Trustee may at any time close any register for any series of Debentures, other than those kept at the principal offices of the Debenture Trustee in Toronto, Ontario, and transfer the registration of any Debentures registered thereon to another register (which may be an existing register) and thereafter such Debentures shall be deemed to be registered on such other register. Notice of such transfer shall be given to the holders of such Debentures.

3.8	Charges for Registration, Transfer and Exchange

For each Debenture exchanged, registered, transferred or discharged from registration, the Debenture Trustee or other registrar, except as otherwise herein provided, may make a reasonable charge for its services and in addition may charge a reasonable sum for each new Debenture issued (such amounts to be agreed upon from time to time by the Debenture Trustee and the Corporation), and payment of such charges and reimbursement of the Debenture Trustee or other registrar for any stamp taxes or governmental or other charges required to be paid shall be made by the party requesting such exchange, registration, transfer or discharge from registration as a condition precedent thereto. Notwithstanding the foregoing provisions, no charge shall be made to a Debentureholder hereunder:

(a)

for any exchange, registration, transfer or discharge from registration of any Debenture applied for within a period of two months from the date of the first delivery of Debentures of that series or, with respect to Debentures subject to a Periodic Offering, within a period of two months from the date of delivery of any such Debenture;

(b)	for any exchange of any interim or temporary Debenture or interim certificate that has been issued under Section 2.9 for a definitive Debenture;

(c)	for any exchange of a Global Debenture as contemplated in Section 3.2;

(d)	for any exchange of any Debenture resulting from a partial redemption under Section 4.2;

(e)	for any exchange of any Debenture resulting from a partial conversion under Section 6.4(d); or

(f)	for any exchange of any Debenture resulting from a partial purchase under Section 2.4(i).

3.9	Ownership of Debentures

(a)

Unless otherwise required by law, the person in whose name any registered Debenture is registered shall for all the purposes of this Indenture be and be deemed to be the owner thereof and payment of or on account of the principal of and premium, if any, on such Debenture and interest thereon shall be made to such registered holder.

(b)	Neither the Corporation nor the Debenture Trustee shall have any liability for:

(i)	any aspect of the records relating to the beneficial ownership of the Debentures held by a Depository or of the payments relating thereto; or

(ii)	maintaining, supervising or reviewing any such records relating to the Debentures.

(c)

The registered holder for the time being of any registered Debenture shall be entitled to the principal, premium, if any, and/or interest evidenced by such instruments, respectively, free from all equities or rights of compensation or counterclaim between the Corporation and the original or any intermediate holder thereof and all persons may act accordingly and the payment to any such registered holder for any such principal, premium or interest shall be a good discharge to the Corporation and/or the Debenture Trustee for the same and neither the Corporation nor the Debenture Trustee shall be bound to inquire into the title of any such registered holder.

(d)

Where Debentures are registered in more than one name, the principal, premium, if any, and interest from time to time payable in respect thereof may be paid to the order of all or any of such holders, failing written instructions from them to the contrary, and the payment to any one of such holders therefore shall be a valid discharge, to the Debenture Trustee, any registrar and to the Corporation.

(e)

In the case of the death of one or more joint holders of any Debenture the principal, premium, if any, and interest from time to time payable thereon may be paid to the order of the registered holders and the payment to any such registered holder shall be a valid discharge to the Debenture Trustee and any registrar and to the Corporation.

3.10	Non-Certificated Inventory System

(a)

Notwithstanding anything to the contrary set out herein, all Global Debentures issued or to be issued to the Depository may, in the case of previously issued Debentures, be surrendered to the Debenture Trustee for, or, in the case of newly issued Debentures, may be directly registered as, an electronic position on the register of Debentureholders to be maintained by the Debenture Trustee in accordance with Section 3.2. In such case, the Debentures will be represented electronically through the NCI System. All Debentures maintained in such electronic position will be legal, valid, binding and enforceable obligations of the Company, entitling the registered holders thereof to the same benefits as those registered holders who hold Debentures in physical form. This Indenture and the provisions contained herein will apply, mutatis mutandis, to such Debentures held in such electronic position.

(b)

It is understood and agreed by the parties that, unless the Debenture Trustee is not in a position to perform electronic conversions, in every instance where Debentures held in an electronic position through the Depository are to be converted in whole or in part, such Debentures being converted shall not be certificated, and it shall be sufficient for the Debenture Trustee to convert such Debentures upon receiving either the attached Notice of Conversion executed by the Depository or an NCI Letter of Instruction in a form agreed upon by the Debenture Trustee and the Depository, or such other form as they may require from time to time.

ARTICLE 4
REDEMPTION AND PURCHASE OF DEBENTURES AND CERTAIN PAYMENTS ON MATURITY

4.1	Applicability of Article

Subject to regulatory approval and (in the case of the Initial Debentures) Section 2.4(c), the Corporation shall have the right at its option to redeem, either in whole at any time or in part from time to time before maturity, either by payment of money, by issuance of Freely-Tradeable Shares as provided in Section 4.6, or any combination thereof, any Debentures issued hereunder of any series which by their terms are made so redeemable (subject, however, to any applicable restriction on the redemption of Debentures of such series) at such rate or rates of premium, if any, and on such date or dates and in accordance with such other provisions as shall have been determined at the time of issue of such Debentures and as shall have been expressed in this Indenture, in the Debentures, in an Officer’s Certificate, or in a supplemental indenture authorizing or providing for the issue thereof, or in the case of Additional Debentures issued pursuant to a Periodic Offering, in the Written Direction of the Corporation requesting the certification and delivery thereof.

Subject to regulatory approval and Article 5 hereof, the Corporation shall also have the right at its option to repay, either in whole or in part, on redemption or maturity, either by payment of money in accordance with Sections 2.13 and 4.10, by issuance of Freely-Tradeable Shares as provided in Sections 4.6 and 4.11, as applicable, or any combination thereof, the principal amount of any Debentures issued hereunder of any series which by their terms are made so repayable on redemption or maturity (subject however, to any applicable restriction on the repayment of the principal amount of the Debentures of such series) at such rate or rates of premium, if any, and on such date or dates and in accordance with such other provisions as shall have been determined at the time of issue of such Debenture and shall have been expressed in this Indenture, in the Debentures, in an Officer’s Certificate, or in a supplemental indenture authorizing or providing for the issue thereof, or in the case of Additional Debentures issued pursuant to a Periodic Offering, in the Written Direction of the Corporation requesting the certification and delivery thereof.

4.2	Partial Redemption

If less than all the Debentures of any series for the time being outstanding are at any time to be redeemed, or if a portion of the Debentures being redeemed are being redeemed for cash and a portion of such Debentures are being redeemed by the payment of Freely-Tradeable Shares pursuant to Section 4.6, the Debentures to be so redeemed shall be selected by the Debenture Trustee on a pro rata basis to the nearest multiple of $1,000 in accordance with the principal amount of the Debentures registered in the name of each holder or in such other manner as the Debenture Trustee deems equitable, subject to the approval of the TSX or such other exchange on which the Debentures are then listed, as may be required from time to time. Unless otherwise specifically provided in the terms of any series of Debentures, no Debenture shall be redeemed in part unless the principal amount redeemed is $1,000 or a multiple thereof. For this purpose, the Debenture Trustee may make, and from time to time vary, regulations with respect to the manner in which such Debentures may be drawn for redemption in part or for redemption in cash and regulations so made shall be valid and binding upon all holders of such Debentures notwithstanding the fact that as a result thereof one or more of such Debentures may become subject to redemption in part only or for cash only. In the event that one or more of such Debentures becomes subject to redemption in part only, upon surrender of any such Debentures for payment of the Redemption Price, together with interest accrued to but excluding the Redemption Date, the Corporation shall execute and the Debenture Trustee shall certify and deliver without charge to the holder thereof or upon the holder’s order one or more new Debentures for the unredeemed part of the principal amount of the Debenture or Debentures so surrendered or, with respect to a Global Debenture, the Debenture Trustee shall make notations on the Global Debenture of the principal amount thereof so redeemed. Unless the context otherwise requires, the terms “Debenture” or “Debentures” as used in this Article 4 shall be deemed to mean or include any part of the principal amount of any Debenture which in accordance with the foregoing provisions has become subject to redemption.

4.3	Notice of Redemption

Notice of redemption (the “Redemption Notice”) of any series of Debentures shall be given to the holders of the Debentures so to be redeemed not more than 60 days nor, subject to Section 4.6(b), less than 30 days prior to the date fixed for redemption (the “Redemption Date”) in the manner provided in Section 14.2. Every such notice shall specify the aggregate principal amount of Debentures called for redemption, the Redemption Date, the Redemption Price together with accrued and unpaid interest to but excluding the Redemption Date, and, if applicable, the portion to be redeemed for cash and the portion to be redeemed by issuing Freely-Tradeable Shares and the places of payment and shall state that interest upon the principal amount of Debentures called for redemption shall cease to accrue and be payable on and after the Redemption Date. In addition, unless all the outstanding Debentures are to be redeemed, the Redemption Notice shall specify:

(a)	the distinguishing letters and numbers of the registered Debentures which are to be redeemed (or of such thereof as are registered in the name of such Debentureholder);

(b)

in the case of a published notice, the distinguishing letters and numbers of the Debentures which are to be redeemed or, if such Debentures are selected pro rata or by other similar system, such particulars as may be sufficient to identify the Debentures so selected;

(c)	in the case of a Global Debenture, that the redemption will take place in such manner as may be agreed upon by the Depository, the Debenture Trustee and the Corporation; and

(d)	in all cases, the principal amounts of such Debentures or, if any such Debenture is to be redeemed in part only, the principal amount of such part.

In the event that all Debentures to be redeemed are registered Debentures, publication shall not be required.

In the event that a holder of Debentures exercises its conversion right pursuant to Article 6 following the Corporation giving a Redemption Notice, such holder shall be entitled to receive accrued and unpaid interest thereon, in addition to the applicable number of Shares to be received on conversion, for the period from the latest Interest Payment Date up to, but excluding, the date of conversion.

4.4	Debentures Due on Redemption Date

Notice having been given as aforesaid, all the Debentures so called for redemption shall thereupon be and become due and payable at the Redemption Price, together with accrued and unpaid interest to but excluding the Redemption Date, on the Redemption Date specified in such notice, in the same manner and with the same effect as if it were the date of maturity specified in such Debentures, anything therein or herein to the contrary notwithstanding, and from and after such Redemption Date, if the monies necessary to redeem, or the Shares to be issued to redeem, such Debentures shall have been deposited as provided in Section 4.5 and affidavits or other proof satisfactory to the Debenture Trustee as to the publication and/or mailing of such notices shall have been lodged with it, interest upon the Debentures shall cease. If any question shall arise as to whether any notice has been given as above provided and such deposit made, such question shall be decided by the Debenture Trustee whose decision shall be final and binding upon all parties in interest.

4.5	Deposit of Redemption Monies or Shares

Redemption of Debentures shall be provided for by the Corporation depositing with the Debenture Trustee or any paying agent to the order of the Debenture Trustee, on or before 11:00 a.m. (Toronto Time) on the Business Day immediately prior to the Redemption Date specified in such notice, such sums of money, or certificates representing such Shares, or both as the case may be, as may be sufficient to pay the Redemption Price of the Debentures so called for redemption, plus accrued and unpaid interest thereon up to but excluding the Redemption Date, provided the Corporation may elect to satisfy this requirement by providing the Debenture Trustee with one or more certified cheques or wire transfer for such amounts required under this Section 4.5 post-dated to the Redemption Date or by providing the Debenture Trustee with such funds through electronic transfer of funds on the Business Day immediately prior to the Redemption Date. The Corporation shall also deposit with the Debenture Trustee a sum of money sufficient to pay any reasonable charges or expenses which may be incurred by the Debenture Trustee in connection with such redemption. Every such deposit shall be irrevocable. From the sums so deposited, or certificates so deposited, or both, the Debenture Trustee shall pay or cause to be paid, or issue or cause to be issued, to the holders of such Debentures so called for redemption, upon surrender of such Debentures, the principal, premium (if any) and interest (if any) to which they are respectively entitled on redemption, less applicable withholding taxes, if any.

4.6	Right to Repay Redemption Price in Shares

(a)

Subject to the other provisions of this Section 4.6 and applicable regulatory approval, the Corporation may, at its option, in exchange for or in lieu of paying the Redemption Price in money, elect to satisfy its obligation to pay all or any portion of the principal amount of Debentures due upon redemption by issuing and delivering to holders on the Redemption Date that number of Freely-Tradeable Shares obtained by dividing the principal amount of the Debentures by 95% of the Current Market Price on the Redemption Date (the “Share Redemption Right”).

(b)

The Corporation shall exercise the Share Redemption Right by so specifying in the Redemption Notice which shall be delivered to the Debenture Trustee and the holders of Debentures to be so redeemed not more than 60 days and not less than 40 days prior to the Redemption Date in the manner provided in Section 14.2 . The Redemption Notice shall also specify the aggregate principal amount of Debentures in respect of which it is exercising the Share Redemption Right.

(c)	The Corporation’s right to exercise the Share Redemption Right shall be conditional upon the following conditions being met on the Business Day preceding the Redemption Date:

(i)	the issuance of the Shares on the exercise of the Share Redemption Right shall be made in accordance with Applicable Securities Legislation and such Shares shall be issued as Freely-Tradeable Shares;

(ii)	such Freely-Tradeable Shares shall be listed or approved for listing (subject only to customary conditions) on each stock exchange on which the Shares are then listed;

(iii)	the Corporation shall be a reporting issuer in good standing under Applicable Securities Legislation where the distribution of such Freely-Tradeable Shares occurs;

(iv)	no Event of Default shall have occurred and be continuing;

(v)

the receipt by the Debenture Trustee of an Officer’s Certificate stating that conditions (i), (ii), (iii) and (iv) above have been satisfied and setting forth the number of Shares to be delivered for each $1,000 principal amount of Debentures and the Current Market Price of the Shares on the Redemption Date; and

(vi)

the receipt by the Debenture Trustee of an opinion of Counsel to the effect that such Shares have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of the Redemption Price, will be validly issued as fully paid and non-assessable, that conditions (i) and (ii) above have been satisfied and that, relying exclusively on a list of issuers in default maintained by the relevant securities authorities, condition (iii) above is satisfied, except that the opinion in respect of condition (iii) need not be expressed with respect to those provinces where such lists are not maintained.

If the foregoing conditions are not satisfied prior to the close of business on the Business Day preceding the Redemption Date, the Corporation shall pay the Redemption Price in cash in accordance with Section 4.5 unless the Debentureholder waives the conditions which are not satisfied by way of Extraordinary Resolution. When the Corporation determines the actual number of Shares to be issued pursuant to the Corporation’s exercise of its Share Redemption Right, it will issue a press release on a national newswire disclosing the Current Market Price and such actual number of Shares.

(d)

In the event that the Corporation duly exercises its Share Redemption Right, the Corporation shall on or before 11:00 a.m. (Toronto time) on the Business Day immediately prior to the Redemption Date, deliver to the Debenture Trustee, for delivery to and on account of the holders of the Debentures, upon the due presentation and surrender of the Debentures, certificates representing the Freely-Tradeable Shares to which such holders are entitled. From the certificates so deposited and the amounts payable by the Debenture Trustee pursuant to Section 4.5, the Debenture Trustee must pay or cause to be paid, to the holders of such Debentures the Redemption Price of the Debentures called for redemption in the amounts to which they are respectively entitled on the Redemption Date plus accrued and unpaid interest up to but excluding the Redemption Date and deliver to such holders the certificates to which such holders are entitled.

(e)

No fractional Shares shall be delivered upon the exercise of the Share Redemption Right but, in lieu thereof, the Corporation shall pay to the Debenture Trustee for the account of the holders, at the time contemplated in Section 4.6(d), the cash equivalent thereof determined on the basis of the Current Market Price of the Shares on the Redemption Date (less tax required to be deducted, if any).

(f)

A holder of Debentures shall be treated as the shareholder of record of the Freely- Tradeable Shares issued on due exercise by the Corporation of its Share Redemption Right effective immediately after the close of business on the Redemption Date, and shall be entitled to all substitutions therefor, all income earned thereon or accretions thereto and all dividends or distributions (including dividends or distributions in kind) thereon and arising thereafter.

(g)

The Corporation shall at all times reserve and keep available out of its authorized Shares (if the number thereof is or becomes limited), solely for the purpose of issue and delivery upon the exercise of the Corporation’s Share Redemption Right as provided herein, and shall issue to Debentureholders to whom Freely-Tradeable Shares will be issued pursuant to exercise of the Share Redemption Right, such number of Freely-Tradeable Shares as shall be issuable in such event. All Freely-Tradeable Shares which shall be so issuable shall be duly and validly issued as fully paid and non-assessable.

(h)

The Corporation shall comply with all Applicable Securities Legislation regulating the issue and delivery of Freely-Tradeable Shares upon exercise of the Share Redemption Right and shall cause to be listed and posted for trading such Shares on each stock exchange on which the Shares are then listed.

(i)

The Corporation shall from time to time promptly pay, or make provision satisfactory to the Debenture Trustee for the payment of, all taxes and charges which may be imposed by the laws of Canada or any province thereof (except income tax, withholding tax or security transfer tax, if any) which shall be payable with respect to the issuance or delivery of Freely-Tradeable Shares to holders upon exercise of the Share Redemption Right pursuant to the terms of the Debentures and of this Indenture.

(j)

If the Corporation elects to satisfy its obligation to pay all or any portion of the Redemption Price by issuing Freely-Tradeable Shares in accordance with this Section 4.6 and if the Redemption Price (or any portion thereof) to which a holder is entitled is subject to withholding taxes and the amount of the cash payment of the Redemption Price, if any, is insufficient to satisfy such withholding taxes, the Debenture Trustee, only upon receipt of a Written Direction of the Corporation but for the account of the holder, shall sell, or cause to be sold through the investment banks, brokers or dealers selected by the Corporation, out of the Freely-Tradeable Shares issued by the Corporation for this purpose, such number of Freely-Tradeable Shares that together with the cash payment of the Redemption Price, if any, is sufficient to yield net proceeds (after payment of all costs) to cover the amount of taxes required to be withheld, and shall remit same on behalf of the Corporation to the proper tax authorities within the period of time prescribed for this purpose under applicable laws. Any amount of net proceeds (after payment of all costs) in excess of the amount required to cover applicable tax required by applicable law to be withheld will be remitted to the Debentureholder.

(k)

Interest accrued and unpaid on the Debentures on the Redemption Date will be paid, less applicable withholding taxes, if any, to holders of Debentures, in cash, in the manner contemplated in Section 2.15 subject to the ability of the Corporation to issue Shares as provided in Article 10 .

4.7	Failure to Surrender Debentures Called for Redemption

In case the holder of any Debenture so called for redemption shall fail on or before the Redemption Date to so surrender such holder’s Debenture, or shall not within such time accept payment of the Redemption Price payable, or take delivery of certificates representing such Shares issuable in respect thereof, or give such receipt therefor, if any, as the Debenture Trustee may require, such redemption monies may be set aside in trust, without interest, or such certificates may be held in trust, either in the deposit department of the Debenture Trustee or in a chartered bank, and such setting aside shall for all purposes be deemed a payment to the Debentureholder of the sum or Shares so set aside and, to that extent, the Debenture shall thereafter not be considered as outstanding hereunder and the Debentureholder shall have no other right except to receive payment out of the monies so paid and deposited, or take delivery of the certificates so deposited, or both, upon surrender and delivery up of such holder’s Debenture of the Redemption Price, as the case may be, of such Debenture plus any accrued and unpaid interest thereon to but excluding the Redemption Date. In the event that any money, or certificates for Shares, required to be deposited hereunder with the Debenture Trustee or any depository or paying agent on account of principal, premium, if any, or interest, if any, on Debentures issued hereunder shall remain so deposited for a period of six years from the Redemption Date, then such monies or certificates for Shares, together with any accumulated interest thereon or any distribution paid thereon, shall at the end of such period be paid over or delivered over by the Debenture Trustee or such depository or paying agent to the Corporation on its demand, and thereupon the Debenture Trustee shall not be responsible to Debentureholders for any amounts owing to them and subject to applicable law, thereafter the holder of a Debenture in respect of which such money was so repaid to the Corporation shall have no rights in respect thereof except to obtain payment of the money or certificates due from the Corporation, subject to any prescription period provided by the laws of the Province of Ontario. Notwithstanding the foregoing, the Debenture Trustee will pay any remaining funds prior to the expiry of six years after the Redemption Date to the Corporation upon receipt from the Corporation or one of its Subsidiaries of an uncontested letter of credit from a Canadian chartered bank in an amount equal to or in excess of the amount of the remaining funds. If the remaining funds are paid to the Corporation prior to the expiry of six years after the Redemption Date, the Corporation shall, prior to the payment by the Debenture Trustee, pay the Debenture Trustee the amounts required to be paid by the Debenture Trustee to a holder of a Debenture pursuant to the redemption after the date of such payment of the remaining funds to the Corporation but prior to six years after the redemption.

4.8	Cancellation of Debentures Redeemed

Subject to the provisions of Sections 4.2 and 4.9 as to Debentures redeemed or purchased in part, all Debentures redeemed and paid under this Article 4 shall forthwith be delivered to the Debenture Trustee and cancelled and no Debentures shall be issued in substitution therefor.

4.9	Purchase of Debentures by the Corporation

Unless otherwise specifically provided with respect to a particular series of Debentures and subject to the provisions of Section 12.2, the Corporation and any of its Affiliates may at any time and from time to time, purchase Debentures in the market (which shall include purchases from or through an investment dealer or a firm holding membership on a recognized stock exchange) or by tender or by private contract, at any price, subject to regulatory requirements (including Applicable Securities Legislation); provided, however, that if an Event of Default has occurred and is continuing, the Corporation and its Affiliates will not have the right to so purchase Debentures. All Debentures so purchased shall be delivered to the Debenture Trustee and cancelled and no Debentures shall be issued in substitution therefor.

If, upon an invitation for tenders, more Debentures are tendered at the same lowest price that the Corporation or an Affiliate is prepared to accept, the Debentures to be purchased by the Corporation or by such Affiliate shall be selected by the Debenture Trustee on a pro rata basis or in such other manner consented to by the TSX or such other exchange on which the Debentures are then listed which the Debenture Trustee considers appropriate, from the Debentures tendered by each tendering Debentureholder who tendered at such lowest price. For this purpose the Debenture Trustee may make, and from time to time amend, regulations with respect to the manner in which Debentures may be so selected, and regulations so made shall be valid and binding upon all Debentureholders, notwithstanding the fact that as a result thereof one or more of such Debentures become subject to purchase in part only.

The holder of a Debenture of which a part only is purchased, upon surrender of such Debenture for payment, shall be entitled to receive, without expense to such holder, one or more new Debentures for the unpurchased part so surrendered, and the Debenture Trustee shall certify and deliver such new Debenture or Debentures upon receipt of the Debenture so surrendered or, with respect to a Global Debenture, the Debenture Trustee shall make notations on the Global Debenture of the principal amount thereof so purchased.

4.10	Deposit of Maturity Monies

Subject to Section 4.11, payment on maturity of Debentures shall be provided for by the Corporation depositing with the Debenture Trustee or any paying agent to the order of the Debenture Trustee, on or before 11:00 a.m. (Toronto time) on the Business Day immediately prior to the applicable maturity date such sums of money and/or Shares as may be sufficient to pay the principal amount of the Debentures, together with a sum of money sufficient to pay all accrued and unpaid interest thereon up to but excluding the maturity date, provided the Corporation may elect to satisfy this requirement by providing the Debenture Trustee with one or more certified cheques or with funds by electronic transfer, for such amounts required under this Section 4.10. The Corporation shall also deposit with the Debenture Trustee a sum of money sufficient to pay any reasonable charges or expenses which may be incurred by the Debenture Trustee in connection therewith. Every such deposit shall be irrevocable. From the sums so deposited, the Debenture Trustee shall pay or cause to be paid to the holders of such Debentures, upon surrender of such Debentures, the principal, premium (if any) and interest (if any) to which they are respectively entitled on maturity.

4.11	Right to Repay Principal Amount in Shares

(a)

Subject to the other provisions of this Section 4.11 and to applicable regulatory approval, the Corporation may, at its option, in exchange for or in lieu of paying all or any portion of the principal amount of the Debentures outstanding in money, elect to satisfy its obligation to repay all or any portion of the principal amount of the Debentures outstanding by issuing and delivering to holders on the applicable maturity date that number of Freely-Tradeable Shares obtained by dividing the principal amount of the Debentures by 95% of the Current Market Price of the Shares on the applicable maturity date (the “Share Repayment Right”).

(b)

The Corporation shall exercise the Share Repayment Right by so specifying in the Maturity Notice, which shall be delivered to the Debenture Trustee and the holders of Debentures not more than 60 days and not less than 40 days prior to the applicable maturity date, and which shall also specify the aggregate principal amount of Debentures in respect of which it is exercising the Share Repayment Right on the applicable maturity date. The Maturity Notice shall state that if the requirements to make a Share Repayment are not met two Business Days prior to the Maturity date that the principal shall be satisfied in cash.

(c)	The Corporation’s right to exercise the Share Repayment Right shall be conditional upon the following conditions being met on the Business Day preceding the applicable maturity date:

(i)	the issuance of the Shares on the exercise of the Share Repayment Right shall be made in accordance with Applicable Securities Legislation and such Shares shall be issued as Freely-Tradeable Shares;

(ii)	such Freely-Tradeable Shares shall be listed or approved for listing (subject only to customary conditions) on each stock exchange on which the Shares are then listed;

(iii)	the Corporation shall be a reporting issuer in good standing under Applicable Securities Legislation where the distribution of such Freely-Tradeable Shares occurs;

(iv)	no Event of Default shall have occurred and be continuing;

(v)

the receipt by the Debenture Trustee of an Officer’s Certificate stating that conditions (i), (ii), (iii) and (iv) above have been satisfied and setting forth the number of Shares to be delivered for each $1,000 principal amount of Debentures and the Current Market Price of the Shares on the applicable maturity date; and

(vi)

the receipt by the Debenture Trustee of an opinion of Counsel to the effect that such Shares have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of the principal amount of the Debentures outstanding will be validly issued as fully paid and non-assessable, that conditions (i) and (ii) above have been satisfied and that, relying exclusively on lists of issuers in default maintained by the relevant securities authorities, condition (iii) above is satisfied, except that the opinion in respect of condition (iii) need not be expressed with respect to those provinces where such lists are not maintained.

If the foregoing conditions are not satisfied prior to the close of business two Business Days preceding the applicable maturity date, the Corporation shall pay the principal amount of the Debentures outstanding in cash in accordance with Sections 2.13 and 4.10, unless the Debentureholder waives the conditions which are not satisfied.

(d)

In the event that the Corporation duly exercises its Share Repayment Right, the Corporation shall on or before 11:00 a.m. (Toronto time) on the Business Day immediately prior to the applicable maturity date, deliver to the Debenture Trustee, for delivery to and on account of the holders, upon the due presentation and surrender of the Debenture, certificates representing the Freely-Tradeable Shares to which such holders are entitled. The Corporation shall also deposit with the Debenture Trustee a sum of money sufficient to pay any reasonable charges or expenses which may be incurred by the Debenture Trustee in connection with the Share Repayment Right. Every such deposit shall be irrevocable. From the certificates so deposited in addition to amounts payable by the Debenture Trustee pursuant to Sections 2.13 and 4.10, the Debenture Trustee shall pay or cause to be paid, to the holders of such Debentures, upon surrender of such Debentures, the principal amount of and premium (if any) on the Debentures to which they are respectively entitled on maturity and deliver to such holders the certificates to which such holders are entitled. The delivery of such certificates to the Debenture Trustee will satisfy and discharge the liability of the Corporation for the Debentures to which the delivery of certificates relates to the extent of the amount delivered (plus the amount of any Shares sold to pay applicable taxes in accordance with this Section 4.11) and such Debentures will thereafter to that extent not be considered as outstanding under this Indenture and such holder will have no other right in regard thereto other than to receive out of the certificates so delivered, the certificate(s) to which it is entitled.

(e)

No fractional Freely-Tradeable Shares shall be delivered upon the exercise of the Share Repayment Right but, in lieu thereof, the Corporation shall pay to the Debenture Trustee for the account of the holders, at the time contemplated in Section 4.11(d), the cash equivalent thereof determined on the basis of the Current Market Price of the Shares on the applicable maturity date (less any tax required to be deducted, if any). The Debenture Trustee shall be entitled to rely on the calculations of the Corporation.

(f)

A holder shall be treated as the shareholder of record of the Freely-Tradeable Shares issued on due exercise by the Corporation of its Share Repayment Right effective immediately after the close of business on the applicable maturity date, and shall be entitled to all substitutions therefor, all income earned thereon or accretions thereto and all dividends or distributions (dividends or distributions in kind) thereon and arising thereafter, and in the event that the Debenture Trustee receives the same, it shall hold the same in trust for the benefit of such holder.

(g)

The Corporation shall at all times reserve and keep available out of its authorized Shares (if the number thereof is or becomes limited), solely for the purpose of issue and delivery upon the exercise of the Share Repayment Right as provided herein, and shall issue to Debentureholders to whom Freely-Tradeable Shares will be issued pursuant to exercise of the Share Repayment Right, such number of Freely-Tradeable Shares as shall be issuable in such event. All Freely-Tradeable Shares which shall be so issuable shall be duly and validly issued as fully paid and non-assessable.

(h)

The Corporation shall comply with all Applicable Securities Legislation regulating the issue and delivery of Freely-Tradeable Shares upon exercise of the Share Repayment Right and shall cause to be listed and posted for trading such Freely-Tradeable Shares on each stock exchange on which the Shares are then listed.

(i)

The Corporation shall from time to time promptly pay, or make provision satisfactory to the Debenture Trustee for the payment of, all taxes and charges which may be imposed by the laws of Canada or any province thereof (except income tax, withholding tax or security transfer tax, if any) which shall be payable with respect to the issuance or delivery of Freely-Tradeable Shares to holders upon exercise of the Share Repayment Right pursuant to the terms of the Debentures and of this Indenture.

(j)

If the Corporation elects to satisfy its obligation to pay all or any portion of the principal amount of Debentures due on maturity by issuing Freely-Tradeable Shares in accordance with this Section 4.11 and if the principal amount (or any portion thereof) to which a holder is entitled is subject to withholding taxes and the amount of the cash payment of the principal amount due on maturity, if any, is insufficient to satisfy such withholding taxes, the Debenture Trustee, only upon receipt of a Written Direction of the Corporation but for the account of the holder, shall sell, or cause to be sold, through the investment banks, brokers or dealers selected by the Corporation, out of the Freely-Tradeable Shares issued by the Corporation for this purpose, such number of Freely-Tradeable Shares that together with the cash component of the principal amount due on maturity is sufficient to yield net proceeds (after payment of all costs) to cover the amount of taxes required to be withheld, and shall remit same on behalf of the Corporation to the proper tax authorities within the period of time prescribed for this purpose under applicable laws.

(k)

Interest accrued and unpaid on the Debentures on the applicable maturity date will be paid, less applicable withholding taxes, if any, to holders of Debentures, in cash, in the manner contemplated in Section 2.14, subject to the ability of the Corporation to issue Shares as provided in Article 10 ..

ARTICLE 5
SUBORDINATION OF DEBENTURES

5.1	Applicability of Article

The indebtedness, liabilities and obligations evidenced by any Debentures issued hereunder of any series which by their terms are subordinate, including on account of principal, premium, if any, interest or otherwise, but excluding the issuance of Shares or other securities in accordance with Article 6, any redemption by the issuance of Shares pursuant to Article 4, or by the issuance of Shares at maturity pursuant to Article 4 (collectively, the “Debenture Liabilities”), shall be subordinated and postponed and subject in right of payment, to the extent and in the manner hereinafter set out in the following sections of this Article 5, to the prior full and final payment of all existing and future Senior Indebtedness of the Corporation and each holder of any such Debenture by his acceptance thereof, whether directly or on its behalf, agrees to and shall be bound by the provisions of this Article 5.

5.2	Order of Payment

In the event of the Corporation’s insolvency or bankruptcy proceedings or any receivership, liquidation or reorganization or other similar proceedings relating to the Corporation or its property or assets or in the event of any proceedings for voluntary liquidation, dissolution or other winding-up whether or not involving insolvency or bankruptcy, or any marshalling of its assets and liabilities:

(a)

all Senior Indebtedness shall first be paid indefeasibly in full, in cash before any payment or distribution of any kind or character is made on account of the principal of or interest on the indebtedness evidenced by the Debentures;

(b)

any payment or distribution of assets of the Corporation, whether in cash, property or securities, to which the holders of the Debentures or the Debenture Trustee on behalf of such holders would be entitled except for the provisions of this Article 5 shall be paid or delivered by the trustee in bankruptcy, receiver, assignee for the benefit of creditors, or other liquidating agent making such payment or distribution, directly to the holders of such Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness may have been issued, to the extent necessary to pay all Senior Indebtedness in full after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such Senior Indebtedness; and

(c)

the Senior Creditors or a receiver or a receiver-manager of the Corporation or of all or part of its assets or any other enforcement agent may sell, mortgage, or otherwise dispose of the Corporation assets in whole or in part, free and clear of all Debenture Liabilities and without the approval of the Debentureholders or the Debenture Trustee or any requirement to account to the Debenture Trustee or the Debentureholders.

The rights and priority of the Senior Indebtedness and the subordination pursuant hereto shall not be affected by:

(i)	whether or not the Senior Indebtedness is secured;

(ii)

the time, sequence or order of creating, granting, executing, delivering of, or registering, perfecting or failing to register or perfect any security notice, caveat, financing statement or other notice in respect of the Senior Security;

(iii)	the time or order of the attachment, perfection or crystallization of any security constituted by the Senior Security;

(iv)	the taking of any collection, enforcement or realization proceedings pursuant to the Senior Security;

(v)

the date of obtaining of any judgment or order of any bankruptcy court or any court administering bankruptcy, insolvency or similar proceedings as to the entitlement of the Senior Creditors, or any of them or the Debentureholders or any of them to any money or property of the Corporation;

(vi)	the failure to exercise any power or remedy reserved to the Senior Creditors under the Senior Security or to insist upon a strict compliance with any terms thereof;

(vii)	whether any Senior Security is now perfected, hereafter ceases to be perfected, is avoidable by any trustee in bankruptcy or like official or is otherwise set aside, invalidated or lapses;

(viii)	the date of giving or failing to give notice to or making demand upon the Corporation;

(ix)	any amendment, modification, increase, extension, renewal, replacement of any Senior Indebtedness or Senior Security; or

(x)	any other matter whatsoever.

5.3	Obligation to Pay Not Impaired

Nothing contained in this Article 5 or elsewhere in this Indenture or in the Debentures is intended to or shall impair, as between the Corporation, its creditors other than the holders of Senior Indebtedness, and the holders of the Debentures, the obligation of the Corporation, which is absolute and unconditional, to pay to the holders of the Debentures the principal, premium, if any, and interest on the Debentures, as and when the same shall become due and payable in accordance with their terms, or affect the relative rights of the holders of the Debentures and creditors of the Corporation other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Debenture Trustee or the holder of any Debenture from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article 5 of the holders of Senior Indebtedness.

5.4	No Payment if Senior Indebtedness in Default

Upon the maturity of any Senior Indebtedness by lapse of time, acceleration or otherwise, or any enforcement of any Senior Indebtedness, then, except as provided in Section 5.7, all principal of, premium (if any) and interest on all such matured Senior Indebtedness shall first be paid in full, or shall first have been duly provided for, before any payment is made on account of principal of, premium (if any) or interest on the Debentures.

In case of default with respect to any Senior Indebtedness permitting the holders thereof to accelerate the maturity thereof, unless and until such default shall have been cured or waived or shall have ceased to exist, no payment (by purchase of Debentures or otherwise) shall be made by the Corporation with respect to the principal of, premium, if any, or interest on the Debentures and neither the Debenture Trustee nor the holders of Debentures shall be entitled to demand, accelerate, institute proceedings for the collection of, or receive any payment or benefit (including without limitation by set-off, combination of accounts or otherwise in any manner whatsoever) on account of the Debentures after the happening of such a default (except as provided in Section 5.7), and unless and until such default shall have been cured or waived or shall have ceased to exist, such payments shall be held in trust for the benefit of, and, if and when such Senior Indebtedness shall have become due and payable, shall be paid over to, the holders of the Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing an amount of the Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; provided, however, that the foregoing shall in no way prohibit, restrict or prevent the Debenture Trustee from taking such actions as may be necessary to preserve claims of the Debenture Trustee and/or the holders of the Debentures under this Indenture in any bankruptcy, reorganization or insolvency proceeding (including, without limitation, the filing of proofs of claim in any such bankruptcy, reorganization or insolvency proceedings by or against the Corporation or its Subsidiaries and exercising its rights to vote as an unsecured creditor under any such bankruptcy, reorganization or insolvency proceedings commenced by or against the Corporation or its Subsidiaries).

The fact that any payment hereunder is prohibited by this Section 5.4 shall not prevent the failure to make such payment from being an Event of Default hereunder.

5.5	Payment on Debentures Permitted

Nothing contained in this Article 5 or elsewhere in this Indenture, or in any of the Debentures, shall affect the obligation of the Corporation to make, or prevent the Corporation from making, at any time except as prohibited by Section 5.2 or 5.4, any payment of principal of or interest on the Debentures. The fact that any such payment is prohibited by Section 5.2 or 5.4 shall not prevent the failure to make such payment from being an Event of Default hereunder. Nothing contained in this Article 5 or elsewhere in this Indenture, or in any of the Debentures, shall prevent the conversion of the Debentures or, except as prohibited by Section 5.2 or 5.4, the application by the Debenture Trustee of any moneys deposited with the Debenture Trustee hereunder for the purpose, to the payment of or on account of the Debenture Liabilities.

5.6	Confirmation of Subordination

Each holder of Debentures by his acceptance thereof authorizes and directs the Debenture Trustee on his behalf to take such action as may be necessary or appropriate to effect the subordination as provided in this Article 5 and appoints the Debenture Trustee his attorney-in-fact for any and all such purposes. This appointment shall be irrevocable. Upon request of the Corporation, and upon being furnished an Officer’s Certificate stating that one or more named persons are Senior Creditors, and specifying the amount and nature of the Senior Indebtedness of such Senior Creditors, the Debenture Trustee shall enter into a written agreement or agreements with the Corporation and the person or persons named in such Officer’s Certificate providing that such person or persons are entitled to all the rights and benefits of this Article 5 as a Senior Creditor specified in such Officer’s Certificate and for such other matters as the Senior Creditors and the Corporation may agree upon. Such agreement shall be conclusive evidence that the indebtedness specified therein is Senior Indebtedness. However, nothing herein shall impair the rights of any Senior Creditor who has not entered into such an agreement.

5.7	Knowledge of Debenture Trustee

Notwithstanding the provisions of this Article 5, the Debenture Trustee will not be charged with knowledge of the existence of any fact that would prohibit the making of any payment of monies to or by the Debenture Trustee, or the taking of any other action by the Debenture Trustee, unless and until the Debenture Trustee has received written notice thereof from the Corporation, any Debentureholder, any Senior Creditor or a trustee on behalf of any one or more of the Senior Creditors, and such notice to the Debenture Trustee shall be deemed to be notice to holders of the Debentures. The Debenture Trustee will notify holders of Debentures of such notice as soon as reasonably practicable after receipt thereof.

5.8	Debenture Trustee May Hold Senior Indebtedness

The Debenture Trustee is entitled to all the rights set out in this Article 5 with respect to any Senior Indebtedness at the time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture deprives the Debenture Trustee of any of its rights as such holder.

5.9	Rights of Holders of Senior Indebtedness Not Impaired

No right of any present or future holder of any Senior Indebtedness to enforce the subordination herein will at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Corporation or by any non-compliance by the Corporation with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with.

5.10	Altering the Senior Indebtedness

The holders of the Senior Indebtedness have the right to extend, renew, revise, restate, modify or amend the terms of the Senior Indebtedness (including increasing the principal amount of the Senior Indebtedness) or the Senior Security therefor and to release, sell or exchange such security and otherwise to deal freely with the Corporation, all without notice to or consent of the Debentureholders or the Debenture Trustee and without affecting the liabilities and obligations of the parties to this Indenture or the Debentureholders or the Debenture Trustee.

5.11	Additional Indebtedness

This Indenture does not restrict the Corporation or any other entity of the Primero Group from incurring additional indebtedness for borrowed money or otherwise or hypothecating, mortgaging, pledging or charging its real (immoveable) or personal (moveable) property or properties to secure any indebtedness or other financing.

5.12	Right of Debentureholder to Convert Not Impaired

The subordination of the Debentures to the Senior Indebtedness and the provisions of this Article 5 do not impair in any way the right of a Debentureholder to convert its Debentures pursuant to Article 6.

5.13	Invalidated Payments

In the event that any of the Senior Indebtedness shall be paid in full and subsequently, for whatever reason, such formerly paid or satisfied Senior Indebtedness becomes unpaid or unsatisfied, the terms and conditions of this Article 5 shall be reinstated and the provisions of this Article 5 shall again be operative until all Senior Indebtedness is repaid in full, provided that such reinstatement shall not give the Senior Creditors any rights or recourses against the Debenture Trustee or the Debentureholders for amounts paid to the Debentureholders or on account of the Debentures subsequent to such payment or satisfaction in full and prior to such reinstatement.

5.14	Obligations Created by Article 5

The Corporation and the Debenture Trustee, in its capacity as trustee hereunder and not in its corporate personal capacity, agree, and each holder by its acceptance of a Debenture likewise agrees, that:

(a)

the provisions of this Article 5 are an inducement and consideration to each holder of Senior Indebtedness to give or continue credit to the Corporation, the Corporation’s Subsidiaries or others or to acquire Senior Indebtedness;

(b)

each holder of Senior Indebtedness may accept the benefit of this Article 5 on the terms and conditions set out in this Article 5 by giving or continuing credit to the Corporation, the Corporation’s Subsidiaries or others or by acquiring or having outstanding as of the date hereof Senior Indebtedness, in each case without notice to the Debenture Trustee and without establishing actual reliance on this Article 5; and

(c)	each obligation created by this Article 5 is created for the benefit of the holders of Senior Indebtedness.

5.15	Amendments to Article 5

Each of the Corporation and the Debenture Trustee (relying on the opinion of Counsel) agrees, and each holder of a Debenture, by his acceptance thereof, likewise agrees, not to make any changes to this Indenture or the Debentures, including this Article 5 or the definition of Senior Indebtedness, which prejudice the rights of the holders of Senior Indebtedness under this Article 5 without the consent of the holders of Senior Indebtedness or their representative or the trustee under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued.

ARTICLE 6
CONVERSION OF DEBENTURES

6.1	Applicability of Article

Any Debentures issued hereunder of any series which by their terms are convertible (subject, however, to any applicable restriction of the conversion of Debentures of such series) will be convertible into Freely-Tradeable Shares or, if applicable, other securities or property, at such conversion rate or rates, and on such date or dates and in accordance with such other provisions as shall have been determined at the time of issue of such Debentures and shall have been expressed in this Indenture, in such Debentures, in an Officer’s Certificate, or in a supplemental indenture authorizing or providing for the issue thereof.

Such right of conversion shall extend only to the maximum number of whole Shares into which the aggregate principal amount of the Debenture or Debentures surrendered for conversion at any one time by the holder thereof may be converted. Fractional interests in Shares shall be adjusted for in the manner provided in Section 6.6 .

6.2	Notice of Expiry of Conversion Privilege

Notice of the expiry of the conversion privileges of the Debentures, shall be given by or on behalf of the Corporation, not more than 60 days and not less than 30 days prior to the date fixed for the Time of Expiry, in the manner provided in Section 14.2.

6.3	Revival of Right to Convert

If the redemption of any Debenture called for redemption by the Corporation is not made or the payment of the purchase price of any Debenture which has been tendered in acceptance of an offer by the Corporation to purchase Debentures for cancellation is not made, in the case of a redemption upon due surrender of such Debenture or in the case of a purchase on the date on which such purchase is required to be made, as the case may be, then, provided the Time of Expiry has not passed, the right to convert such Debentures shall revive and continue as if such Debenture had not been called for redemption or tendered in acceptance of the Corporation’s offer, respectively.

6.4	Manner of Exercise of Right to Convert

(a)

The holder of a Debenture desiring to convert such Debenture in whole or in part into Shares shall surrender such Debenture to the Debenture Trustee at its principal offices in Toronto, Ontario together with the conversion notice in the form attached hereto as Schedule D duly executed by the holder or his executors or administrators or other legal representatives or his or their attorney duly appointed by an instrument in writing in form and executed in a manner satisfactory to the Debenture Trustee, exercising his right to convert such Debenture in accordance with the provisions of this Article 6; provided that with respect to a Global Debenture, the obligation to surrender a Debenture to the Debenture Trustee shall be satisfied if the Debenture Trustee makes notation on the Global Debenture of the principal amount thereof so converted and the Debenture Trustee is provided with all other documentation which it may request. Such Debentureholder shall be or, subject to payment of all applicable stamp or security transfer taxes or other governmental charges and compliance with all reasonable requirements of the Debenture Trustee, his nominee(s) or assignee(s) shall be entitled to be, entered in the books of the Corporation as at the Date of Conversion (or such later date as is specified in Section 6.4(b)) as the holder of the number of Shares into which such Debenture is convertible as of the Business Day immediately following the Date of Conversion in accordance with the provisions of this Article 6 and, as soon as practicable thereafter, the Corporation shall (i) deliver to such Debentureholder or, subject as aforesaid, his nominee(s) or assignee(s), a certificate or certificates for such Shares and (ii) make or cause to be made any payment of interest to which such holder is entitled in accordance with Section 6.4(e) hereof or in respect of fractional Shares as provided in Section 6.6.

(b)

For the purposes of this Article 6, a Debenture shall be deemed to be surrendered for conversion on the date on which it is so surrendered when the register of the Debenture Trustee is open and in accordance with the provisions of this Article 6 or, in the case of a Global Debenture, on the date which the Debenture Trustee received notice of and all necessary documentation in respect of the exercise of the conversion rights and, in the case of a Debenture so surrendered by post or other means of transmission, on the date on which it is received by the Debenture Trustee at its offices specified in Section 6.4(a); provided that if a Debenture is surrendered for conversion on a day on which the register of Shares is closed the person or persons entitled to receive Shares shall become the holder or holders of record of such Shares as at the date on which such register is next reopened (in each case, the “Date of Conversion”).

(c)

Any part, being $1,000 or an integral multiple thereof, of a Debenture in a denomination in excess of $1,000 may be converted as provided in this Article and all references in this Indenture to conversion of Debentures shall be deemed to include conversion of such part.

(d)

Upon a holder of any Debenture exercising the right of conversion in respect of only a part of the Debenture and surrendering such Debenture to the Debenture Trustee, in accordance with Section 6.4(a) the Debenture Trustee shall cancel the same and shall without charge forthwith certify and deliver to the holder a new Debenture or Debentures in an aggregate principal amount equal to the unconverted part of the principal amount of the Debenture so surrendered or, with respect to a Global Debenture, the Debenture Trustee shall make notations on the Global Debenture of the principal amount thereof so converted.

(e)

The holder of a Debenture surrendered for conversion in accordance with this Section 6.4 shall be entitled (subject to any applicable restriction on the right to receive interest on conversion of Debentures of any series) to receive, as the case may be, accrued and unpaid interest in respect thereof from and including the last Interest Payment Date to but excluding the Date of Conversion. The Shares issued upon such conversion shall participate only in respect of distributions or dividends declared in favour of shareholders of record on and after the Business Day immediately after the Date of Conversion or such later date as such holder shall become the holder of record of such Shares pursuant to Section 6.4(b), from which applicable date such Shares will for all purposes be and be deemed to be issued and outstanding as fully paid and non-assessable Shares.

(f)

In the event of a conversion of Debentures into Freely-Tradeable Shares where the holder is subject to withholding taxes, the Debenture Trustee, only upon receipt of Written Direction of the Corporation but for the account of the holder, shall sell, or cause to be sold through the investment banks, brokers or dealers selected by the Corporation, out of the Freely-Tradeable Shares issued by the Corporation for this purpose, such number of Freely-Tradeable Shares that together with any cash payment in lieu of fractional Shares, if any, is sufficient to yield net proceeds (after payment of all costs) to cover the amount of taxes required to be withheld, and shall remit same on behalf of the Corporation to the proper tax authorities within the period of time prescribed for this purpose under applicable laws. Any amount of net proceeds (after payment of all costs) in excess of the amount required by applicable law to be withheld will be remitted to the Debentureholder.

6.5	Adjustment of Conversion Rate

The Conversion Rate in effect at any date shall be subject to adjustment from time to time as set out below.

(a)

If and whenever at any time prior to the Time of Expiry the Corporation shall (i) subdivide or redivide the outstanding Shares into a greater number of shares, (ii) reduce, combine or consolidate the outstanding Shares into a smaller number of shares, or (iii) issue Shares or securities convertible into Shares to the holders of all or substantially all of the outstanding Shares by way of a dividend or other distribution, the Conversion Rate in effect on the effective date of such subdivision, redivision, reduction, combination or consolidation or on the record date for such issue of Shares by way of a dividend or other distribution, as the case may be, shall in the case of any of the events referred to in (i) and (iii) above be increased in proportion to the number of outstanding Shares resulting from such subdivision, redivision, dividend or distribution, or shall, in the case of any of the events referred to in (ii) above, be decreased in proportion to the number of outstanding Shares resulting from such reduction, combination or consolidation. Such adjustment shall be made successively whenever any event referred to in this Section 6.5(a) shall occur. Any such issue of Shares by way of a dividend or distribution shall be deemed to have been made on the record date for the dividend or distribution for the purpose of calculating the number of outstanding Shares under subsections (b) and (c) of this Section 6.5 .

(b)

If and whenever at any time prior to the Time of Expiry the Corporation shall fix a record date for the issuance of options, rights or warrants to all or substantially all the holders of its outstanding Shares entitling them, for a period expiring not more than 45 days after such record date, to subscribe for or purchase Shares (or securities convertible into Shares) at a price per share (or having a conversion or exchange price per share) that is less than 95% of the Current Market Price of a Share on such record date, the Conversion Rate shall be adjusted immediately after such record date so that it shall equal the rate determined by multiplying the Conversion Rate in effect on such record date by a fraction, of which the denominator shall be the total number of Shares outstanding on such record date plus a number of Shares equal to the quotient obtained by dividing the aggregate price of the total number of additional Shares offered for subscription or purchase (or the aggregate conversion or exchange price of the convertible securities so offered) by such Current Market Price per Share, and of which the numerator shall be the total number of Shares outstanding on such record date plus the total number of additional Shares offered for subscription or purchase (or into which the convertible securities so offered are convertible). Such adjustment shall be made successively whenever such a record date is fixed. To the extent that any such options, rights or warrants are not so issued or any such options, rights or warrants are not exercised prior to the expiration thereof, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect if such record date had not been fixed or to the Conversion Rate which would then be in effect if only the number of Shares (or securities convertible into Shares) actually issued upon the exercise of such options, rights or warrants were included in such fraction, as the case may be.

(c)

If and whenever at any time prior to the Time of Expiry the Corporation shall fix a record date for the making of a distribution to all or substantially all the holders of its outstanding Shares of (i) shares of any class other than Shares and other than shares distributed to holders of Shares who have elected to receive dividends or other distributions in the form of such shares in lieu of dividends or distributions paid in the ordinary course, (ii) rights, options or warrants (excluding rights, options or warrants described in (b) above), (iii) evidences of its indebtedness, or (iv) other assets (including cash dividends) then, in each such case, the Conversion Rate shall be adjusted immediately after such record date so that it shall equal the rate determined by multiplying the Conversion Rate in effect on such record date by a fraction, of which the denominator shall be (A) the total number of Shares outstanding on such record date multiplied by the Current Market Price per Share on such record date, less (B) the fair market value, in US dollars (as determined in good faith by the Directors, with the approval of the TSX, which determination shall be conclusive), of such shares or rights, options or warrants or evidences of indebtedness or assets so distributed, and of which the numerator shall be the total number of Shares outstanding on such record date multiplied by such Current Market Price per Share. Such adjustment shall be made successively whenever such a record date is fixed. To the extent that such distribution is not so made, the Conversion Rate shall be re-adjusted to the Conversion Rate which would then be in effect if such record date had not been fixed or to the Conversion Rate which would then be in effect based upon such shares or rights, options or warrants or evidences of indebtedness or assets actually distributed, as the case may be.

(d)

If and whenever at any time prior to the Time of Expiry, there is a reclassification of the Shares or a capital reorganization or recapitalization or change of the Corporation other than as described in Section 6.5(a) or a consolidation, amalgamation, statutory arrangement, binding share exchange, acquisition of the Corporation or merger of the Corporation with or into any other person or other entity or other combination pursuant to which the Shares are converted into or acquired for cash, securities or other property; or any sale or conveyance of the property and assets of the Corporation as an entirety or substantially as an entirety to any other person (other than a direct or indirect wholly owned Subsidiary of the Corporation) or a liquidation, dissolution or winding-up of the Corporation, any holder of a Debenture who has not exercised its right of conversion prior to the effective time of such reclassification, capital reorganization, recapitalization, change, consolidation, amalgamation, arrangement, binding share exchange, acquisition, merger, sale, conveyance, liquidation, dissolution or winding-up, upon the exercise of such right thereafter, shall be entitled to receive and shall accept, in lieu of the number of Shares then sought to be acquired by it, the kind and amount of cash, the number of shares or other securities or property of the Corporation or of the person or other entity resulting from such reclassification, capital reorganization, recapitalization, change, consolidation, amalgamation, arrangement, binding share exchange, acquisition, merger, or to which such sale or conveyance may be made or which holders of Shares receive pursuant to such liquidation, dissolution or winding-up, as the case may be, that such holder of a Debenture would have been entitled to receive on such reclassification, capital reorganization, recapitalization, change, consolidation, amalgamation, arrangement, binding share exchange, acquisition or merger, sale, conveyance, liquidation, dissolution or winding-up, if, on the record date or the effective date thereof, as the case may be, the holder had been the registered holder of the number of Shares sought to be acquired by it and to which it was entitled to acquire upon the exercise of the conversion right. The Corporation shall give notice in writing to Debentureholders at least 30 days prior to the record date or effective date thereof and by press release stating the consideration into which the Debentures will be convertible after the record date or effective date thereof. If determined appropriate by the Directors to give effect to or to evidence the provisions of this Section 6.5(d), the Corporation, its successor, or such purchasing person or other entity, as the case may be, shall, prior to or contemporaneously with any such reclassification, capital reorganization, recapitalization, change, consolidation, amalgamation, arrangement, binding share exchange, acquisition, merger, sale, conveyance, liquidation, dissolution or winding-up or other similar transaction, enter into an indenture which shall provide, to the extent possible, for the application of the provisions set out in this Indenture with respect to the rights and interests thereafter of the holder of Debentures to the end that the provisions set out in this Indenture shall thereafter correspondingly be made applicable, as nearly as may reasonably be, with respect to any shares or other securities or property to which a holder of Debentures is entitled on the exercise of its conversion rights thereafter. Any indenture entered into between the Corporation and the Debenture Trustee pursuant to the provisions of this Section 6.5(d) shall be a supplemental indenture entered into pursuant to the provisions of Article 16. Any indenture entered into between the Corporation, any successor to the Corporation or such purchasing person or other entity and the Debenture Trustee shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this Section 6.5(d) and which shall apply to successive reclassifications, capital reorganizations, recapitalizations, changes, consolidations, amalgamations, binding share exchanges, acquisitions, mergers, sales, transfers, dispositions and to any successive liquidation, dissolution or winding up or other similar transaction.

(e)

If any issuer bid made by the Corporation or any of its Subsidiaries for all or any portion of Shares shall expire, then, if the issuer bid shall require the payment to shareholders of consideration per Share having a fair market value (determined as provided below) that exceeds the Current Market Price on the last date (the “Expiration Date”) tenders could have been made pursuant to such issuer bid (as it may be amended) (the last time at which such tenders could have been made on the Expiration Date is hereinafter sometimes called the “Expiration Time ”), then the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately preceding the close of business on the Expiration Date by a fraction of which (i) the numerator shall be the sum of (A) the fair market value of the aggregate consideration (the fair market value as determined in good faith by the board of directors of the Corporation, with the approval of the TSX, whose determination shall be conclusive evidence of such fair market value and which shall be evidenced by an Officer’s Certificate delivered to the Trustee) payable to shareholders based on the acceptance (up to any maximum specified in the terms of the issuer bid) of all Shares validly tendered and not withdrawn as of the Expiration Time (the Shares deemed so accepted, up to any such maximum, being referred to as the “Purchased Shares”) and (B) the product of the number of Shares outstanding (less any Purchased Shares) at the Expiration Time and the Current Market Price on the Expiration Date and (ii) the denominator of which shall be the product of the number of Shares outstanding (including Purchased Shares) at the Expiration Time multiplied by the Current Market Price on the Expiration Date, such increase to become effective immediately preceding the opening of business on the Business Day following the Expiration Date. In the event that the Corporation is obligated to purchase Shares pursuant to any such issuer bid, but the Corporation is permanently prevented by applicable law or stock exchange rules from effecting any or all such purchases or any or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate which would have been in effect based upon the number of Shares actually purchased, if any. If the application of this Section 6.5(e) to any issuer bid would result in a decrease in the Conversion Rate, no adjustment shall be made for such issuer bid under this Section 6.5(e).

For purposes of this Section 6.5(e), the term “issuer bid” shall mean an issuer bid under Applicable Securities Legislation or a take-over bid under Applicable Securities Legislation by a Subsidiary of the Corporation for the Shares and all references to “purchases” of Shares in issuer bids (and all similar references) shall mean and include the purchase of Shares in issuer bids and all references to “tendered Shares” (and all similar references) shall mean and include Shares tendered in issuer bids.

(f)

In any case in which this Section 6.5 shall require that an adjustment shall become effective immediately after a record date for an event referred to herein, the Corporation may defer, until the occurrence of such event, issuing to the holder of any Debenture converted after such record date and before the occurrence of such event the additional Shares issuable upon such conversion by reason of the adjustment required by such event before giving effect to such adjustment; provided, however, that the Corporation shall deliver to such holder an appropriate instrument evidencing such holder’s right to receive such additional Shares upon the occurrence of the event requiring such adjustment and the right to receive any distributions made on such additional Shares declared in favour of holders of record of Shares on and after the Date of Conversion or such later date as such holder would, but for the provisions of this Section 6.5(e), have become the holder of record of such additional Shares pursuant to Section 6.4(b) .

(g)

The adjustments provided for in this Section 6.5 are cumulative and shall apply to successive subdivisions, redivisions, reductions, combinations, consolidations, distributions, issues or other events resulting in any adjustment under the provisions of this Section, provided that, notwithstanding any other provision of this Section, no adjustment of the Conversion Rate shall be required unless such adjustment would have the effect of increasing or decreasing by at least 1% the Conversion Price then in effect; provided however, that any adjustments which by reason of this Section 6.5(g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

(h)	For the purpose of calculating the number of Shares outstanding, Shares owned by or for the benefit of the Corporation shall not be counted.

(i)

In the event of any question arising with respect to the adjustments provided in this Section 6.5, such question shall be conclusively determined by a firm of nationally recognized chartered accountants appointed by the Corporation and acceptable to the Debenture Trustee (who may be the auditors of the Corporation); such accountants shall have access to all necessary records of the Corporation and such determination shall be binding upon the Corporation, the Debenture Trustee, and the Debentureholders.

(j)

In case the Corporation shall take any action affecting the Shares other than action described in this Section 6.5, which in the opinion of the Directors, would materially affect the rights of Debentureholders, the Conversion Rate shall be increased in such manner and at such time, by action of the Directors, subject to the prior written consent of the TSX (or, if the Debentures are not listed thereon, on such other exchange on which the Debentures are then listed), as the Directors in their sole discretion may determine to be equitable in the circumstances. Failure of the Directors to make such an adjustment shall be conclusive evidence that they have determined that it is equitable to make no adjustment in the circumstances.

(k)

Subject to the prior written consent of the TSX or such other exchange on which the Debentures are then listed, no adjustment in the Conversion Rate shall be made in respect of any event described in Section 6.5 other than the events described in Sections 6.5(a)(i) or 6.5(a)(ii) if the holders of the Debentures are entitled to participate in such event on the same terms mutatis mutandis as if they had converted their Debentures prior to the effective date or record date, as the case may be, of such event.

(l)

Except as stated above in this Section 6.5, no adjustment will be made in the Conversion Rate for any Debentures as a result of the issuance of Shares at less than the Current Market Price for such Shares on the date of issuance or the then applicable Conversion Price.

6.6	No Requirement to Issue Fractional Shares

The Corporation shall not be required to issue fractional Shares upon the conversion of Debentures pursuant to this Article. If more than one Debenture shall be surrendered for conversion at one time by the same holder, the number of whole Shares issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of such Debentures to be converted. If any fractional interest in a Share would, except for the provisions of this Section, be deliverable upon the conversion of any principal amount of Debentures, the Corporation shall, in lieu of delivering any certificate representing such fractional interest, make a cash payment to the holder of such Debenture of an amount equal to the fractional interest which would have been issuable multiplied by the Current Market Price on the Date of Conversion of such fractional interest (less applicable withholding taxes, if any).

6.7	Corporation to Reserve Shares

The Corporation covenants with the Debenture Trustee that it will at all times reserve and keep available out of its authorized Shares, solely for the purpose of issue upon conversion of Debentures as provided in this Article 6, and conditionally allot to Debentureholders who may exercise their conversion rights hereunder, such number of Shares as shall then be issuable upon the conversion of all outstanding Debentures. The Corporation covenants with the Debenture Trustee that all Shares which shall be so issuable shall be duly and validly issued as fully-paid, non-assessable Freely-Tradeable Shares.

6.8	Cancellation of Converted Debentures

Subject to the provisions of Section 6.4 as to Debentures converted in part, all Debentures converted in whole or in part under the provisions of this Article shall be forthwith delivered to and cancelled by the Debenture Trustee and no Debenture shall be issued in substitution therefor.

6.9	Certificate as to Adjustment

The Corporation shall from time to time immediately after the occurrence of any event which requires an adjustment or readjustment as provided in Section 6.5, deliver an Officer’s Certificate to the Debenture Trustee specifying the nature of the event requiring the same and the amount of the adjustment necessitated thereby and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based, which certificate and the amount of the adjustment specified therein shall, in the event of any question regarding such calculation, be verified by an opinion of a firm of nationally recognized chartered accountants appointed by the Corporation and acceptable to the Debenture Trustee (who may be the auditors of the Corporation), and shall be conclusive and binding on all parties in interest. When so approved, the Corporation shall, except in respect of any subdivision, redivision, reduction, combination or consolidation of the Shares, forthwith give notice to the Debenture Trustee for forwarding to the Debentureholders in the manner provided in Section 14.2 specifying the event requiring such adjustment or readjustment and the results thereof, including the resulting Conversion Rate.

6.10	Notice of Special Matters

The Corporation covenants with the Debenture Trustee that so long as any Debenture remains outstanding, it will give notice to the Debenture Trustee, and to the Debentureholders in the manner provided in Section 14.2, of its intention to fix a record date for any event referred to in Section 6.5(a), 6.5(b) or 6.5(c) (other than the subdivision, redivision, reduction, combination or consolidation of its Shares) which may give rise to an adjustment in the Conversion Rate, and, in each case, such notice shall specify the particulars of such event and the record date and the effective date for such event; provided that the Corporation shall only be required to specify in such notice such particulars of such event as shall have been fixed and determined on the date on which such notice is given. Such notice shall be given not less than 14 days in each case prior to such applicable record date.

In addition, the Corporation covenants with the Debenture Trustee that so long as any Debenture remains outstanding, it will give notice to the Debenture Trustee, and to the Debentureholders in the manner provided in Section 14.2, at least 30 days prior to the (i) effective date of any transaction referred to in Section 6.5(d) stating the consideration into which the Debentures will be convertible after the effective date of such transaction, and (ii) Expiration Date of any transaction referred to in Section 6.5(e) stating the consideration paid per Share in such transaction.

6.11	Protection of Debenture Trustee

Subject to Section 15.4, the Debenture Trustee:

(a)

shall not at any time be under any duty or responsibility to any Debentureholder to determine whether any facts exist which may require any adjustment in the Conversion Price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making the same;

(b)

shall not be accountable with respect to the validity or value (or the kind or amount) of any Shares or other securities or property which may at any time be issued or delivered upon the conversion of any Debenture;

(c)

shall not be responsible for any failure of the Corporation to make any cash payment or to issue, transfer or deliver Shares or Share certificates upon the surrender of any Debenture for the purpose of conversion, or to comply with any of the covenants contained in this Article; and

(d)	shall be entitled to act and rely on any adjustment calculation of the Corporation.

6.12	Payment on Conversion

Upon conversion of any Debentures, the Corporation has the right to pay or deliver, as the case may be, Shares (“Physical Settlement”), cash (“Cash Settlement”), or a combination of Shares and cash (“Combination Settlement”), as described below. Each of these is referred to as a “Settlement Method” below.

(a)	All conversions of the Debentures occurring on the same day shall be settled using the same Settlement Method.

(b)

If the Corporation elects a Settlement Method, it will specify in a notice delivered to the Debenture Trustee and the Debentureholders so converting in accordance with Section 14.2 of the Settlement Method it has selected no later than the close of business on the related Date of Conversion.

(c)

If the Corporation does not timely elect a Settlement Method for any conversions of Debentures by advising the Debenture Trustee and the Debentureholders so converting in accordance with Section 6.12(b), the Corporation will be deemed to have elected Physical Settlement.

(d)	Settlement amounts will be computed as follows:

(i)

if the Corporation elects (or is deemed to have elected) Physical Settlement, it will deliver to the Debenture Trustee, for delivery to the converting Debentureholder, in respect of each $1,000 principal amount of Debentures being converted, a number of Shares equal to the Conversion Rate (as adjusted in accordance with Article 6);

(ii)

if the Corporation elects Cash Settlement, it will pay to the Debenture Trustee, for delivery to the converting Debentureholder, in respect of each $1,000 principal amount of Debentures being converted, cash in an amount equal to (A) the Trailing Market Price calculated as of the Trading Day immediately following the Date of Conversion multiplied by (B) the number of Shares that the holder would have otherwise been entitled to receive on the Date of Conversion had the Corporation elected Physical Settlement; and

(iii)

if the Corporation elects Combination Settlement, it will pay or deliver, as the case may be, to Debenture Trustee, for delivery to the converting Debentureholder in respect of each $1,000 principal amount of Debentures being converted, (X) such number of Shares, as determined by the Corporation, that are less than the number of Shares that the holder would have otherwise been entitled to receive on the Date of Conversion had the Corporation elected Physical Settlement (“Share Settlement Portion”); and (Y) cash in an amount equal to the Trailing Market Price calculated as of the Trading Day immediately following the Date of Conversion multiplied by the difference of: (A) the number of Shares that the holder would have otherwise been entitled to receive on the Date of Conversion had the Corporation elected Physical Settlement minus (B) the Share Settlement Portion.

(e)

Except in the case of an adjustment of the Conversion Rate as set forth in Article 6 hereof, the Corporation will deliver the consideration due in respect of conversion on the third Business Day immediately following the relevant Date of Conversion, if it elects Physical Settlement, or on the third Business Day immediately following the last Trading Day used to calculate the Trailing Market Price, in the case of any other Settlement Method.

(f)	Holders converting their Debentures, unless Cash Settlement is selected by the Corporation, will become holders of record of Shares on the Business Day immediately following the Date of Conversion.

ARTICLE 7
COVENANTS OF THE CORPORATION

The Corporation hereby covenants and agrees with the Debenture Trustee for the benefit of the Debenture Trustee and the Debentureholders, that so long as any Debentures remain outstanding:

7.1	To Pay Principal, Premium (if any) and Interest

The Corporation will duly and punctually pay or cause to be paid to every Debentureholder the principal of, premium (if any) and interest accrued on the Debentures of which it is the holder on the dates, at the places and in the manner mentioned herein and in the Debentures.

7.2	To Pay Debenture Trustee’s Remuneration

The Corporation will pay the Debenture Trustee reasonable remuneration for its services as Debenture Trustee hereunder and will repay to the Debenture Trustee on demand all reasonable amounts which shall have been paid by the Debenture Trustee in connection with the execution of the trusts hereby created and such monies including the Debenture Trustee’s remuneration, shall be payable out of any funds coming into the possession of the Debenture Trustee in priority to payment of any principal of the Debentures or interest thereon. Any amount due under this Section and unpaid thirty days after written request for such payment shall bear interest from the expiration of such thirty days at a rate per annum equal to the then rate charged by the Debenture Trustee under similar indentures from time to time, payable on demand. Such remuneration shall continue to be payable until the trusts hereof be finally wound up and whether or not the trusts of this Indenture shall be in the course of administration by or under the direction of a court of competent jurisdiction.

7.3	To Give Notice of Default

The Corporation shall promptly notify the Debenture Trustee in writing upon obtaining knowledge of any Event of Default hereunder.

7.4	Preservation of Existence, etc.

Subject to the express provisions hereof, the Corporation will carry on and conduct its activities, and cause its Subsidiaries to carry on and conduct their businesses, in a proper, efficient and business-like manner and in accordance with good business practices; and, subject to the express provisions hereof and it will do or cause to be done all things necessary to preserve and keep in full force and effect the existence and right of the Corporation.

7.5	Keeping of Books

The Corporation will keep or cause to be kept proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Corporation in accordance with generally accepted accounting principles.

7.6	Annual Certificate of Compliance

The Corporation shall deliver to the Debenture Trustee, within 120 days after the end of each calendar year (and at any time upon reasonable demand by the Debenture Trustee), an Officer’s Certificate as to the knowledge of such Director or an Authorized Officer who executes the Officer’s Certificate, of the Corporation’s compliance with all conditions and covenants of this Indenture certifying that after reasonable investigation and inquiry, the Corporation has complied with all covenants, conditions or other requirements contained in this Indenture, the non-compliance with which could, with the giving of notice, lapse of time or otherwise, constitute an Event of Default hereunder, or if such is not the case, setting forth with reasonable particulars the circumstances of any failure to comply and any steps taken or proposed to be taken to remedy such Event of Default.

7.7	No Dividend or Distributions on Shares if Event of Default

The Corporation shall not declare or make any dividend or distribution to the holders of its issued and outstanding Shares after the occurrence of an Event of Default unless and until such default shall have been cured or waived or shall have ceased to exist.

7.8	Performance of Covenants by Debenture Trustee

If the Corporation shall fail to perform any of its covenants contained in this Indenture, the Debenture Trustee may notify the Debentureholders of such failure on the part of the Corporation or may itself perform any of the covenants capable of being performed by it, but (subject to Sections 8.2 and 15.4) shall be under no obligation to do so or to notify the Debentureholders. All reasonable sums so expended or advanced by the Debenture Trustee shall be repayable as provided in Section 7.2. No such performance, expenditure or advance by the Debenture Trustee shall be deemed to relieve the Corporation of any default hereunder.

7.9	Maintain Listing

The Corporation shall use commercially-reasonable efforts to ensure that the Shares are listed and posted for trading on the NYSE and the TSX and that the Initial Debentures are listed and posted for trading on the TSX, to maintain such listing and posting for trading of the Shares on the NYSE and the TSX and the Initial Debentures on the TSX, and to maintain the Corporation’s status as a “reporting issuer” not in default under Applicable Securities Legislation, in all cases for as long as any Initial Debentures remain outstanding.

ARTICLE 8
DEFAULT

8.1	Events of Default

Each of the following events constitutes, and is herein sometimes referred to as, an “Event of Default”:

(a)	failure for 30 days to pay interest on the Debentures when due;

(b)

failure to pay principal or premium, if any, (whether by way of payment of cash or delivery of Shares) on the Debentures when due whether at maturity upon redemption, or a Change of Control, by declaration or otherwise;

(c)

default in the delivery, when due, of all cash and any Shares or other consideration, including any Make-Whole Premium Shares, payable on conversion with respect to the Debentures which default continues for 15 days;

(d)

default in the observance or performance of any covenant or condition of this Indenture by the Corporation and the failure to cure (or obtain a waiver for) such default for a period of 30 days after notice in writing has been given to the Corporation by the Debenture Trustee or by the holders of not less than 25% in principal amount of the Debentures then outstanding specifying such default and requiring the Corporation to remedy such default or obtain a waiver for same;

(e)

if a decree or order of a court having jurisdiction is entered adjudging the Corporation a bankrupt or insolvent under the Bankruptcy and Insolvency Act (Canada) or any other bankruptcy, insolvency or similar laws, or if a sequestration or process of execution is issued against, or against any material part of, the property of the Corporation or any Material Subsidiary, or appointing a receiver of, or any substantial part of, the property of the Corporation or any Material Subsidiary or ordering the winding-up or liquidation of its affairs, and any such decree or order continues unstayed and in effect for a period of 60 days;

(f)

if the Corporation or any Material Subsidiary institutes proceedings to be adjudicated bankrupt or insolvent, or consents to the institution of bankruptcy or insolvency proceedings against it under the Bankruptcy and Insolvency Act (Canada) or any other bankruptcy, insolvency or similar laws, or consents to the filing of any such petition or to the appointment of a receiver of, or any substantial part of, the property of the Corporation or makes a general assignment for the benefit of creditors, or admits in writing its inability to pay its debts generally as they become due;

(g)

if an event of default occurs or exists under any indenture, agreement or other instrument evidencing or governing indebtedness for money borrowed by the Corporation having an outstanding principal amount in excess of $25 million (or the equivalent amount in any other currency) individually or in the aggregate and (A) as a result of such event of default, such indebtedness has become due and payable before the date it would otherwise have been due and payable, and (B) the holders of such indebtedness are entitled to commence, and have commenced, the enforcement of security they hold for such indebtedness (if any) or the exercise of any other creditors’ remedies to collect such indebtedness; or

(h)

if a resolution is passed for the winding-up or liquidation of the Corporation except in the course of carrying out or pursuant to a transaction in respect of which the conditions of Section 11.1 are duly observed and performed.

In each and every such Event of Default the Debenture Trustee may, in its discretion, but subject to the provisions of this Section, and shall, upon receipt of a request in writing signed by the holders of not less than 25% in principal amount of the Debentures then outstanding, (or if the Event of Default shall exist only in respect of one or more series of Debentures then outstanding, then upon prior funding and indemnity and receipt of a request in writing signed by the holders of not less than 25% in principal amount of the Debentures of such series then outstanding) subject to the provisions of Section 8.3, by notice in writing to the Corporation declare the principal of, premium, if any, and interest on all Debentures then outstanding (or, as the case may be, on all Debentures of such series outstanding) and all other monies outstanding hereunder to be due and payable and the same shall forthwith become immediately due and payable to the Debenture Trustee, and the Corporation shall forthwith pay to the Debenture Trustee for the benefit of the Debentureholders such principal (and premium, if any), accrued and unpaid interest and interest on amounts in default on such Debentures (and, where such a declaration is based upon a voluntary winding-up or liquidation of the Corporation, the premium, if any, on the Debentures then outstanding which would have been payable upon the redemption thereof by the Corporation on the date of such declaration) and all other monies outstanding hereunder, together with subsequent interest at the rate borne by the Debentures on such principal (and premium, if any), interest and such other monies from the date of such declaration until payment is received by the Debenture Trustee, such subsequent interest to be payable at the times and places and in the monies mentioned in and according to the tenor of the Debentures. Such payment when made shall be deemed to have been made in discharge of the Corporation’s obligations hereunder and any monies so received by the Debenture Trustee shall be applied in the manner provided in Section 8.6.

For greater certainty, for the purposes of this Section 8.1, a series of Debentures shall be in default in respect of an Event of Default if such Event of Default relates to a default in the payment of principal, premium, if any, or interest on the Debentures of such series in which case references to Debentures in this Section 8.1 shall refer to Debentures of that particular series.

For the purposes of this Article 8, where the Event of Default refers to an Event of Default with respect to a particular series of Debentures as described in this Section 8.1, then this Article 8 shall apply mutatis mutandis to the Debentures of such series and references in this Article 8 to the Debentures shall mean Debentures of the particular series and references to the Debentureholders shall refer to the Debentureholders of the particular series, as applicable.

8.2	Notice of Events of Default

If an Event of Default shall occur and be continuing the Debenture Trustee shall, within 30 days after it receives written notice or otherwise becomes aware of the occurrence of such Event of Default, give notice of such Event of Default to the Debentureholders in the manner provided in Section 14.2, provided that notwithstanding the foregoing, unless the Debenture Trustee shall have been requested to do so by the holders of at least 25% of the principal amount of the Debentures then outstanding, the Debenture Trustee shall not be required to give such notice if the Debenture Trustee in good faith shall have determined that the withholding of such notice is in the best interests of the Debentureholders and shall have so advised the Corporation in writing.

When notice of the occurrence of an Event of Default has been given and the Event of Default is thereafter cured, notice that the Event of Default is no longer continuing shall be given by the Debenture Trustee to the Debentureholders within 15 days after the Debenture Trustee becomes aware the Event of Default has been cured.

8.3	Waiver of Default

Upon the happening of any Event of Default hereunder:

(a)

the holders of the Debentures shall have the power (in addition to the powers exercisable by Extraordinary Resolution as hereinafter provided) by requisition in writing by the holders of a majority of the principal amount of Debentures then outstanding, to instruct the Debenture Trustee to waive any Event of Default and to cancel any declaration made by the Debenture Trustee pursuant to Section 8.1 and the Debenture Trustee shall thereupon waive the Event of Default and cancel such declaration, or either, upon such terms and conditions as shall be prescribed in such requisition; provided that notwithstanding the foregoing if the Event of Default has occurred by reason of the non- observance or non-performance by the Corporation of any covenant applicable only to one or more series of Debentures, then the holders of more than 50% of the principal amount of the outstanding Debentures of that series shall be entitled to exercise the foregoing power and the Debenture Trustee shall so act and it shall not be necessary to obtain a waiver from the holders of any other series of Debentures; and

(b)

the Debenture Trustee, so long as it has not become bound to declare the principal and interest on the Debentures then outstanding to be due and payable, or to obtain or enforce payment of the same, shall have power to waive any Event of Default if, in the Debenture Trustee’s opinion, the same shall have been cured or adequate satisfaction made therefor, and in such event to cancel any such declaration theretofore made by the Debenture Trustee in the exercise of its discretion, upon such terms and conditions as the Debenture Trustee may deem advisable.

No such act or omission either of the Debenture Trustee or of the Debentureholders shall extend to or be taken in any manner whatsoever to affect any subsequent Event of Default or the rights resulting therefrom.

8.4	Enforcement by the Debenture Trustee

Subject to the provisions of Section 8.3 and to the provisions of any Extraordinary Resolution that may be passed by the Debentureholders and to the provisions of this Section, if the Corporation shall fail to pay to the Debenture Trustee, forthwith after the same shall have been declared to be due and payable under Section 8.1, the principal of and premium (if any) and interest on all Debentures then outstanding, together with any other amounts due hereunder, the Debenture Trustee may in its discretion and shall upon receipt of a request in writing signed by the holders of not less than 25% in principal amount of the Debentures then outstanding and upon being funded and indemnified to its reasonable satisfaction against all costs, expenses and liabilities to be incurred, proceed in its name as trustee hereunder to obtain or enforce payment of such principal of and premium (if any) and interest on all the Debentures then outstanding together with any other amounts due hereunder by such proceedings authorized by this Indenture or by law as the Debenture Trustee in such request shall have been directed to take, or if such request contains no such direction, or if the Debenture Trustee shall act without such request, then by such proceedings authorized by this Indenture or by law as the Debenture Trustee shall deem expedient.

The Debenture Trustee shall be entitled and empowered, either in its own name or as trustee, or as attorney for the holders of the Debentures, or in any one or more of such capacities, to file such proof of debt, amendment of proof of debt, claim, petition or other document as may be necessary or advisable in order to have the claims of the Debenture Trustee and of the holders of the Debentures allowed in any insolvency, bankruptcy, liquidation or other judicial proceedings relative to the Corporation or its creditors or relative to or affecting its property. The Debenture Trustee is hereby irrevocably appointed (and the successive respective holders of the Debentures by taking and holding the same shall be conclusively deemed to have so appointed the Debenture Trustee) the true and lawful attorney of the respective holders of the Debentures with authority to make and file in the respective names of the holders of the Debentures or on behalf of the holders of the Debentures as a class, subject to deduction from any such claims of the amounts of any claims filed by any of the holders of the Debentures themselves, any proof of debt, amendment of proof of debt, claim, petition or other document in any such proceedings and to receive payment of any sums becoming distributable on account thereof, and to execute any such other papers and documents and to do and perform any and all such acts and things for and on behalf of such holders of the Debentures, as may be necessary or advisable in the opinion of the Debenture Trustee, in order to have the respective claims of the Debenture Trustee and of the holders of the Debentures against the Corporation or its property allowed in any such proceeding, and to receive payment of or on account of such claims; provided, however, that subject to Section 8.3, nothing contained in this Indenture shall be deemed to give to the Debenture Trustee, unless so authorized by Extraordinary Resolution, any right to accept or consent to any plan of reorganization or otherwise by action of any character in such proceeding to waive or change in any way any right of any Debentureholder.

The Debenture Trustee shall also have the power at any time and from time to time to institute and to maintain such suits and proceedings as it may be advised shall be necessary or advisable to preserve and protect its interests and the interests of the Debentureholders.

All rights of action hereunder may be enforced by the Debenture Trustee without the possession of any of the Debentures or the production thereof at trial or other proceedings relating thereto. Any such suit or proceeding instituted by the Debenture Trustee shall be brought in the name of the Debenture Trustee as trustee of an express trust, and any recovery of judgment shall be for the rateable benefit of the holders of the Debentures subject to the provisions of this Indenture. In any proceeding brought by the Debenture Trustee (and also any proceeding in which a declaratory judgment of a court may be sought as to the interpretation or construction of any provision of this Indenture, to which the Debenture Trustee shall be a party) the Debenture Trustee shall be held to represent all the holders of the Debentures, and it shall not be necessary to make any holders of the Debentures parties to any such proceeding.

8.5	No Suits by Debentureholders

No holder of any Debenture shall have any right to institute any action, suit or proceeding for the purpose of enforcing payment of the principal of, or premium (if any), or interest on the Debentures or for the execution of any trust or power hereunder or for the appointment of a liquidator or receiver or for a receiving order under the Bankruptcy and Insolvency Act (Canada) or to have the Corporation wound up or to file or prove a claim in any liquidation or bankruptcy proceeding or for any other remedy hereunder, unless: (a) such holder shall previously have given to the Debenture Trustee written notice of the happening of an Event of Default hereunder; (b) the Debentureholders by Extraordinary Resolution or by written instrument signed by the holders of at least 25% in principal amount of the Debentures then outstanding shall have made a request to the Debenture Trustee and the Debenture Trustee shall have been afforded reasonable opportunity either itself to proceed to exercise the powers hereinbefore granted or to institute an action, suit or proceeding in its name for such purpose; (c) the Debentureholders or any of them shall have furnished to the Debenture Trustee, when so requested by the Debenture Trustee, sufficient funds and security and indemnity satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby; and (d) the Debenture Trustee shall have failed to act within a reasonable time after such notification, request and offer of indemnity and such notification, request and offer of indemnity are hereby declared in every such case, at the option of the Debenture Trustee, to be conditions precedent to any such proceeding or for any other remedy hereunder by or on behalf of the holder of any Debentures.

8.6	Application of Monies by Debenture Trustee

(a)

Except as herein otherwise expressly provided, any monies received by the Debenture Trustee from the Corporation pursuant to the foregoing provisions of this Article 8, or as a result of legal or other proceedings or from any trustee in bankruptcy or liquidator of the Corporation, shall be applied, together with any other monies in the hands of the Debenture Trustee available for such purpose, as follows:

(i)

first, in payment or in reimbursement to the Debenture Trustee of its compensation, and reasonable costs, charges, expenses, borrowings, advances or other monies furnished or provided by or at the instance of the Debenture Trustee in or about the execution of its trusts under, or otherwise in relation to, this Indenture, with interest thereon as herein provided;

(ii)

second, but subject as hereinafter in this Section 8.6 provided, in payment, rateably and proportionately to (and in the case of applicable withholding taxes, if any, on behalf of) the holders of Debentures, of the principal of and premium (if any) and accrued and unpaid interest and interest on amounts in default on the Debentures which shall then be outstanding in the priority of principal first and then premium (if any) and then accrued and unpaid interest and interest on amounts in default unless otherwise directed by Extraordinary Resolution and in that case in such order or priority as between principal, premium (if any) and interest as may be directed by such resolution; and

(iii)	third, in payment of the surplus, if any, of such monies to the Corporation or its assigns;

(iv)

provided, however, that no payment shall be made pursuant to clause (ii) above in respect of the principal, premium (if any) or interest on any Debenture held, directly or indirectly, by or for the benefit of the Corporation or any Subsidiary (other than any Debenture pledged for value and in good faith to a person other than the Corporation or any Subsidiary but only to the extent of such person’s interest therein) except subject to the prior payment in full of the principal, premium (if any) and interest (if any) on all Debentures which are not so held.

(b)

The Debenture Trustee shall not be bound to apply or make any partial or interim payment of any monies coming into its hands if the amount so received by it, after reserving therefrom such amount as the Debenture Trustee may think necessary to provide for the payments mentioned in Section 8.6(a), is insufficient to make a distribution of at least 2% of the aggregate principal amount of the outstanding Debentures, but it may retain the money so received by it and invest or deposit the same as provided in Section 15.10 until the money or the investments representing the same, with the income derived therefrom, together with any other monies for the time being under its control shall be sufficient for the said purpose or until it shall consider it advisable to apply the same in the manner hereinbefore set out. The foregoing shall, however, not apply to a final payment or distribution hereunder.

8.7	Notice of Payment by Debenture Trustee

Not less than 15 days’ notice shall be given in the manner provided in Section 14.2 by the Debenture Trustee to the Debentureholders of any payment to be made under this Article 8. Such notice shall state the time when and place where such payment is to be made and also the liability under this Indenture to which it is to be applied. After the day so fixed, unless payment shall have been duly demanded and have been refused, the Debentureholders will be entitled to interest only on the balance (if any) of the principal monies, premium (if any) and interest due (if any) to them, respectively, on the Debentures, after deduction of the respective amounts payable in respect thereof on the day so fixed.

8.8	Debenture Trustee May Demand Production of Debentures

The Debenture Trustee shall have the right to demand production of the Debentures in respect of which any payment of principal, interest or premium (if any) required by this Article 8 is made and may cause to be endorsed on the same a memorandum of the amount so paid and the date of payment, but the Debenture Trustee may, in its discretion, dispense with such production and endorsement, upon such indemnity being given to it and to the Corporation as the Debenture Trustee shall deem sufficient.

8.9	Remedies Cumulative

No remedy herein conferred upon or reserved to the Debenture Trustee, or upon or to the holders of Debentures is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now existing or hereafter to exist by law or by statute.

8.10	Judgment Against the Corporation

The Corporation covenants and agrees with the Debenture Trustee that, in case of any judicial or other proceedings to enforce the rights of the Debentureholders, judgment may be rendered against it in favour of the Debentureholders or in favour of the Debenture Trustee, as trustee for the Debentureholders, for any amount which may remain due in respect of the Debentures and premium (if any) and the interest thereon and any other monies owing hereunder.

8.11	Immunity of Directors, Officers and Others

The Debentureholders and the Debenture Trustee hereby waive and release any right, cause of action or remedy now or hereafter existing in any jurisdiction against any past, present or future officer or director of any entity of the Primero Group, any Director or any holder of Shares or of any successor thereto, for the payment of the principal of or premium or interest on any of the Debentures or on any covenant, agreement, representation or warranty by the Corporation contained herein or in the Debentures.

ARTICLE 9
SATISFACTION AND DISCHARGE

9.1	Cancellation and Destruction

All Debentures shall forthwith after payment thereof be delivered to the Debenture Trustee and cancelled by it. All Debentures cancelled or required to be cancelled under this or any other provision of this Indenture shall, if not already cancelled, be cancelled and perforated by the Debenture Trustee and, if required by the Corporation, the Debenture Trustee shall furnish to it a destruction certificate setting out the designating numbers of the Debentures so destroyed.

9.2	Non-Presentation of Debentures

In case the holder of any Debenture shall fail to present the same for payment on the date on which the principal, premium (if any) or the interest thereon or represented thereby becomes payable either at maturity or otherwise or shall not accept payment on account thereof and give such receipt therefor, if any, as the Debenture Trustee may require:

(a)	the Corporation shall be entitled to pay or deliver to the Debenture Trustee and direct the Debenture Trustee to set aside;

(b)

in respect of monies or Shares in the hands of the Debenture Trustee which may or should be applied to the payment of the Debentures, the Corporation shall be entitled to direct the Debenture Trustee to set aside; or

(c)	if the redemption was pursuant to notice given by the Debenture Trustee, the Debenture Trustee may itself set aside,

the monies or Shares, as the case may be, in trust to be paid to the holder of such Debenture upon due presentation or surrender thereof in accordance with the provisions of this Indenture; and thereupon the monies or Shares payable on or represented by each Debenture in respect whereof such monies or Shares, if applicable, have been set aside shall be deemed to have been paid and the holder thereof shall thereafter have no right in respect thereof except that of receiving delivery and payment of the monies or Shares, if applicable, (less applicable withholding taxes, if any) so set aside by the Debenture Trustee upon due presentation and surrender thereof, subject always to the provisions of Section 9.3 .

9.3	Repayment of Unclaimed Monies or Shares

Subject to applicable law, any monies or Shares, if applicable, set aside under Section 9.2 and not claimed by and paid to holders of Debentures as provided in Section 9.2 within six years after the date of such setting aside shall be repaid and delivered to the Corporation by the Debenture Trustee and thereupon the Debenture Trustee shall be released from all further liability with respect to such monies or Shares, if applicable, and thereafter the holders of the Debentures in respect of which such monies or Shares, if applicable, were so repaid to the Corporation shall have no rights in respect thereof except to obtain payment and delivery of the monies or Shares, as applicable and without interest, from the Corporation subject to any prescription provided by the laws of the Province of Ontario. Notwithstanding the foregoing, the Debenture Trustee will pay any remaining funds prior to the expiry of six years after the setting aside described in Section 9.2 to the Corporation upon receipt from the Corporation, or one of its Subsidiaries, of an uncontested letter of credit from a Canadian chartered bank in an amount equal to or in excess of the amount of the remaining funds. If the remaining funds are paid to the Corporation prior to the expiry of six years after such setting aside, the Corporation shall reimburse the Debenture Trustee for any amounts so set aside which are required to be paid by the Debenture Trustee to a holder of a Debenture after the date of such payment of the remaining funds to the Corporation but prior to six years after such setting aside.

9.4	Discharge

The Debenture Trustee shall at the written request of the Corporation release and discharge this Indenture and execute and deliver such instruments as it shall be advised by Counsel are requisite for that purpose and to release the Corporation from its covenants herein contained (other than the provisions relating to the indemnification of the Debenture Trustee), upon proof being given to the reasonable satisfaction of the Debenture Trustee that the principal and premium (if any) of and interest (including interest on amounts in default, if any), on all the Debentures and all other monies payable hereunder have been paid or satisfied or that all the Debentures having matured or having been duly called for redemption, payment of the principal of and interest (including interest on amounts in default, if any) on such Debentures and of all other monies payable hereunder has been duly and effectually provided for in accordance with the provisions hereof.

9.5	Satisfaction

(a)

The Corporation shall be deemed to have fully paid, satisfied and discharged all of the outstanding Debentures of any series and the Debenture Trustee, at the expense of the Corporation, shall execute and deliver proper instruments acknowledging the full payment, satisfaction and discharge of such Debentures, when, with respect to all of the outstanding Debentures or all of the outstanding Debentures of any series, as applicable, either:

(i)

the Corporation has deposited or caused to be deposited with the Debenture Trustee as trust funds or property in trust for the purpose of making payment on such Debentures, an amount in money or Shares, if applicable, sufficient to pay, satisfy and discharge the entire amount of principal, premium, if any, and interest, if any, to maturity or any repayment date or Redemption Dates or any Change of Control Purchase Date or upon conversion or otherwise, as the case may be, of such Debentures (including the maximum amount of Shares that may be payable as Make-Whole Premium Shares); or

(ii)	the Corporation has deposited or caused to be deposited with the Debenture Trustee as property in trust for the purpose of making payment on such Debentures:

(A)

if the Debentures are issued in US dollars, such amount in US dollars of direct obligations of, or obligations the principal and interest of which are guaranteed by, the United States Government, the Government of Canada or Shares, if applicable; or

(B)

if the Debentures are issued in a currency other than US dollars, cash in the currency in which the Debentures are payable and/or such amount in such currency of direct obligations of, or obligations the principal and interest of which are guaranteed by, the Government of Canada or the government that issued the currency in which the Debentures are payable or Shares, if applicable;

as will be sufficient to pay and discharge the entire amount of principal, premium, if any, and accrued and unpaid interest to maturity or any repayment date, as the case may be, of all such Debentures; and in either event:

(iii)

the Corporation has paid, caused to be paid or made provisions to the satisfaction of the Debenture Trustee for the payment of all other sums payable or which may be payable (including the maximum number of Shares that may be issuable as Make-Whole Premium Shares) with respect to all of such Debentures (together with all reasonable expenses of the Debenture Trustee in connection with the payment of such Debentures); and

(iv)

the Corporation has delivered to the Debenture Trustee an Officer’s Certificate stating that all conditions precedent herein provided relating to the payment, satisfaction and discharge of all such Debentures have been complied with.

Any deposits with the Debenture Trustee referred to in this Section 9.5 shall be irrevocable, subject to Section 9.6, and shall be made under the terms of an escrow and/or trust agreement in form and substance satisfactory to the Debenture Trustee and the Corporation and which provides for the due and punctual payment of the principal of, and interest and premium, if any, on the Debentures being satisfied.

(b)

Upon the satisfaction of the conditions set out in this Section 9.5 with respect to all the outstanding Debentures, or all the outstanding Debentures of any series, as applicable, the terms and conditions of the Debentures, including the terms and conditions with respect thereto set out in this Indenture (other than those contained in Article 2, 4 and 6 and Section 8.4 and the provisions of Article 1 pertaining to the foregoing provisions) shall no longer be binding upon or applicable to the Corporation.

(c)

Any funds or obligations deposited with the Debenture Trustee pursuant to this Section 9.5 shall be denominated in the currency or denomination of the Debentures in respect of which such deposit is made.

(d)

If the Debenture Trustee is unable to apply any money or securities in accordance with this Section 9.5 by reason of any legal proceeding or any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Corporation’s obligations under this Indenture and the affected Debentures shall be revived and reinstated as though no money or securities had been deposited pursuant to this Section 9.5 until such time as the Debenture Trustee is permitted to apply all such money or securities in accordance with this Section 9.5, provided that if the Corporation has made any payment in respect of principal, premium or interest on Debentures or, as applicable, other amounts because of the reinstatement of its obligations, the Corporation shall be subrogated to the rights of the holders of such Debentures to receive such payment from the money or securities held by the Debenture Trustee.

9.6	Continuance of Rights, Duties and Obligations

(a)

Where trust funds or trust property have been deposited pursuant to Section 9.5, the holders of Debentures and the Corporation shall continue to have and be subject to their respective rights, duties and obligations under Article 2, Article 4 and Article 6 and the provisions of Article 1 pertaining to the foregoing provisions, as may be applicable.

(b)

In the event that, after the deposit of trust funds or trust property pursuant to Section 9.5 in respect of a series of Debentures (the “Defeased Debentures”), any holder of any of the Defeased Debentures from time to time converts its Debentures to Shares or other securities of the Corporation in accordance with Subsection 2.4(e), Article 6 or any other provision of this Indenture, the Debenture Trustee shall upon receipt of a Written Direction of the Corporation return to the Corporation from time to time the proportionate amount of the trust funds or other trust property deposited with the Debenture Trustee pursuant to Section 9. 5 in respect of the Defeased Debentures which is applicable to the Defeased Debentures so converted (which amount shall be based on the applicable principal amount of the Defeased Debentures being converted in relation to the aggregate outstanding principal amount of all the Defeased Debentures).

(c)

In the event that, after the deposit of trust funds or trust property pursuant to Section 9.5, the Corporation is required to purchase any outstanding Debentures pursuant to Subsection 2.4(i) in relation to Initial Debentures or to purchase or make an offer to purchase Debentures pursuant to any other similar provisions relating to any other series of Debentures, the Corporation shall be entitled to use any trust money or trust property deposited with the Debenture Trustee pursuant to Section 9.5 for the purpose of paying to any holders of Defeased Debentures who have accepted any such offer of the Corporation the Offer Price payable to such holders in respect of such offer to purchase the Initial Debentures (or the total offer price payable in respect of an offer relating to any other series of Debentures). Upon receipt of a Written Direction from the Corporation, the Debenture Trustee shall be entitled to pay to such holder from such trust money or trust property deposited with the Debenture Trustee pursuant to Section 9.5 in respect of the Defeased Debentures which is applicable to the Defeased Debentures held by such holders who have accepted any such offer from the Corporation (which amount shall be based on the applicable principal amount of the Defeased Debentures held holders that accept any such offer in relation to the aggregate outstanding principal amount of all the Defeased Debentures).

ARTICLE 10
SHARE INTEREST PAYMENT ELECTION

10.1	Share Interest Payment Election

(a)

Provided that no Event of Default has occurred and is continuing under this Indenture and that all applicable regulatory approvals have been obtained (including any required approval of any stock exchange on which the Debentures or Shares are then listed and subject to Applicable Securities Legislation), the Corporation shall have the right, from time to time to pay the Interest Obligation on an Interest Payment Date (i) in cash; (ii) by delivering sufficient Shares to the Debenture Trustee, for sale on behalf of the Corporation, in which event holders of the Debentures will be entitled to receive a cash payment equal to the interest payable from the proceeds of the sale of such Shares; or (iii) any combination of (i) and (ii) above, by making a Share Interest Payment Election in respect of any Interest Obligation, in whole or in part, and by delivering a Share Interest Payment Election Notice to the Debenture Trustee no later than the earlier of: (i) the date required by applicable law or the rules of any stock exchange on which the Debentures or Shares are then listed, and (ii) the day which is 15 Business Days prior to the Interest Payment Date to which the Share Interest Payment Election relates.

(b)

Upon receipt of a Share Interest Payment Election Notice, the Debenture Trustee shall, in accordance with this Article 10 and such Share Interest Payment Election Notice, deliver Share Bid Requests to the investment banks, brokers or dealers identified by the Corporation, in its absolute discretion, in the Share Interest Payment Election Notice. In connection with the Share Interest Payment Election, the Debenture Trustee shall: (i) accept delivery of the Shares from the Corporation and process the Shares in accordance with the Share Interest Payment Election Notice and this Article 10; (ii) accept bids with respect to, and consummate sales of, such Shares, each as the Corporation, in the form of a Written Direction of the Corporation, shall direct in its absolute discretion through the investment banks, brokers or dealers identified by the Corporation in the Share Interest Payment Election Notice; (iii) invest the proceeds of such sales on the direction of the Corporation in Government Obligations which mature prior to the applicable Interest Payment Date and use such proceeds to pay the Interest Obligation in respect of which the Share Interest Payment Election was made; (iv) deliver proceeds to holders of Debentures to satisfy all or a portion of the Corporation’s Interest Obligations, as directed by the Corporation in the Share Interest Payment Election Notice; and (v) perform any other action necessarily incidental thereto. The Share Interest Payment Election Notice shall direct the Debenture Trustee to solicit and accept only, and each Share Bid Request shall provide that the acceptance of any bid is conditional on the acceptance of, sufficient bids to result in aggregate proceeds from such issue and sale of Shares which, together with the cash payments to be made by the Corporation in lieu of fractional Shares, if any, equal the Interest Obligation on the Share Delivery Date.

(c)

The Share Interest Payment Election Notice shall provide for, and all bids shall be subject to, the right of the Corporation, by delivering written notice to the Debenture Trustee at any time prior to the consummation of such delivery and sale of the Shares on the Share Delivery Date, to withdraw the Share Interest Payment Election (which shall have the effect of withdrawing each related Share Bid Request), whereupon the Corporation shall be obliged to pay in cash the Interest Obligation in respect of which the Share Interest Payment Election Notice has been delivered.

(d)

Any sale of Shares pursuant to this Article 10 may be made to one or more persons whose bids are solicited, but all such sales with respect to a particular Share Interest Payment Election shall take place concurrently on the Share Delivery Date.

(e)

The amount received in cash by a holder of a Debenture in respect of the Interest Obligation or the entitlement thereto will not be affected by whether or not the Corporation elects to satisfy the Interest Obligation pursuant to a Share Interest Payment Election.

(f)

The Debenture Trustee shall inform the Corporation promptly following receipt of any bid or bids for Shares solicited pursuant to the Share Bid Requests. The Debenture Trustee shall accept such bid or bids as the Corporation, in its absolute discretion, shall direct by Written Direction of the Corporation, provided that the aggregate proceeds of all sales of Shares resulting from the acceptance of such bids, together with the amount of any cash payment by the Corporation in lieu of any fractional Shares, on the Share Delivery Date, must be equal to the related Share Interest Payment Election Amount in connection with any bids so accepted, the Corporation, the Debenture Trustee (if required by the Corporation in its absolute discretion) and the applicable bidders shall, not later than the Share Delivery Date, enter into Share Purchase Agreements and shall comply with all Applicable Securities Legislation, including the securities rules and regulations of any stock exchange on which the Debentures or Shares are then listed. The Corporation shall pay all fees and expenses in connection with the Share Purchase Agreements including the fees and commissions charged by the investment banks, brokers and dealers and the reasonable fees of the Debenture Trustee.

(g)

Provided that: (i) all conditions specified in each Share Purchase Agreement to the closing of all sales thereunder have been satisfied, other than the delivery of the Shares to be sold thereunder against payment of the purchase price thereof; and (ii) the purchasers under each Share Purchase Agreement shall be ready, willing and able to perform thereunder, in each case on the Share Delivery Date, the Corporation shall, on the Share Delivery Date, deliver to the Debenture Trustee the Shares to be sold on such date, an amount in cash equal to the value of any fractional Shares and an Officer’s Certificate to the effect that all conditions precedent to such sales, including those set out in this Indenture and in each Share Purchase Agreement, have been satisfied. Upon such deliveries, the Debenture Trustee shall consummate such sales on such Share Delivery Date on behalf of the Corporation by the delivery of the Shares to such purchasers against payment to the Debenture Trustee in immediately available funds of the purchase price therefore in an aggregate amount equal to the Share Interest Payment Election Amount (less any amount attributable to any fractional Shares), whereupon the sole right of a holder of Debentures to receive such holder’s portion of the Share Interest Payment Election Amount will be to receive same from the Debenture Trustee out of the proceeds of such sales of Shares plus any amount received by the Debenture Trustee from the Corporation attributable to any fractional Shares in full satisfaction of the Interest Obligation and the holder will have no further recourse to the Corporation in respect of the Interest Obligation.

(h)

The Debenture Trustee shall, on the Share Delivery Date, use the sale proceeds of the Shares (together with any cash received from the Corporation in lieu of any fractional Shares) to purchase, on the direction of the Corporation in writing, Government Obligations which mature prior to the applicable Interest Payment Date and which the Debenture Trustee is required to hold until maturity (the “Share Proceeds Investment”) and shall, on such date, deposit the balance, if any, of such sale proceeds in an account established by the Corporation (and which shall be maintained by and subject to the control of the Debenture Trustee) (the “Interest Account”) for such Debentures. The Debenture Trustee shall hold such Share Proceeds Investment (but not income earned thereon or therefrom) under its exclusive control as security for the benefit of the holders of the Debentures. At least one Business Day prior to the Interest Payment Date, the Debenture Trustee shall deposit amounts from the proceeds of the Share Proceeds Investment in the Interest Account to bring the balance of the Interest Account to the Share Interest Payment Election Amount. On the Interest Payment Date, the Debenture Trustee shall pay the funds held in the Interest Account to the holders of record of the Debentures on the Interest Payment Date (less any tax required to be deducted, if any) and, provided that there is no Event of Default, shall remit amounts, if any, in respect of income earned on the Share Proceeds Investment or otherwise in excess of the Share Interest Payment Election Amount to the Corporation.

(i)

Neither the making of a Share Payment Election nor the consummation of sales of Shares on a Share Delivery Date shall (i) result in the holders of the Debentures not being entitled to receive on the applicable Interest Payment Date cash in an aggregate amount equal to the Interest Obligation payable on such date or (ii) entitle or require such holders to receive any Shares in satisfaction of such Interest Obligation.

(j)

No fractional Shares will be issued in satisfaction of interest but in lieu thereof the Corporation will satisfy such fractional interest by a cash payment equal to the Current Market Price of such fractional interest (less any tax required to be deducted, if any). The Debenture Trustee shall be entitled to rely on the calculations of the Corporation.

ARTICLE 11
SUCCESSORS

11.1	Restrictions on Amalgamation, Merger and Sale of Certain Assets, etc.

Subject to the provisions of Article 12, the Corporation shall not, without the consent of holders of all the then outstanding Debentures, consolidate or amalgamate with or merge into any person or sell, convey, transfer or lease all or substantially all of the properties and assets of the Corporation to another person (other than one of the Corporation’s direct or indirect wholly-owned Subsidiaries), unless:

(a)

prior to or contemporaneously with the consummation of such transaction the Corporation and the resulting, surviving, continuing or transferee person (the “Successor”) shall have executed such instruments and done such things as are necessary to ensure that upon the consummation of such transaction:

(i)	the Successor has assumed all the obligations of the Corporation under this Indenture and the Debentures;

(ii)	the Successor is organized and existing under the laws of Canada or the United States or any province, territory or state, as the case may be, thereof;

(iii)	the Debentures will be valid and binding obligations of the Successor entitling the holders thereof, as against the Successor, to all the rights of Debentureholders under this Indenture;

(iv)	after giving effect to and immediately after the transaction, no Event of Default, and no event that, after notice or lapse of time, or both, would become an Event of Default, will occur; and

(v)	other conditions described in the Indenture that relate to such transaction are met, including the execution and delivery of any Officer’s Certificate under Section 15.7;

(b)

such transaction, in the opinion of Counsel, shall be on such terms as to substantially preserve and not impair any of the rights and powers of the Debenture Trustee or of the Debentureholders hereunder; and

(c)

no condition or event shall exist as to the Corporation (at the time of such transaction) or the Successor (immediately after such transaction) and after giving full effect thereto or immediately after the Successor shall become liable to pay the principal monies, premium, if any, interest and other monies due or which may become due hereunder, which constitutes or would constitute an Event of Default hereunder.

For purposes of the foregoing, the sale, conveyance, transfer or lease (in a single transaction or series of transactions) of the properties or assets one or more of the Subsidiaries of the Corporation (other than to the Corporation or another direct or indirect wholly-owned Subsidiary) which, if such properties or assets were directly owned by the Corporation, would constitute all or substantially all of the properties and assets of the Corporation on a consolidated basis, shall be deemed to be a sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Corporation.

11.2	Vesting of Powers in Successor

Whenever the conditions of Section 11.1 shall have been duly observed and performed, any Successor formed by or resulting from such transaction shall succeed to, and be substituted for, and may exercise every right and power of the Corporation under this Indenture with the same effect as though the Successor had been named as the Corporation herein and thereafter, except in the case of a lease or other similar disposition of property to the Successor, the Corporation shall be relieved of all obligations and covenants under this Indenture and the Debentures forthwith upon the Corporation delivering to the Debenture Trustee an opinion of Counsel to the effect that the transaction shall not result in any material adverse tax consequences to the Corporation or the Successor. The Debenture Trustee will, at the expense of the Successor, execute any documents which it may be advised by Counsel are necessary or advisable for effecting or evidencing such release and discharge.

ARTICLE 12
COMPULSORY ACQUISITION

12.1	Definitions

In this Article:

(a)

“Dissenting Debentureholders” means a Debentureholder who does not accept an Offer referred to in Section 12.2 and includes any assignee of the Debenture of a Debentureholder to whom such an Offer is made, whether or not such assignee is recognized under this Indenture;

(b)

“Offer” means an offer to acquire outstanding Debentures which is a take-over bid for Debentures within the meaning of the Securities Act (Ontario) where, as of the date of the offer to acquire, the Debentures that are subject to the offer to acquire, together with the Offeror’s Debentures, constitute in the aggregate 20% or more of the outstanding principal amount of the Debentures;

(c)	“offer to acquire” includes an acceptance of an offer to sell;

(d)	“Offeror” means a person, or two or more persons acting jointly or in concert, who make an Offer to acquire Debentures;

(e)

“Offeror’s Debentures” means Debentures beneficially owned, or over which control or direction is exercised, on the date of an Offer by the Offeror, any Affiliate or Associate of the Offeror or any person or company acting jointly or in concert with the Offeror; and

(f)	“Offeror’s Notice” means the notice described in Section 12.3.

12.2	Offer for Debentures

If an Offer for all of the outstanding Debentures (other than Debentures held by or on behalf of the Offeror or an Affiliate or Associate of the Offeror) is made and:

(a)

within the time provided in the Offer for its acceptance or within 120 days after the date the Offer is made, whichever period is the shorter, the Offer is accepted by Debentureholders representing at least 90% of the outstanding principal amount of the Debentures, other than the Offeror’s Debentures;

(b)	the Offeror is bound to take up and pay for, or has taken up and paid for the Debentures of the Debentureholders who accepted the Offer; and

(c)	the Offeror complies with Sections 12.3 and 12.5,

the Offeror is entitled to acquire, and the Dissenting Debentureholders are required to sell to the Offeror, the Debentures held by the Dissenting Debentureholders for the same consideration per Debenture payable or paid, as the case may be, under the Offer.

12.3	Offeror’s Notice to Dissenting Shareholders

Where an Offeror is entitled to acquire Debentures held by Dissenting Debentureholders pursuant to Section 12.2 and the Offeror wishes to exercise such right, the Offeror shall send by registered mail within 30 days after the date of termination of the Offer a notice (the “Offeror’s Notice”) to each Dissenting Debentureholder stating that:

(a)	Debentureholders holding at least 90% of the principal amount of all outstanding Debentures, other than Offeror’s Debentures, have accepted the Offer;

(b)	the Offeror is bound to take up and pay for, or has taken up and paid for, the Debentures of the Debentureholders who accepted the Offer;

(c)

Dissenting Debentureholders must transfer their respective Debentures to the Offeror on the terms on which the Offeror acquired the Debentures of the Debentureholders who accepted the Offer within 21 days after the date of the sending of the Offeror’s Notice; and

(d)	Dissenting Debentureholders must send their respective Debenture certificate(s) to the Debenture Trustee within 21 days after the date of the sending of the Offeror’s Notice.

12.4	Delivery of Debenture Certificates

A Dissenting Debentureholder to whom an Offeror’s Notice is sent pursuant to Section 12.3 shall, within 21 days after the sending of the Offeror’s Notice, send his or her Debenture certificate(s) to the Debenture Trustee duly endorsed for transfer.

12.5	Payment of Consideration to Debenture Trustee

Within 21 days after the Offeror sends an Offeror’s Notice pursuant to Section 12.3, the Offeror shall pay or transfer to the Debenture Trustee, or to such other person as the Debenture Trustee may direct, the cash or other consideration that is payable to Dissenting Debentureholders pursuant to Section 12.2. The acquisition by the Offeror of all Debentures held by all Dissenting Debentureholders shall be effective as of the time of such payment or transfer.

12.6	Consideration to be held in Trust

The Debenture Trustee, or the person directed by the Debenture Trustee, shall hold in trust for the Dissenting Debentureholders the cash or other consideration they or it receives under Section 12.5. The Debenture Trustee, or such persons, shall deposit cash in a separate account in a Canadian chartered bank, or other body corporate, any of whose deposits are insured by the Canada Deposit Insurance Corporation, and shall place other consideration in the custody of a Canadian chartered bank or such other body corporate.

12.7	Completion of Transfer of Debentures to Offeror

Within 30 days after the date of the sending of an Offeror’s Notice pursuant to Section 12.3, the Debenture Trustee, if the Offeror has complied with Section 12.5, shall:

(a)	do all acts and things and execute and cause to be executed all instruments as may be necessary or desirable to cause the transfer of the Debentures of the Dissenting Debentureholders to the Offeror;

(b)

send to each Dissenting Debentureholder who has complied with Section 12.4 the consideration to which such Dissenting Debentureholder is entitled under this Article 12 net of applicable withholding taxes, if any; and

(c)	send to each Dissenting Debentureholder who has not complied with Section 12.4 a notice stating that:

(i)	his or her Debentures have been transferred to the Offeror;

(ii)	the Debenture Trustee or some other person designated in such notice are holding in trust the consideration for such Debentures; and

(iii)

the Debenture Trustee, or such other person, will send the consideration to such Dissenting Debentureholder as soon as possible after receiving such Dissenting Debentureholder’s Debenture certificate(s) or such other documents as the Debenture Trustee or such other person may require in lieu thereof, and the Debenture Trustee is hereby appointed the agent and lawful attorney, and is granted attorney with respect to the Debentures, of the Dissenting Debentureholders for the purposes of giving effect to the foregoing provisions including, without limitation, the power and authority to execute such transfers as may be necessary or desirable in respect of the book-entry only registration system of the Depository.

12.8	Communication of Offer to the Corporation

An Offeror may not make an Offer for Debentures unless, concurrent with the communication of the Offer to any Debentureholder, a copy of the Offer is provided to the Corporation, which will then provide a copy to the Debenture Trustee.

ARTICLE 13
MEETINGS OF DEBENTUREHOLDERS

13.1	Right to Convene Meeting

The Debenture Trustee or the Corporation may at any time and from time to time, and the Debenture Trustee shall, on receipt of a written request of the Corporation or a written request signed by the holders of not less than 25% of the principal amount of the Debentures then outstanding and upon receiving funding and being indemnified to its reasonable satisfaction by the Corporation or by the Debentureholders signing such request against the costs which may be incurred in connection with the calling and holding of such meeting, convene a meeting of the Debentureholders. In the event of the Debenture Trustee failing, within 30 days after receipt of any such request and such funding of indemnity, to give notice convening a meeting, the Corporation or such Debentureholders, as the case may be, may convene such meeting. Every such meeting shall be held in the city of Toronto or at such other place as may be approved or determined by the Corporation.

13.2	Notice of Meetings

(a)

At least 21 days’ notice of any meeting shall be given to the Debentureholders in the manner provided in Section 14.2 and a copy of such notice shall be sent by post to the Debenture Trustee, unless the meeting has been called by it. Such notice shall state the time when and the place where the meeting is to be held and shall state briefly the general nature of the business to be transacted thereat and it shall not be necessary for any such notice to set out the terms of any resolution to be proposed or any of the provisions of this Article. The accidental omission to give notice of a meeting to any holder of Debentures shall not invalidate any resolution passed at any such meeting. A holder may waive notice of a meeting either before or after the meeting.

(b)

If the business to be transacted at any meeting by Extraordinary Resolution or otherwise, or any action to be taken or power exercised by instrument in writing under Section 13.15, especially affects the rights of holders of Debentures of one or more series in a manner or to an extent differing in any material way from that in or to which the rights of holders of Debentures of any other series are affected (determined as provided in Sections 13.2(c) and 13.2(d)), then:

(i)

a reference to such fact, indicating each series of Debentures so especially affected (hereinafter referred to as the “especially affected series”) shall be made in the notice of such meeting, and in any such case the meeting shall be and be deemed to be and is herein referred to as a “Serial Meeting”; and

(ii)

the holders of Debentures of an especially affected series shall not be bound by any action taken at a Serial Meeting or by instrument in writing under Section 13.15 unless in addition to compliance with the other provisions of this Article 13:

(A)

at such Serial Meeting: (I) there are Debentureholders present in person or by proxy and representing at least 25% in principal amount of the Debentures then outstanding of such series, subject to the provisions of this Article 13 as to quorum at adjourned meetings; and (II) the resolution is passed by the affirmative vote of the holders of more than 50% (or in the case of an Extraordinary Resolution not less than 66 2/3%) of the principal amount of the Debentures of such series then outstanding voted on the resolution; or

(B)

in the case of action taken or power exercised by instrument in writing under Section 13.15, such instrument is signed in one or more counterparts by the holders of not less than 66 2/3% in principal amount of the Debentures of such series then outstanding.

(c)

Subject to Section 13.2(d), the determination as to whether any business to be transacted at a meeting of Debentureholders, or any action to be taken or power to be exercised by instrument in writing under Section 13.15, especially affects the rights of the Debentureholders of one or more series in a manner or to an extent differing in any material way from that in or to which it affects the rights of Debentureholders of any other series (and is therefore an especially affected series) shall be determined by an opinion of Counsel, which shall be binding on all Debentureholders, the Debenture Trustee and the Corporation for all purposes hereof.

(d)	A proposal:

(i)

to extend the maturity of Debentures of any particular series or to reduce the principal amount thereof; the rate of interest or any redemption premium thereon or to impair any conversion right thereof;

(ii)	to modify or terminate any covenant or agreement which by its terms is effective only so long as Debentures of a particular series are outstanding; or

(iii)

to reduce with respect to Debentureholders of any particular series any percentage stated in this Section 13.2 and Sections 13.4, 13.12 and 13.15; shall be deemed to especially affect the rights of the Debentureholders of such series in a manner differing in a material way from that in which it affects the rights of holders of Debentures of any other series, whether or not a similar extension, reduction, modification or termination is proposed with respect to Debentures of any or all other series.

13.3	Chairman

Some person, who need not be a Debentureholder, nominated in writing by the Corporation (in case it convenes the meeting) or by the Debenture Trustee (in any other case) shall be chairman of the meeting and if no person is so nominated, or if the person so nominated is not present within 15 minutes from the time fixed for the holding of the meeting, a majority of the Debentureholders present in person or by proxy shall choose some person present to be chairman.

13.4	Quorum

Subject to the provisions of Section 13.12, at any meeting of the Debentureholders a quorum shall consist of Debentureholders present in person or by proxy and representing at least 25% in principal amount of the outstanding Debentures and, if the meeting is a Serial Meeting, at least 25% of the Debentures then outstanding of each especially affected series. If a quorum of the Debentureholders shall not be present within 30 minutes from the time fixed for holding any meeting, the meeting, if summoned by the Debentureholders or pursuant to a request of the Debentureholders, shall be dissolved, but in any other case the meeting shall be adjourned to the same day in the next week (unless such day is not a Business Day in which case it shall be adjourned to the next following Business Day thereafter) at the same time and place and no notice shall be required to be given to any party in respect of such adjourned meeting. At the adjourned meeting, the Debentureholders present in person or by proxy shall, subject to the provisions of Section 13.12, constitute a quorum and may transact the business for which the meeting was originally convened notwithstanding that they may not represent 25% of the principal amount of the outstanding Debentures or of the Debentures then outstanding of each especially affected series. Any business may be brought before or dealt with at an adjourned meeting which might have been brought before or dealt with at the original meeting in accordance with the notice calling the same. No business shall be transacted at any meeting unless the required quorum be present at the commencement of business.

13.5	Power to Adjourn

The chairman of any meeting at which a quorum of the Debentureholders is present may, with the consent of the holders of a majority in principal amount of the Debentures represented thereat, adjourn any such meeting and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.

13.6	Show of Hands

Every question submitted to a meeting shall, subject to Section 13.7, be decided in the first place by a majority of the votes given on a show of hands except that votes on Extraordinary Resolutions shall be given in the manner hereinafter provided. At any such meeting, unless a poll is duly demanded as herein provided, a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact. The chairman of any meeting shall be entitled, both on a show of hands and on a poll, to vote in respect of the Debentures, if any, held by him.

13.7	Poll

On every Extraordinary Resolution, and on any other question or resolution submitted to a meeting when demanded by the chairman or by one or more Debentureholders or proxies for Debentureholders, a poll shall be taken in such manner and either at once or after an adjournment as the chairman shall direct. Questions or resolutions other than Extraordinary Resolutions shall, if a poll be taken, be decided or approved (as the case may be) by the votes of the holders of a majority in principal amount of the Debentures and of each especially affected series, if applicable, represented at the meeting and voted on the poll.

13.8	Voting

On a show of hands every person who is present and entitled to vote, whether as a Debentureholder or as proxy for one or more Debentureholders or both, shall have one vote. On a poll each Debentureholder present in person or represented by a proxy duly appointed by an instrument in writing shall be entitled to one vote in respect of each $1,000 principal amount of Debentures of which he shall then be the holder. A proxy need not be a Debentureholder. In the case of joint holders of a Debenture, any one of them present in person or by proxy at the meeting may vote in the absence of the other or others but in case more than one of them be present in person or by proxy, they shall vote together in respect of the Debentures of which they are joint holders.

In the case of a Global Debenture, the Depository may appoint or cause to be appointed a Person or Persons as proxies and shall designate the number of votes entitled to each such Person, and each such Person shall be entitled to be present at any meeting of Debentureholders and shall be the Persons entitled to vote at such meeting in accordance with the number of votes set out in the Depository’s designation.

13.9	Proxies

A Debentureholder may be present and vote at any meeting of Debentureholders by an authorized representative. The Corporation (in case it convenes the meeting) or the Debenture Trustee (in any other case) for the purpose of enabling the Debentureholders to be present and vote at any meeting without producing their Debentures, and of enabling them to be present and vote at any such meeting by proxy and of lodging instruments appointing such proxies at some place other than the place where the meeting is to be held, may from time to time make and vary such regulations as it shall think fit providing for and governing any or all of the following matters:

(a)

voting by proxy by Debentureholders, the form of the instrument appointing a proxy, which shall be in writing, and the manner in which the same shall be executed and the production of the authority of any person signing on behalf of a Debentureholder;

(b)

the deposit of instruments appointing proxies at such place as the Debenture Trustee, the Corporation or the Debentureholder convening the meeting, as the case may be, may, in the notice convening the meeting, direct and the time, if any, before the holding of the meeting or any adjournment thereof by which the same must be deposited; and

(c)

the deposit of instruments appointing proxies at some approved place or places other than the place at which the meeting is to be held and enabling particulars of such instruments appointing proxies to be mailed, faxed, or sent by other electronic means before the meeting to the Corporation or to the Debenture Trustee at the place where the same is to be held and for the voting of proxies so deposited as though the instruments themselves were produced at the meeting.

Any regulations so made shall be binding and effective and the votes given in accordance therewith shall be valid and shall be counted. Save as such regulations may provide, the only persons who shall be recognized at any meeting as the holders of any Debentures, or as entitled to vote or be present at the meeting in respect thereof, shall be Debentureholders and persons whom Debentureholders have by instrument in writing duly appointed as their proxies.

13.10	Persons Entitled to Attend Meetings

The Corporation, each other entity of the Primero Group and the Debenture Trustee, by their respective officers, directors, the Auditors of the Corporation and the legal advisers of the Corporation and the Debenture Trustee may attend any meeting of the Debentureholders, but shall have no vote as such.

13.11	Powers Exercisable by Extraordinary Resolution

In addition to the powers conferred upon them by any other provisions of this Indenture or by law, a meeting of the Debentureholders shall have the following powers exercisable from time to time by Extraordinary Resolution, subject in the case of the matters in paragraphs (a), (b), (c), (d) and (l) to receipt of the prior approval of the TSX (if applicable) or such other exchange on which the Debentures are then listed:

(a)

power to authorize the Debenture Trustee to grant extensions of time for payment of any principal, premium or interest on the Debentures, whether or not the principal, premium, or interest, the payment of which is extended, is at the time due or overdue;

(b)

power to sanction any modification, abrogation, alteration, compromise or arrangement of the rights of the Debentureholders or the Debenture Trustee against the Corporation, or against its property, whether such rights arise under this Indenture or the Debentures or otherwise provided that such sanctioned actions are not prejudicial to the Debenture Trustee;

(c)

power to assent to any modification of or change in or addition to or omission from the provisions contained in this Indenture or any Debenture which shall be agreed to by the Corporation and to authorize the Debenture Trustee to concur in and execute any indenture supplemental hereto embodying any modification, change, addition or omission;

(d)

power to sanction any scheme for the reconstruction, reorganization or recapitalization of the Corporation or for the consolidation, amalgamation, arrangement, combination or merger of the Corporation with any other person or for the sale, leasing, transfer or other disposition of all or substantially all of the undertaking, property and assets of the Corporation or any part thereof, provided that no such sanction shall be necessary in respect of any such transaction if the provisions of Section 11.1 shall have been complied with;

(e)

power to direct or authorize the Debenture Trustee to exercise any power, right, remedy or authority given to it by this Indenture in any manner specified in any such Extraordinary Resolution or to refrain from exercising any such power, right, remedy or authority;

(f)

power to waive, and direct the Debenture Trustee to waive, any default hereunder and/or cancel any declaration made by the Debenture Trustee pursuant to Section 8.1 either unconditionally or upon any condition specified in such Extraordinary Resolution;

(g)

power to restrain any Debentureholder from taking or instituting any suit, action or proceeding for the purpose of enforcing payment of the principal, premium or interest on the Debentures, or for the execution of any trust or power hereunder;

(h)

power to direct any Debentureholder who, as such, has brought any action, suit or proceeding to stay or discontinue or otherwise deal with the same upon payment, if the taking of such suit, action or proceeding shall have been permitted by Section 8.5, of the costs, charges and expenses reasonably and properly incurred by such Debentureholder in connection therewith;

(i)

power to assent to any compromise or arrangement with any creditor or creditors or any class or classes of creditors, whether secured or otherwise, and with holders of any Shares or other securities of the Corporation;

(j)

power to appoint a committee with power and authority (subject to such limitations, if any, as may be prescribed in the resolution) to exercise, and to direct the Debenture Trustee to exercise, on behalf of the Debentureholders, such of the powers of the Debentureholders as are exercisable by Extraordinary Resolution or other resolution as shall be included in the resolution appointing the committee. The resolution making such appointment may provide for payment of the expenses and disbursements of and compensation to such committee. Such committee shall consist of such number of persons as shall be prescribed in the resolution appointing it and the members need not be themselves Debentureholders. Every such committee may elect its chairman and may make regulations respecting its quorum, the calling of its meetings, the filling of vacancies occurring in its number and its procedure generally. Such regulations may provide that the committee may act at a meeting at which a quorum is present or may act by minutes signed by the number of members thereof necessary to constitute a quorum. All acts of any such committee within the authority delegated to it shall be binding upon all Debentureholders. Neither the committee nor any member thereof shall be liable for any loss arising from or in connection with any action taken or omitted to be taken by them in good faith;

(k)

power to remove the Debenture Trustee from office and to appoint a new Debenture Trustee or Debenture Trustees provided that no such removal shall be effective unless and until a new Debenture Trustee or Debenture Trustees shall have become bound by this Indenture;

(l)

power to sanction the exchange of the Debentures for or the conversion thereof into Shares, bonds, debentures or other securities or obligations of the Corporation or of any other person formed or to be formed;

(m)	power to authorize the distribution in specie of securities received pursuant to a transaction authorized under the provisions of Section 13.11(l); and

(n)	power to amend, alter or repeal any Extraordinary Resolution previously passed or sanctioned by the Debentureholders or by any committee appointed pursuant to Section 13.11(j).

Notwithstanding the foregoing provisions of this Section 13.11, none of such provisions shall in any manner allow or permit any amendment, modification, abrogation or addition to the provisions of Article 5 which could reasonably be expected to detrimentally affect the rights, remedies or recourse of the priority of the Senior Creditors.

13.12	Meaning of “Extraordinary Resolution”

(a)

The expression “Extraordinary Resolution” when used in this Indenture means, subject as hereinafter in this Article provided, a resolution proposed to be passed as an Extraordinary Resolution at a meeting of Debentureholders (including an adjourned meeting) duly convened for the purpose and held in accordance with the provisions of this Article at which the holders of not less than 25% of the principal amount of the Debentures then outstanding, and if the meeting is a Serial Meeting, at which holders of not less than 25% of the principal amount of the Debentures then outstanding of each especially affected series, are present in person or by proxy and passed by the favourable votes of the holders of not less than 66 2/3% of the principal amount of the Debentures, and if the meeting is a Serial Meeting by the affirmative vote of the holders of not less than 66 2/3% of each especially affected series, in each case present or represented by proxy at the meeting and voted upon on a poll on such resolution.

(b)

If, at any such meeting, the holders of not less than 25% of the principal amount of the Debentures then outstanding and, if the meeting is a Serial Meeting, 25% of the principal amount of the Debentures then outstanding of each especially affected series, in each case are not present in person or by proxy within 30 minutes after the time appointed for the meeting, then the meeting, if convened by or on the requisition of Debentureholders, shall be dissolved but in any other case it shall stand adjourned to such date, being not less than 14 days nor more than 60 days later, and to such place and time as may be appointed by the chairman. Not less than ten days’ notice shall be given of the time and place of such adjourned meeting in the manner provided in Section 14.2. Such notice shall state that at the adjourned meeting the Debentureholders present in person or by proxy shall form a quorum. At the adjourned meeting the Debentureholders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened and a resolution proposed at such adjourned meeting and passed thereat by the affirmative vote of holders of not less than 66 2/3% of the principal amount of the Debentures and, if the meeting is a Serial Meeting, by the affirmative vote of the holders of not less than 66 2/3% of the principal amount of the Debentures of each especially affected series, in each case present or represented by proxy at the meeting and voted upon on a poll shall be an Extraordinary Resolution within the meaning of this Indenture, notwithstanding that the holders of not less than 25% in principal amount of the Debentures then outstanding, and if the meeting is a Serial Meeting, holders of not less than 25% of the principal amount of the Debentures then outstanding of each especially affected series, are not present in person or by proxy at such adjourned meeting.

(c)	Votes on an Extraordinary Resolution shall always be given on a poll and no demand for a poll on an Extraordinary Resolution shall be necessary.

13.13	Powers Cumulative

Any one or more of the powers in this Indenture stated to be exercisable by the Debentureholders by Extraordinary Resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers from time to time shall not be deemed to exhaust the rights of the Debentureholders to exercise the same or any other such power or powers thereafter from time to time.

13.14	Minutes

Minutes of all resolutions and proceedings at every meeting as aforesaid shall be made and duly entered in books to be from time to time provided for that purpose by the Debenture Trustee at the expense of the Corporation, and any such minutes as aforesaid, if signed by the chairman of the meeting at which such resolutions were passed or proceedings had, or by the chairman of the next succeeding meeting of the Debentureholders, shall be prima facie evidence of the matters therein stated and, until the contrary is proved, every such meeting, in respect of the proceedings of which minutes shall have been made, shall be deemed to have been duly held and convened, and all resolutions passed thereat or proceedings taken thereat to have been duly passed and taken.

13.15	Instruments in Writing

All actions which may be taken and all powers that may be exercised by the Debentureholders at a meeting held as hereinbefore in this Article provided may also be taken and exercised by the holders of 66 2/3% of the principal amount of all the outstanding Debentures and, if the meeting at which such actions might be taken would be a Serial Meeting, by the holders of 66 2/3% of the principal amount of the Debentures then outstanding of each especially affected series, by an instrument in writing signed in one or more counterparts and the expression “Extraordinary Resolution” when used in this Indenture and references to other resolutions of the Debentureholders in this Indenture shall include an instrument so signed.

13.16	Binding Effect of Resolutions

Every resolution and every Extraordinary Resolution passed in accordance with the provisions of this Article at a meeting of Debentureholders shall be binding upon all the Debentureholders, whether present at or absent from such meeting, and every instrument in writing signed by Debentureholders in accordance with Section 13.15 shall be binding upon all the Debentureholders, whether signatories thereto or not, and each and every Debentureholder and the Debenture Trustee (subject to the provisions for its indemnity herein contained) shall be bound to give effect accordingly to every such resolution, Extraordinary Resolution and instrument in writing.

13.17	Evidence of Rights of Debentureholders

(a)

Any request, direction, notice, consent or other instrument which this Indenture may require or permit to be signed or executed by the Debentureholders may be in any number of concurrent instruments of similar tenor signed or executed by such Debentureholders.

(b)	The Debenture Trustee may, in its discretion, require proof of execution in cases where it deems proof desirable and may accept such proof as it shall consider proper.

13.18	Concerning Serial Meetings

If in the opinion of Counsel any business to be transacted at any meeting, or any action to be taken or power to be exercised by instrument in writing under Section 13.15, does not adversely affect the rights of the holders of Debentures of one or more series, the provisions of this Article 13 shall apply as if the Debentures of such series were not outstanding and no notice of any such meeting need be given to the holders of Debentures of such series. Without limiting the generality of the foregoing, a proposal to modify or terminate any covenant or agreement which is effective only so long as Debentures of a particular series are outstanding shall be deemed not to adversely affect the rights of the holders of Debentures of any other series.

13.19	Record Dates

If the Corporation shall solicit from the holders of Debentures any request, demand, authorization, direction, notice, consent, waiver or other action, the Corporation may, at its option, by or pursuant to a Written Direction of the Corporation, fix in advance a record date for the determination of such holders entitled to provide such request, demand, authorization, direction, notice, consent, waiver or other action, but the Corporation shall not have the obligation to do so. Any such record date shall be the record date specified in or pursuant to such Written Direction of the Corporation.

If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other action may be given before or after such record date, but only the holders of record at the close of business on such record date shall be deemed to be holders for the purposes of determining whether holders of the requisite proportion of Debentures then outstanding have authorized or agreed or consented to such request, demand, authorization, notice, consent, waiver or other act, and for this purpose the Debentures then outstanding shall be computed as of such record date.

ARTICLE 14
NOTICES

14.1	Notice to the Corporation

Any notice to the Corporation under the provisions of this Indenture shall be valid and effective if delivered in writing to the Corporation at 79 Wellington Street West, TD South Tower, Suite 2100, P.O. Box 139, Toronto-Dominion Centre, Toronto, Ontario, Canada, M5K 1H1 Attention: Chief Executive Officer, Facsimile No.: Fax: (416) 814-3170, Email: legal@primeromining.com and copies delivered to Fasken Martineau DuMoulin LLP, 333 Bay Street, Suite 2400, Toronto, Ontario, M5H 2T6, Attention: John Sabetti, Facsimile No.: (416) 364-7813, Email: jsabetti@fasken.com or if given by registered letter, postage prepaid, to such offices and so addressed and if mailed, shall be deemed to have been effectively given three days following the mailing thereof. The Corporation may from time to time notify the Debenture Trustee in writing of a change of address which thereafter, until changed by like notice, shall be the address of the Corporation for all purposes of this Indenture.

If by reason of any interruption of mail service, actual or threatened, any notice to be given to the Corporation would reasonably be unlikely to reach its destination by the time notice by mail is deemed to have been given pursuant to this Section 14.1, such notice shall be valid and effective only if delivered at the appropriate address in accordance with this Section 14.1 .

14.2	Notice to Debentureholders

All notices to be given hereunder with respect to the Debentures shall be deemed to be validly given to the holders thereof if sent by first class mail, postage prepaid, by letter or circular addressed to such holders at their post office addresses appearing in any of the registers hereinbefore mentioned and shall be deemed to have been effectively given three days following the day of mailing. Accidental error or omission in giving notice or accidental failure to mail notice to any Debentureholder or the inability of the Corporation to give or mail any notice due to any event beyond the reasonable control of the Corporation shall not invalidate any action or proceeding founded thereon.

If any notice given in accordance with the foregoing paragraph would be unlikely to reach the Debentureholders to whom it is addressed in the ordinary course of post by reason of an interruption in mail service, whether at the place of dispatch or receipt or both, the Corporation shall give such notice by publication at least once in the city of Toronto, Ontario (or in such of those cities as, in the opinion of the Debenture Trustee, is sufficient in the particular circumstances), each such publication to be made in a daily newspaper of general circulation in the designated city.

Any notice given to Debentureholders by publication shall be deemed to have been given on the day on which publication shall have been effected at least once in each of the newspapers in which publication was required.

All notices with respect to any Debenture may be given to whichever one of the holders thereof (if more than one) is named first in the registers hereinbefore mentioned, and any notice so given shall be sufficient notice to all holders of any persons having an interest in such Debenture.

14.3	Notice to Debenture Trustee

Any notice to the Debenture Trustee under the provisions of this Indenture shall be valid and effective if delivered to the Debenture Trustee at its offices in the city of Toronto at 100 University Avenue, 11th Floor, Toronto, Ontario M5J 2Y1, Attention: Manager, Corporate Trust or if sent by facsimile to facsimile number: (416) 981-9777, Attention: Manager, Corporate Trust, or if given by registered letter, postage prepaid, to such offices and so addressed and, if mailed, shall be deemed to have been effectively given three days following the mailing thereof.

14.4	Mail Service Interruption

If by reason of any interruption of mail service, actual or threatened, any notice to be given to the Debenture Trustee would reasonably be unlikely to reach its destination by the time notice by mail is deemed to have been given pursuant to Section 14.3 such notice shall be valid and effective only if delivered at the appropriate address in accordance with Section 14.3.

ARTICLE 15
CONCERNING THE DEBENTURE TRUSTEE

15.1	Trust Indenture Legislation

(a)

In this Indenture, the term “Indenture Legislation” means the provisions, if any, of the Business Corporations Act (British Columbia) and any other statute of Canada or a province thereof, and of the regulations under any such statute, relating to trust indentures and to the rights, duties and obligations of trustees under trust indentures and of corporations issuing debt obligations under trust indentures, to the extent that such provisions are at the time in force and applicable to this Indenture or the Corporation or the Debenture Trustee.

(b)	If and to the extent that any provision of this Indenture limits, qualifies or conflicts with a mandatory requirement of Indenture Legislation, such mandatory requirement shall prevail.

(c)

At all times in relation to this Indenture and any action to be taken hereunder, the Corporation and the Debenture Trustee each shall observe and comply with Indenture Legislation and the Corporation, the Debenture Trustee and each Debentureholder shall be entitled to the benefits of Indenture Legislation.

15.2	No Conflict of Interest

The Debenture Trustee represents to the Corporation that at the date of execution and delivery by it of this Indenture there exists no material conflict of interest in the role of the Debenture Trustee as a fiduciary hereunder but if, notwithstanding the provisions of this Section 15.2, such a material conflict of interest exists, or hereafter arises, the validity and enforceability of this Indenture, and the Debentures issued hereunder, shall not be affected in any manner whatsoever by reason only that such material conflict of interest exists or arises but the Debenture Trustee shall, within 30 days after ascertaining that it has a material conflict of interest, either eliminate such material conflict of interest or resign in the manner and with the effect specified in Section 15.3 .

15.3	Replacement of Debenture Trustee

The Debenture Trustee may resign its trust and be discharged from all further duties and liabilities hereunder by giving to the Corporation 60 days’ notice in writing or such shorter notice as the Corporation may accept as sufficient. If at any time a material conflict of interest exists in the Debenture Trustee’s role as a fiduciary hereunder, the Debenture Trustee shall, within 30 days after ascertaining that such a material conflict of interest exists, either eliminate such material conflict of interest or resign in the manner and with the effect specified in this Section 15.3. The validity and enforceability of this Indenture and of the Debentures issued hereunder shall not be affected in any manner whatsoever by reason only that such a material conflict of interest exists or existed. In the event of the Debenture Trustee resigning or being removed or being dissolved, becoming bankrupt, going into liquidation or otherwise becoming incapable of acting hereunder, the Corporation shall forthwith appoint a new Debenture Trustee unless a new Debenture Trustee has already been appointed by the Debentureholders. Failing such appointment by the Corporation, the retiring Debenture Trustee or any Debentureholder may apply to a Judge of the Ontario Superior Court of Justice, on such notice as such Judge may direct at the Corporation’s expense, for the appointment of a new Debenture Trustee but any new Debenture Trustee so appointed by the Corporation or by the Court shall be subject to removal as aforesaid by the Debentureholders and the appointment of such new Debenture Trustee shall be effective only upon such new Debenture Trustee becoming bound by this Indenture. Any new Debenture Trustee appointed under any provision of this Section 15.3 shall be a corporation authorized to carry on the business of a trust company in all of the provinces and territories of Canada, which for certainty includes in accordance with the Indenture Legislation. On any new appointment the new Debenture Trustee shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as Debenture Trustee.

Any company into which the Debenture Trustee may be merged or, with or to which it may be consolidated, amalgamated or sold, or any company resulting from any merger, consolidation, sale or amalgamation to which the Debenture Trustee shall be a party, or any company succeeding to the corporate trust business of the Debenture Trustee shall be the successor Debenture Trustee under this Indenture without the execution of any instrument or any further act. Nevertheless, upon the written request of the successor Debenture Trustee or of the Corporation, the Debenture Trustee ceasing to act shall execute and deliver an instrument assigning and transferring to such successor Debenture Trustee, upon the terms herein expressed, all the rights, powers and trusts of the Debenture Trustee so ceasing to act, and shall duly assign, transfer and deliver all property and money held by such Debenture Trustee to the successor Debenture Trustee so appointed in its place. Should any deed, conveyance or instrument in writing from the Corporation be required by any new Debenture Trustee for more fully and certainly vesting in and confirming to it such estates, properties, rights, powers and trusts, then any and all such deeds, conveyances and instruments in writing shall on request of said new Debenture Trustee, be made, executed, acknowledged and delivered by the Corporation and/or the Debenture Trustee that is ceasing to act.

15.4	Duties of Debenture Trustee

In the exercise of the rights, duties and obligations prescribed or conferred by the terms of this Indenture, the Debenture Trustee shall act honestly and in good faith and in a commercially reasonable manner and exercise that power with the degree of care, diligence and skill of a reasonably prudent trustee and with a view to the best interests of the Debentureholders.

15.5	Reliance Upon Declarations, Opinions, etc.

In the exercise of its rights, duties and obligations hereunder the Debenture Trustee may, if acting in good faith, act and rely, as to the truth of the statements and accuracy of the opinions expressed therein, upon statutory declarations, opinions, reports or certificates furnished pursuant to any covenant, condition or requirement of this Indenture or required by the Debenture Trustee to be furnished to it in the exercise of its rights and duties hereunder, if the Debenture Trustee examines such statutory declarations, opinions, reports or certificates and determines that they comply with Section 15.6, if applicable, and with any other applicable requirements of this Indenture and the Indenture Legislation. The Debenture Trustee may nevertheless, in its discretion, require further proof in cases where it deems further proof desirable. Without restricting the foregoing, the Debenture Trustee may act and rely on an opinion of Counsel satisfactory to the Debenture Trustee notwithstanding that it is delivered by a solicitor or firm which acts as solicitors for the Corporation.

15.6	Evidence and Authority to Debenture Trustee, Opinions, etc.

The Corporation shall furnish to the Debenture Trustee evidence of compliance with the conditions precedent provided for in this Indenture relating to any action or step required or permitted to be taken by the Corporation or the Debenture Trustee under this Indenture or as a result of any obligation imposed under this Indenture or the Indenture Legislation, including without limitation, the certification and delivery of Debentures hereunder, the satisfaction and discharge of this Indenture and the taking of any other action to be taken by the Debenture Trustee at the request of or on the application of the Corporation, forthwith if and when (a) such evidence is required by any other Section of this Indenture to be furnished to the Debenture Trustee in accordance with the terms of this Section 15.6, or (b) the Debenture Trustee, in the exercise of its rights and duties under this Indenture, gives the Corporation written notice requiring it to furnish such evidence in relation to any particular action or obligation specified in such notice.

Such evidence shall consist of:

(a)	a certificate made by any one officer or director of the Corporation, stating that any such condition precedent has been complied with in accordance with the terms of this Indenture;

(b)

in the case of any such condition precedent compliance with which is subject to review or examination by legal counsel, an opinion of Counsel that such condition precedent has been complied with in accordance with the terms of this Indenture; and

(c)

in the case of any such condition precedent compliance with which is subject to review or examination by auditors or accountants, an opinion or report of the auditors of the Corporation whom the Debenture Trustee for such purposes hereby approves, that such condition precedent has been complied with in accordance with the terms of this Indenture.

Whenever such evidence relates to a matter other than the certificates and delivery of Debentures and the satisfaction and discharge of this Indenture, and except as otherwise specifically provided herein, such evidence may consist of a report or opinion of any solicitor, auditor, accountant, engineer or appraiser or any other person whose qualifications give authority to a statement made by him, provided that if such report or opinion is furnished by a director or officer or employee of the Corporation, it shall be in the form of a statutory declaration. Such evidence shall be, so far as appropriate, in accordance with the immediately preceding paragraph of this Section 15.6.

Each statutory declaration, certificate, opinion or report with respect to compliance with a condition precedent provided for in the Indenture shall include (a) a statement by the person giving the evidence that he has read and is familiar with those provisions of this Indenture relating to the condition precedent in question, (b) a brief statement of the nature and scope of the examination or investigation upon which the statements or opinions contained in such evidence are based, (c) a statement that, in the belief of the person giving such evidence, he has made such examination or investigation as is necessary to enable him to make the statements or give the opinions contained or expressed therein, and (d) a statement whether in the opinion of such person the conditions precedent in question have been complied with or satisfied; and shall otherwise satisfy any applicable requirement under Indenture Legislation.

The Corporation shall furnish to the Debenture Trustee at any time if the Debenture Trustee reasonably so requires, an Officer’s Certificate that the Corporation has complied with all covenants, conditions or other requirements contained in this Indenture, the non-compliance with which would, with the giving of notice or the lapse of time, or both, or otherwise, constitute an Event of Default, or if such is not the case, specifying the covenant, condition or other requirement which has not been complied with and giving particulars of such non-compliance. The Corporation shall, whenever the Debenture Trustee so requires, furnish the Debenture Trustee with evidence by way of statutory declaration, opinion, report or certificate as specified by the Debenture Trustee as to any action or step required or permitted to be taken by the Corporation or as a result of any obligation imposed by this Indenture or the Indenture Legislation, such evidence satisfying the requirements of Indenture Legislation, as applicable.

15.7	Officer’s Certificates Evidence

Except as otherwise specifically provided or prescribed by this Indenture, whenever in the administration of the provisions of this Indenture the Debenture Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, the Debenture Trustee, if acting in good faith, may act and rely upon an Officer’s Certificate.

15.8	Experts, Advisers and Agents

The Debenture Trustee may:

(a)

employ or retain and act and rely on the opinion or advice of or information obtained from any solicitor, auditor, valuator, engineer, surveyor, appraiser or other expert or advisor, whether obtained by the Debenture Trustee or by the Corporation, or otherwise, and shall not be liable for acting, or refusing to act, in good faith on any such opinion or advice and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid; and

(b)

employ such agents and other assistants as it may reasonably require for the proper discharge of its duties hereunder, and may pay reasonable remuneration for all services performed for it (and shall be entitled to receive reasonable remuneration for all services performed by it) in the discharge of the trusts hereof and compensation for all reasonable disbursements, costs and expenses made or incurred by it in the discharge of its duties hereunder and in the management of the trusts hereof and any solicitors employed or consulted by the Debenture Trustee may, but need not be, solicitors for the Corporation.

15.9	Debenture Trustee May Deal in Debentures

Subject to Sections 15.2 and 15.4, the Debenture Trustee may, in its personal or other capacity, buy, sell, lend upon and deal in the Debentures and generally contract and enter into financial transactions with the Corporation or otherwise, without being liable to account for any profits made thereby.

15.10	Investment of Monies Held by Debenture Trustee

Unless otherwise provided in this Indenture, any monies held by the Debenture Trustee, which, under the trusts of this Indenture, may or ought to be invested or which may be on deposit with the Debenture Trustee or which may be in the hands of the Debenture Trustee, may be invested and reinvested in the name or under the control of the Debenture Trustee in securities in which, under the laws of the Province of Ontario, trustees are authorized to invest trust monies, provided that such securities are expressed to mature within two years or such shorter period selected to facilitate any payments expected to be made under this Indenture, after their purchase by the Debenture Trustee, and unless and until the Debenture Trustee shall have declared the principal of and interest on the Debentures to be due and payable, the Debenture Trustee shall so invest such monies upon Written Direction of the Corporation given in a reasonably timely manner. Any Written Direction must be received prior to 11:00 am (Toronto time) on a Business Day. If received after 11:00 a.m. (Toronto time), the Written Direction will be deemed received on the next following Business Day. Pending the investment of any monies as hereinbefore provided, such monies may be deposited in a segregated interest-bearing account the name of the Debenture Trustee in any chartered bank of Canada or, with the consent of the Corporation, in the deposit department of the Debenture Trustee or any other loan or trust company authorized to accept deposits under the laws of Canada or any province or territory thereof at the rate of interest, if any, then current on similar deposits. The Corporation shall receive such chartered bank’s or the Debenture Trustee’s (as the case may be) prevailing rate for all monies held by it, as may change from time to time.

Unless and until the Debenture Trustee shall have declared the principal of and interest on the Debentures to be due and payable, the Debenture Trustee shall pay over to the Corporation all interest received by the Debenture Trustee in respect of any investments or deposits made pursuant to the provisions of this Section.

15.11	Debenture Trustee Not Ordinarily Bound

Except as provided in Section 8.2 and as otherwise specifically provided herein, the Debenture Trustee shall not, subject to Section 15.4, be bound to give notice to any person of the execution hereof, nor to do, observe or perform or see to the observance or performance by the Corporation of any of the obligations herein imposed upon the Corporation or of the covenants on the part of the Corporation herein contained, nor in any way to supervise or interfere with the conduct of the Corporation’s business, unless the Debenture Trustee shall have been required to do so in writing by the holders of not less than 25% of the aggregate principal amount of the Debentures then outstanding or by any Extraordinary Resolution of the Debentureholders passed in accordance with the provisions contained in Article 13, and then only after it shall have been funded and indemnified to its satisfaction against all actions, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages and expenses which it may incur by so doing.

15.12	Debenture Trustee Not Required to Give Security

The Debenture Trustee shall not be required to give any bond or security in respect of the execution of the trusts and powers of this Indenture or otherwise in respect of the premises.

15.13	Debenture Trustee Not Bound to Act on the Corporation’s Request

Except as in this Indenture otherwise specifically provided, the Debenture Trustee shall not be bound to act in accordance with any direction or request of the Corporation until a duly authenticated copy of the instrument or resolution containing such direction or request shall have been delivered to the Debenture Trustee, and the Debenture Trustee shall be empowered to act upon any such copy purporting to be authenticated and believed by the Debenture Trustee to be genuine.

15.14	Debenture Trustee Protected in Acting

The Debenture Trustee may act and rely, and shall be protected in acting and relying absolutely, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, letter, facsimile transmission, directions or other paper document believed in good faith by it to be genuine and to have been signed, sent or presented by or on behalf of the proper party or parties. The Debenture Trustee shall be protected in acting and relying upon any written notice, request, waiver, consent, certificate, receipt, statutory declaration, affidavit or other paper or document furnished to it, not only as to its due execution and the validity and the effectiveness of its provisions but also as to the truth and acceptability of any information therein contained which it in good faith believes to be genuine and what it purports to be.

15.15	Conditions Precedent to Debenture Trustee’s Obligations to Act Hereunder

The obligation of the Debenture Trustee to commence or continue any act, action or proceeding for the purpose of enforcing the rights of the Debenture Trustee and of the Debentureholders hereunder shall be conditional upon the Debentureholders furnishing when required by notice in writing by the Debenture Trustee, sufficient funds to commence or continue such act, action or proceeding and indemnity reasonably satisfactory to the Debenture Trustee to protect and hold harmless the Debenture Trustee against the costs, charges and expenses and liabilities to be incurred thereby and any loss and damage it may suffer by reason thereof.

None of the provisions contained in this Indenture shall require the Debenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless indemnified as aforesaid.

The Debenture Trustee may, before commencing or at any time during the continuance of any such act, action or proceeding require the Debentureholders at whose instance it is acting to deposit with the Debenture Trustee the Debentures held by them for which Debentures the Debenture Trustee shall issue receipts.

15.16	Authority to Carry on Business

The Debenture Trustee represents to the Corporation that at the date of execution and delivery by it of this Indenture it is authorized to carry on the business of a trust company in all the provinces and territories of Canada, which, for certainty, includes in accordance with the Indenture Legislation, but if, notwithstanding the provisions of this Section 15.16, it ceases to be so authorized to carry on business, the validity and enforceability of this Indenture and the securities issued hereunder shall not be affected in any manner whatsoever by reason only of such event but the Debenture Trustee shall, within 90 days after ceasing to be authorized to carry on the business of trust company in any of the provinces and territories of Canada, which, for certainty, includes in accordance with the Indenture Legislation, either become so authorized or resign in the manner and with the effect specified in Section 15.3.

15.17	Compensation and Indemnity

(a)

The Corporation shall pay to the Debenture Trustee from time to time reasonable compensation for its services hereunder as agreed separately by the Corporation and the Debenture Trustee, and shall pay or reimburse the Debenture Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Debenture Trustee in the administration or execution of its duties under this Indenture (including the reasonable and documented compensation and disbursements of its counsel and all other advisers and assistants not regularly in its employ), both before any default hereunder and thereafter until all duties of the Debenture Trustee under this Indenture shall be finally and fully performed.

(b)

Subject to compliance with Indenture Legislation, the Corporation hereby indemnifies and saves harmless the Debenture Trustee and its directors, officers, employees and agents from and against any and all loss, damages, charges, expenses, claims, demands, actions or liability whatsoever which may be brought against the Debenture Trustee or which it may suffer or incur as a result of or arising out of the performance of its duties and obligations hereunder save only in the event of the gross negligence or the wilful misconduct or bad faith of the Debenture Trustee. This indemnity will survive the termination or discharge of this Indenture and the resignation or removal of the Debenture Trustee. The Debenture Trustee shall notify the Corporation promptly of any claim for which it may seek indemnity. The Corporation shall defend the claim and the Debenture Trustee shall cooperate in the defence. The Debenture Trustee may, in the event of a conflict of interest, have separate counsel and the Corporation shall pay the reasonable fees and expenses of such counsel. The Corporation and the Debenture Trustee, as applicable, need not pay for any settlement made without its consent, which consent must not be unreasonably withheld. This indemnity shall survive the resignation or removal of the Debenture Trustee or the discharge of this Indenture.

(c)	Provisions contained in this Section 15.17 shall survive the resignation or removal of the Debenture Trustee and the discharge of this Debenture.

15.18	Anti-Money Laundering

The Debenture Trustee shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Debenture Trustee, in its sole judgment and acting reasonably, determines that such act might cause it to be in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline. Further, should the Debenture Trustee, in its sole judgment and acting reasonably, determine at any time that its acting under this Indenture has resulted in its being in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline, then it shall have the right to resign on ten days’ written notice to the Corporation or any shorter period of time as agreed to by the Corporation, provided that:

(a)	the Debenture Trustee’s written notice shall describe the circumstances of such non- compliance; and

(b)	if such circumstances are rectified to the Debenture Trustee’s satisfaction within such 10 day period, then such resignation shall not be effective.

15.19	Acceptance of Trust

The Debenture Trustee hereby accepts the trusts in this Indenture declared and provided for and agrees to perform the same upon the terms and conditions herein set out and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various persons who shall from time to time be Debentureholders, subject to all the terms and conditions herein set out.

15.20	Privacy Laws

The parties acknowledge that federal and/or provincial legislation that addresses the protection of individuals’ personal information (collectively, “Privacy Laws”) applies to certain obligations and activities under this Indenture. Notwithstanding any other provision of this Indenture, neither party shall take or direct any action that would contravene, or cause the other to contravene, applicable Privacy Laws. The Corporation shall, prior to transferring or causing to be transferred personal information to the Debenture Trustee, obtain and retain required consents of the relevant individuals to the collection, use and disclosure of their personal information, or shall have determined that such consents either have previously been given upon which the parties can rely or are not required under the Privacy Laws. The Debenture Trustee shall use commercially-reasonable efforts to ensure that its services hereunder comply with Privacy Laws. Specifically, the Debenture Trustee agrees: (a) to have a designated chief privacy officer; (b) to maintain policies and procedures to protect personal information and to receive and respond to any privacy complaint or inquiry; (c) to use personal information solely for the purposes of providing its services under or ancillary to this Indenture and to comply with applicable laws and not to use it for any other purpose except with the consent of or direction from the Corporation or the individual involved or as permitted by Privacy Laws; (d) not to sell or otherwise improperly disclose personal information to any third party; and (e) to employ administrative, physical and technological safeguards to reasonably secure and protect personal information against loss, theft, or unauthorized access, use or modification.

15.21	Force Majeure

Except for the payment of conversion obligations of the Corporation contained herein, neither party shall be liable to the other, or held in breach of this Indenture, if prevented, hindered, or delayed in the performance or observance of any provision contained herein by reason of force majeure, such as act of God, riots, terrorism, acts of war, epidemics, governmental action or judicial order, earthquakes, or any other similar causes (including, but not limited to, general mechanical, electronic or communication interruptions, disruptions or failures). Performance times under this Indenture shall be extended for a period of time equivalent to the time lost because of any delay that is excusable under this Section 15.21.

ARTICLE 16
SUPPLEMENTAL INDENTURES

16.1	Supplemental Indentures

Subject to any approval that may be required pursuant to the requirements of the TSX or such other exchange on which the Debentures are listed, if any, from time to time the Debenture Trustee and, when authorized by a resolution of the Directors, the Corporation, may, and shall when required by this Indenture, execute, acknowledge and deliver by their proper officers deeds or indentures supplemental hereto which thereafter shall form part hereof, for any one or more of the following purposes:

(a)	providing for the issuance of Additional Debentures under this Indenture;

(b)

adding to the covenants of the Corporation herein contained for the protection or benefit of the Debentureholders, or of the Debentures of any series, or providing for events of default, in addition to those herein specified;

(c)

making such provisions not inconsistent with this Indenture as may be necessary or desirable with respect to matters or questions arising hereunder, including the making of any modifications in the form of the Debentures which do not affect the substance thereof and which in the opinion of the Debenture Trustee relying on an opinion of Counsel will not be prejudicial to the interests of the Debentureholders;

(d)

evidencing the succession, or successive successions, of others to the Corporation and the covenants of and obligations assumed by any such successor in accordance with the provisions of this Indenture;

(e)	giving effect to any Extraordinary Resolution passed as provided in Article 13;

(f)

making any additions to, deletions from or alterations of the provisions of this Indenture (including any of the terms and conditions of the Debentures) which, in the opinion of the Debenture Trustee (relying on an opinion of counsel), are not prejudicial to the interests of the Debentureholders and which are necessary or advisable in order to incorporate, reflect or comply with the Indenture Legislation; and

(g)

for any other purpose not inconsistent with the terms of this Indenture, provided that, in the opinion of the Debenture Trustee (relying on an opinion of counsel), the rights of the Debentureholders are in no way prejudiced thereby.

Unless the supplemental indenture requires the consent or concurrence of Debentureholders or the holders of a particular series of Debentures, as the case may be, by Extraordinary Resolution, the consent or concurrence of Debentureholders or the holders of a particular series of Debentures, as the case may be, shall not be required in connection with the execution, acknowledgement or delivery of a supplemental indenture. The Corporation and the Debenture Trustee may amend any of the provisions of this Indenture related to matters of United States law or the issuance of Debentures into the United States in order to ensure that such issuances can be made in accordance with applicable law in the United States without the consent or approval of the Debentureholders. The Debenture Trustee will have the right to request a legal opinion regarding matters of United States law on the issuance of Debentures into the United States prior to or concurrently with making such amendments. Further, the Corporation and the Debenture Trustee may without the consent or concurrence of the Debentureholders or the holders of a particular series of Debentures, as the case may be, by supplemental indenture or otherwise, make any changes or corrections in this Indenture which it shall have been advised by Counsel are required for the purpose of curing or correcting any ambiguity or defective or inconsistent provisions or clerical omissions or mistakes or manifest errors contained herein or in any indenture supplemental hereto, or to remove any conflicts or other inconsistencies which may exist between any terms of this Indenture and any provisions in the Prospectus or any provisions of any law or regulation applicable to or affecting the Corporation, or any Written Direction of the Corporation provided for the issue of Debentures, provided that in the opinion of the Debenture Trustee (relying upon an opinion of Counsel) the rights of the Debentureholders and the Senior Creditors in general are in no way prejudiced thereby.

ARTICLE 17
RIGHTS OF RESCISSION

17.1	Rights of Rescission

If the Prospectus contains a misrepresentation (as such term is defined in the Securities Act (Ontario)) and it was a misrepresentation on the date hereof, an original purchaser of Initial Debentures to whom the Prospectus was sent or delivered (each, an “Original Purchaser”) shall a have a right of action against the Corporation for rescission to receive the subscription price for each Initial Debenture for which such Original Purchaser subscribed exercisable on notice given to the Corporation not more than 180 days subsequent to the date hereof (the “Rescission Period”). The right of action for rescission is available only to an Original Purchaser during the Rescission Period either while the Original Purchaser is a holder of the Initial Debentures purchased or while the Original Purchaser is a holder of the Shares issued upon conversion of such Initial Debentures. In no event shall the Corporation be liable under this Section 17.1 if the Original Purchaser purchased the Initial Debentures with knowledge of the misrepresentation. This contractual right of rescission shall be consistent with the statutory right of rescission described under section 130 of the Securities Act (Ontario), and is in addition to any other right or remedy available to Original Purchasers under section 130 of the Securities Act (Ontario) or otherwise at law.

ARTICLE 18
EXECUTION AND FORMAL DATE

18.1	Execution

This Indenture may be executed and delivered by facsimile transmission or electronic mail delivery and in counterparts, each of which when so executed and delivered shall be deemed to be an original and such counterparts together shall constitute one and the same instrument and notwithstanding their date of execution they shall be deemed to be dated as of the date hereof.

18.2	Contracts of the Corporation

(a)

The Directors, in incurring any debts, liabilities or obligations, or in taking or omitting any other actions for or in connection with the affairs of the Corporation are, and will be conclusively deemed to be, acting for and on behalf of the Corporation, and not in their own personal capacities. None of the Directors will be subject to any personal liability for any debts, liabilities, obligations, claims, demands, judgments, costs, charges or expenses (including legal expenses) against or with respect to the Corporation or in respect of the affairs of the Corporation. No property or assets of the Directors, owned in their personal capacity or otherwise, will be subject to any levy, execution or other enforcement procedure with regard to any obligations under this Indenture or the Debentures. No recourse may be had or taken, directly or indirectly, against the Directors in their personal capacity. The Corporation will be solely liable therefor and resort will be had solely to the property and assets of the Corporation for payment or performance thereof.

(b)

No holder of Shares as such will be subject to any personal liability whatsoever, whether extra-contractually, contractually or otherwise, to any party to this Indenture or pursuant to the Debentures in connection with the obligations or the affairs of the Corporation or the acts or omissions of the Directors, whether under this Indenture, the Debentures or otherwise, and the other parties to this Indenture and the holders of the Debentures will look solely to the property and assets of the Corporation for satisfaction of claims of any nature arising out of or in connection therewith and the property and assets of the Corporation only will be subject to levy or execution.

18.3	Formal Date

For the purpose of convenience this Indenture may be referred to as bearing the formal date of February 9, 2015 irrespective of the actual date of execution hereof.

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IN WITNESS WHEREOF the parties hereto have executed this agreement as of the date first written above.

PRIMERO MINING CORP.

By:	(signed) Joseph Conway
Name: Joseph Conway
Title: Chief Executive Officer

COMPUTERSHARE TRUST COMPANY OF CANADA

By:	(signed) Lisa M. Kudo
Name: Lisa M. Kudo
Title: Corporate Trust Officer

By:	(signed) Raji Sivalingam
Name: Raji Sivalingam
Title: Associate Trust Officer

SCHEDULE “A”
FORM OF GLOBAL DEBENTURE

TO THE TRUST INDENTURE BETWEEN
PRIMERO MINING CORP.
AND
COMPUTERSHARE TRUST COMPANY OF CANADA

SCHEDULE “A”

GLOBAL DEBENTURE CERTIFICATE

This Initial Debenture is a Global Debenture within the meaning of the Indenture herein referred to and is registered in the name of a Depository or a nominee thereof. This Initial Debenture may not be transferred to or exchanged for Initial Debentures registered in the name of any person other than the Depository or a nominee thereof and no such transfer may be registered except in the limited circumstances described in the Indenture (as defined below). Every Initial Debenture authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, this Initial Debenture shall be a Global Debenture subject to the foregoing, except in such limited circumstances described in the Indenture.

Unless this Initial Debenture is presented by an authorized representative of CDS Clearing and Depository Services Inc. (“CDS”) to Primero Mining Corp. or its agent for registration of transfer, exchange or payment, and any certificate issued in respect thereof is registered in the name of CDS & CO., or in such other name as is requested by an authorized representative of CDS (and any payment is made to CDS & CO. or to such other entity as is requested by an authorized representative of CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered holder hereof, CDS & CO., has a property interest in the securities represented by this certificate herein and it is a violation of its rights for another person to hold, transfer or deal with this certificate.

Certificate No. 2015-1	[$_________]
CUSIP 74164WAB2
ISIN CA 74164WAB24

PRIMERO MINING CORP.

(A CORPORATION GOVERNED BY THE BUSINESS CORPORATIONS ACT (BRITISH
COLUMBIA))

5.75% CONVERTIBLE UNSECURED SUBORDINATED DEBENTURE

PRIMERO MINING CORP. (the “Corporation”) for value received hereby acknowledges itself indebted and, subject to the provisions of the trust indenture (the “Indenture”) dated as of February 9, 2015 between the Corporation and Computershare Trust Company of Canada (the “Debenture Trustee”), promises to pay to the registered holder hereof on the Maturity Date or on such earlier date as the principal amount hereof may become due in accordance with the provisions of the Indenture, the principal sum of ___________dollars in lawful money of the United States [$________], as such amount may be adjusted from time to time in accordance with the Indenture and reflected in the adjustment table set forth in Exhibit “1” hereto, on presentation and surrender of this Initial Debenture at the principal offices of the Debenture Trustee in Toronto, Ontario in accordance with the terms of the Indenture.

The Initial Debentures shall bear interest from and including the date of issue at the rate of 5.75% per annum, payable in US dollars semi-annually, in arrears, on February 28 and August 28 in each year computed on the basis of a 360-day year composed of twelve 30-day months. The first such payment will fall due on August 28, 2015 and the last such payment (representing interest payable from and including the last Interest Payment Date to, but excluding, February 28, 2020 or, the earlier date of redemption, repayment or conversion) will fall due on the Maturity Date or the earlier date of redemption, repayment or conversion, payable after as well as before maturity and after as well as before default, with interest on amounts after maturity or in default at the same rate, compounded semi-annually, computed on the basis of a 360-day year composed of twelve 30-day months. The first interest payment will include interest accrued and unpaid from and including February 9, 2015 to, but excluding, August 28, 2015.

Interest hereon shall be payable by cheque mailed by prepaid ordinary mail or by electronic transfer of funds to the registered holder hereof and, subject to the provisions of the Indenture, the sending of such electronic transfer of funds shall, to the extent of the sum represented thereby (plus the amount of any tax withheld), satisfy and discharge all liability for interest on this Initial Debenture.

This Initial Debenture is one of the 5.75% Convertible Unsecured Subordinated Debentures due February 28, 2020 (referred to herein as the “Initial Debentures”) of the Corporation issued or issuable in one or more series under the provisions of the Indenture. The Initial Debentures authorized for issue immediately are limited to an aggregate principal amount of eighty six million two hundred and fifty thousand dollars in lawful money of the United States ($86,250,000). Reference is hereby expressly made to the Indenture for a description of the terms and conditions upon which the Initial Debentures are issued and held and the rights and remedies of the holders of the Initial Debentures and of the Corporation and of the Debenture Trustee, all to the same effect as if the provisions of the Indenture were herein set out to all of which provisions the holder of this Initial Debenture by acceptance hereof assents.

The Initial Debentures are issuable only in denominations of $1,000 and integral multiples thereof. Upon compliance with the provisions of the Indenture, Initial Debentures of any denomination may be exchanged for an equal aggregate principal amount of Initial Debentures in any other authorized denomination or denominations.

The whole, or if this Initial Debenture is a denomination in excess of $1,000, any part which is $1,000 or an integral multiple thereof, of the principal of this Initial Debenture is convertible, at the option of the holder hereof, upon surrender of this Initial Debenture at the principal offices of the Debenture Trustee in Toronto, Ontario, at any time prior to the close of business on the earlier of (i) the Business Day immediately preceding the Maturity Date, (ii) the Business Day immediately preceding the date specified for redemption of this Initial Debenture, and (iii) the Business Day immediately preceding the payment date in the event the Corporation is required to offer to repurchase the Debentures in the event of a Change of Control, into Shares at a conversion price of approximately $6.55 per Share, being a conversion rate of 152.6718 Shares for each $1,000 principal amount of Initial Debentures so converted, all subject to the terms and conditions and in the manner set out in the Indenture. The Indenture makes provision for the adjustment of the Conversion Rate in the events therein specified. No fractional Shares will be issued on any conversion but in lieu thereof, the Corporation will satisfy such fractional interest by a cash payment equal to the fractional interest multiplied by the Current Market Price, as defined in the Indenture. Holders converting their Initial Debentures will receive, as the case may be, interest which has accrued and is unpaid in respect thereof from the most recent Interest Payment Date to but excluding the date of conversion.

This Initial Debenture may be redeemed at the option of the Corporation on the terms and conditions set out in the Indenture at the Redemption Price therein and herein set out provided that this Initial Debenture is not redeemable before February 28, 2018 except in the event of the satisfaction of certain conditions after a Change of Control has occurred. On and after February 28, 2018 and prior to February 28, 2020, the Initial Debentures may be redeemed at the option of the Corporation at the redemption price equal to the principal amount of the Initial Debentures plus accrued and unpaid interest thereon up to but excluding the date set for redemption provided, among other things, the Current Market Price is at least 125% of the Conversion Price and, in addition thereto, at the time of redemption, the Corporation shall pay to the holder accrued and unpaid interest and otherwise on the terms and conditions described in the Indenture. In connection with the redemption of the Initial Debentures, the Corporation may, on notice as provided in the Indenture, at its option and subject to any applicable regulatory approval and applicable securities law, elect to satisfy its obligation to pay all or a portion of the applicable Redemption Price by the issue of that number of Freely-Tradeable Shares obtained by dividing the applicable Redemption Price by 95% of the Current Market Price of the Shares on the Redemption Date.

Within 30 days following a Change of Control of the Corporation, the Corporation is required to deliver to the Debenture Trustee a notice in writing stating that there has been a Change of Control and specifying the date on which such Change of Control occurred and the circumstances or events giving rise to such Change of Control together with an offer in writing to purchase for cash all of the Initial Debentures then outstanding from the holders thereof at a price per Initial Debenture equal to 100% of the principal amount thereof together with accrued and unpaid interest thereon up to but excluding the Change of Control Purchase Date, as such term is defined in the Debenture. If 90% or more of the principal amount of the Initial Debentures outstanding on the date the Corporation provides the Debenture Offer to the Debenture Trustee have been tendered for purchase pursuant to the Debenture Offer, the Corporation has the right to redeem all the remaining outstanding Initial Debentures at the same price.

If an Offer for all of the outstanding Debentures of a series is made which is a take-over bid for Debentures within the meaning of the Securities Act (Ontario) and Debentures representing 90% or more of the principal amount of all the then-outstanding Debentures (other than Debentures held at the date of the take-over bid by or on behalf of the Offeror, Associates or Affiliates of the Offeror or anyone acting jointly or in concert with the Offeror) are taken up and paid for by the Offeror, the Offeror will be entitled to acquire the Debentures of those holders who did not accept the Offer on the same terms as the Offeror acquired the first 90% or more of the principal amount of the Debentures.

The Corporation may, on notice as provided in the Indenture, at its option and subject to any applicable regulatory approval, elect to satisfy the obligation to repay all or any portion of the principal amount of this Initial Debenture due on the Maturity Date by the issue of that number of Freely-Tradeable Shares obtained by dividing the principal amount of this Initial Debenture to be paid for in Shares pursuant to the exercise by the Corporation of the Share Repayment Right by 95% of the Current Market Price on the Maturity Date.

The indebtedness evidenced by this Initial Debenture, and by all other Initial Debentures now or hereafter certified and delivered under the Indenture, is a direct unsecured obligation of the Corporation, and is subordinated in right of payment, to the extent and in the manner provided in the Indenture, to the prior payment of all Senior Indebtedness, whether outstanding at the date of the Indenture or thereafter created, incurred, assumed or guaranteed.

The principal hereof may become or be declared due and payable before the stated maturity in the events, in the manner, with the effect and at the times provided in the Indenture.

The Indenture contains provisions making binding upon all holders of Debentures outstanding thereunder (or in certain circumstances specific series of Debentures) resolutions passed at meetings of such holders held in accordance with such provisions and instruments signed by the holders of a specified majority of Debentures outstanding (or specific series), which resolutions or instruments may have the effect of amending the terms of this Initial Debenture or the Indenture.

This Initial Debenture may be transferred, only upon compliance with the conditions prescribed in the Indenture, in one of the registers to be kept at the principal offices of the Debenture Trustee in Toronto, Ontario and in such other place or places and/or by such other registrars (if any) as the Corporation with the approval of the Debenture Trustee may designate. No transfer of this Initial Debenture shall be valid unless made on the register by the registered holder hereof or his executors or administrators or other legal representatives, or his or their attorney duly appointed by an instrument in form and substance satisfactory to the Debenture Trustee or other registrar, and upon compliance with such reasonable requirements as the Debenture Trustee and/or other registrar may prescribe and upon surrender of this Initial Debenture for cancellation. Thereupon a new Initial Debenture or Initial Debentures in the same aggregate principal amount shall be issued to the transferee in exchange hereof.

This Initial Debenture shall not become obligatory for any purpose until it shall have been certified by the Debenture Trustee under the Indenture.

If any of the provisions of this Initial Debenture are inconsistent with the provisions of the Indenture, the provisions of the Indenture shall take precedence and shall govern. Capitalized words or expressions used in this Initial Debenture shall, unless otherwise defined herein, have the meaning ascribed thereto in the Indenture. Unless otherwise indicated, all dollar amounts expressed in this Initial Debentures are in lawful money of the United States and all payments required to be made hereunder and thereunder shall be made in United States dollars.

The Indenture and this Debenture shall be governed by, and construed in accordance with, the laws of the Province of Ontario and the federal laws of Canada applicable therein.

[remainder of this page intentionally left blank]

IN WITNESS WHEREOF PRIMERO MINING CORP. has caused this Initial Debenture to be signed by its authorized representatives as of the 9th day of February, 2015.

PRIMERO MINING CORP.
By: ________________________________________________
Name:
Title:

DEBENTURE TRUSTEE’S CERTIFICATE

This Initial Debenture is one of the 5.75% Convertible Unsecured Subordinated Debentures due February 28, 2020 referred to in the Indenture within mentioned.

COMPUTERSHARE TRUST COMPANY OF CANADA

By:    ______________________________
         (Authorized Officer)

REGISTRATION PANEL

(No writing hereon except by Debenture Trustee or other registrar)

Date of Registration	In Whose Name Registered	Signature of Debenture Trustee or Registrar

FORM OF ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto •, whose address and social insurance number, if applicable, are set out below, this Initial Debenture (or $______ principal amount hereof *) of Primero Mining Corp. standing in the name(s) of the undersigned in the register maintained by the Debenture Trustee with respect to such Initial Debenture and does hereby irrevocably authorize and direct the Debenture Trustee to transfer such Initial Debenture in such register, with full power of substitution in the premises.

Dated: _________________________

Address of Transferee: __________________________________________________________________________________________________________
(Street Address, City, Province and Postal Code)

Social Insurance Number of Transferee, if applicable: _____________________________________________________________

* If less than the full principal amount of the within Initial Debenture is to be transferred, indicate in the space provided the principal amount (which must be $1,000 or an integral multiple thereof, unless you hold an Initial Debenture in a non-integral multiple of $1,000, in which case such Initial Debenture is transferable only in its entirety) to be transferred.

1.

The signature(s) to this assignment must correspond with the name(s) as written upon the face of this Initial Debenture in every particular without alteration or any change whatsoever. The signature(s) on this form must be guaranteed by one of the following methods:

Canada and the USA: A Medallion Signature Guarantee obtained from a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, MSP). Many commercial banks, savings banks, credit unions, and all broker dealers participate in a Medallion Signature Guarantee Program. The Guarantor must affix a stamp bearing the actual words “Medallion Guaranteed”.

Canada: A Signature Guarantee obtained from a major Canadian Schedule I chartered bank. The Guarantor must affix a stamp bearing the actual words “Signature Guaranteed”. Signature Guarantees are not accepted from Treasury Branches, Credit Unions or Caisses Populaires unless they are members of a Medallion Signature Guarantee Program.

Outside North America: For holders located outside North America, present the certificate(s) and/or document(s) that require a guarantee to a local financial institution that has a corresponding Canadian or American affiliate which is a member of an acceptable Medallion Signature Guarantee Program. The corresponding affiliate will arrange for the signature to be over- guaranteed.

2.

The registered holder of this Initial Debenture is responsible for the payment of any documentary, stamp or other transfer taxes that may be payable in respect of the transfer of this Initial Debenture.

Signature of Guarantor:

Authorized Officer	Signature of transferring registered holder

Name of Institution

EXHIBIT “1”
TO CDS GLOBAL DEBENTURE

PRIMERO MINING CORP.

5.75% CONVERTIBLE UNSECURED SUBORDINATED DEBENTURES

Initial Aggregate Principal Amount:	[$_________]

CUSIP 74164WAB2

ISIN CA 74164WAB24

Signature of the Debenture Trustee: ______________________

ADJUSTMENTS

Date	Amount of Increase	Amount of Decrease	New Principal Amount	Authorization

SCHEDULE “B”
FORM OF REDEMPTION NOTICE

TO THE TRUST INDENTURE BETWEEN
PRIMERO MINING CORP.
AND
COMPUTERSHARE TRUST COMPANY OF CANADA

SCHEDULE “B”
FORM OF REDEMPTION NOTICE

PRIMERO MINING CORP.
5.75% CONVERTIBLE UNSECURED SUBORDINATED DEBENTURES
REDEMPTION NOTICE

To:	Holders of 5.75% Convertible Unsecured Subordinated Debentures (the “Debentures”) of Primero Mining Corp. (the “Corporation”)

Note:	All capitalized terms used herein have the meaning ascribed thereto in the Indenture mentioned below, unless otherwise indicated.

Notice is hereby given pursuant to Section 4.3 of the trust indenture (the “Indenture”) dated as of February 9, 2015 between the Corporation and Computershare Trust Company of Canada (the “Debenture Trustee”), that the aggregate principal amount of $• of the $• of Debentures outstanding will be redeemed as of • (the “Redemption Date”), upon payment of a redemption amount of $1,000 for each $1,000 principal amount of Debentures, being equal to the aggregate of (i) $• (the “Redemption Price”), and (ii) all accrued and unpaid interest hereon to but excluding the Redemption Date (collectively, the “Total Redemption Price”).

The Total Redemption Price will be payable upon presentation and surrender of the Debentures called for redemption at the following corporate trust office:

Computershare Trust Company of Canada |
100 University Avenue, 8th Floor
Toronto, Ontario M5J 2Y1

Attention: Manager, Corporate Trust

The interest upon the principal amount of Debentures called for redemption shall cease to be payable from and after the Redemption Date, unless payment of the Total Redemption Price shall not be made on presentation for surrender of such Debentures at the above-mentioned corporate trust office on or after the Redemption Date or prior to the setting aside of the Total Redemption Price pursuant to the Indenture.

[Pursuant to Section 4.6 of the Indenture, the Corporation hereby irrevocably elects to satisfy its obligation to pay to the holders of Debentures $• of the Redemption Price payable to holders of Debentures in accordance with this notice by issuing and delivering to the holders that number of Freely-Tradeable Shares obtained by dividing the Redemption Price by 95% of the then-Current Market Price of the Shares.

No fractional Shares shall be delivered upon the exercise by the Corporation of the above-mentioned redemption right but, in lieu thereof, the Corporation shall pay the cash equivalent thereof determined on the basis of the Current Market Price of Shares on the Redemption Date (less any tax required to be deducted, if any).

Upon presentation and surrender of the Debentures for payment on the Redemption Date, the Corporation shall, on the Redemption Date, make the delivery to the Debenture Trustee, at the above-mentioned corporate trust office, for delivery to and on account of the holders, of certificates representing the Freely-Tradeable Shares to which holders are entitled together with the cash equivalent in lieu of fractional Shares, cash for all accrued and unpaid interest up to, but excluding, the Redemption Date, and, if only a portion of the Debentures are to be redeemed by issuing Freely-Tradeable Shares, cash representing the balance of the Redemption Price.]

DATED:  _________________________________

PRIMERO MINING CORP.

By:  _____________________________________
       Name:
       Title:

C-1

SCHEDULE “C”
FORM OF MATURITY NOTICE

TO THE TRUST INDENTURE BETWEEN
PRIMERO MINING CORP.
AND
COMPUTERSHARE TRUST COMPANY OF CANADA

C-2

SCHEDULE “C”
FORM OF MATURITY NOTICE

PRIMERO MINING CORP.
5.75% CONVERTIBLE UNSECURED SUBORDINATED DEBENTURES
MATURITY NOTICE

To:	Holders of 5.75% Convertible Unsecured Subordinated Debentures (the “Debentures”) of Primero Mining Corp. (the “ Corporation”)

Note:	All capitalized terms used herein have the meaning ascribed thereto in the Indenture mentioned below, unless otherwise indicated.

Notice is hereby given pursuant to Section 4.11(b) of the trust indenture (the “Indenture”) dated as of February 9, 2015 between the Corporation and Computershare Trust Company of Canada, as trustee (the “Debenture Trustee”), that the Debentures are due and payable as of February 28, 2020 (the “Maturity Date”) and the Corporation elects to satisfy its obligation to pay to holders of Debentures $• of the principal amount of the Debentures outstanding on the Maturity Date by issuing and delivering to the holders that number of Freely-Tradeable Shares equal to the number obtained by dividing such principal amount of the Debentures by 95% of the Current Market Price of Shares on the Maturity Date.

No fractional Shares shall be delivered on exercise by the Corporation of the above-mentioned repayment right but, in lieu thereof, the Corporation shall pay the cash equivalent thereof determined on the basis of the Current Market Price of Shares on the Maturity Date (less any tax required to be deducted, if any). In this connection, upon presentation and surrender of the Debentures for payment on the Maturity Date, the Corporation shall, on the Maturity Date, make delivery to the Debenture Trustee, at its principal corporate trust office in Toronto, Ontario, for delivery to and on account of the holders, of certificates representing the Freely-Tradeable Shares to which holders are entitled together with the cash equivalent in lieu of fractional Shares, cash for all accrued and unpaid interest up to, but excluding, the Maturity Date and if only a portion of the Debentures are to be repaid by issuing Freely-Tradeable Shares, cash representing the balance of the principal amount, premium (if any) and interest (if any) due on the Maturity Date.

DATED:
____________________________________________

PRIMERO MINING CORP.
By:
_____________________________________________
Name:
Title:
By:
_____________________________________________
Name:
Title:

SCHEDULE “D”
FORM OF NOTICE OF CONVERSION

TO THE TRUST INDENTURE BETWEEN
PRIMERO MINING CORP.
AND
COMPUTERSHARE TRUST COMPANY OF CANADA

SCHEDULE “D”

FORM OF NOTICE OF CONVERSION

PRIMERO MINING CORP.
5.75% CONVERTIBLE UNSECURED SUBORDINATED DEBENTURES
NOTICE OF CONVERSION

To:	PRIMERO MINING CORP.

Note:	All capitalized terms used herein have the meaning ascribed thereto in the Indenture mentioned below, unless otherwise indicated.

The undersigned registered holder of 5.75% Convertible Unsecured Subordinated Debentures in the principal amount of $• bearing Certificate No. 2015-1 irrevocably elects to convert such Debentures (or $_______ principal amount thereof *) in accordance with the terms of the Indenture referred to in such Debentures and tenders herewith the Debentures, and, if applicable, directs that the Shares of Primero Mining Corp. issuable upon a conversion be issued and delivered to the person indicated below. (If Shares are to be issued in the name of a person other than the holder, all requisite transfer taxes must be tendered by the undersigned).

Dated: _________________________________________________________________________
(Signature of Registered Holder)

* If less than the full principal amount of the Debentures, indicate in the space provided the principal amount (which must be $1,000 or integral multiples thereof).

NOTE:	If Shares are to be issued in the name of a person other than the holder, the signature must be guaranteed by one of the following methods:

Canada and the USA: A Medallion Signature Guarantee obtained from a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, MSP). Many commercial banks, savings banks, credit unions, and all broker dealers participate in a Medallion Signature Guarantee Program. The Guarantor must affix a stamp bearing the actual words “Medallion Guaranteed”.

Canada: A Signature Guarantee obtained from a major Canadian Schedule I chartered bank. The Guarantor must affix a stamp bearing the actual words “Signature Guaranteed”. Signature Guarantees are not accepted from Treasury Branches, Credit Unions or Caisses Populaires unless they are members of a Medallion Signature Guarantee Program.

Outside North America: For holders located outside North America, present the certificate(s) and/or document(s) that require a guarantee to a local financial institution that has a corresponding Canadian or American affiliate which is a member of an acceptable Medallion Signature Guarantee Program. The corresponding affiliate will arrange for the signature to be over-guaranteed.

(Print name in which Shares are to be issued, delivered and registered)

Name: _______________________________________________

Address _____________________________________________

_____________________________________________________

City, Province and Postal Code _____________________________

Name of guarantor: ______________________________________

Authorized signature: ____________________________________